As filed with the Securities and Exchange Commission on March 30, 2007.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TERRA CAPITAL, INC.*
(Exact name of registrant as specified in its charter)

Delaware	2870	42-1431650
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa 51102
Telephone: (712) 277-1340
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

John W. Huey
Vice President and Corporate Secretary
Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa 51102-6000
Telephone: (712) 277-1340
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carter W. Emerson, P.C.
Gerald T. Nowak, Esq.
Kirkland & Ellis LLP
200 E. Randolph Drive
Chicago, Illinois 60601
Telephone: (312) 861-2000

*	The co-registrants listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

Approximate date of commencement of proposed sale of the securities to the public:  The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit(1)	Offering Price	Fee
7% Senior Notes due 2017, Series B	$330,000,000	100%	$330,000,000	$10,131(1)
Guarantees on Senior Notes(2)	$330,000,000	—	—	(3)

(1)	Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.
(2)	All subsidiary guarantors are wholly owned subsidiaries of the registrant and have each guaranteed the Notes being registered.
(3)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

The Registrant and the Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Co-Registrants

I.R.S. Employer
Exact Name of Co-Registrants*	Jurisdiction of Formation	Identification No.

Beaumont Ammonia Inc.	Delaware	39-1917518
Beaumont Holdings Corporation	Delaware	42-1490799
BMC Holdings Inc.	Delaware	73-1394219
Port Neal Corporation	Delaware	42-1443999
Terra (U.K.) Holdings Inc.	Delaware	39-1917519
Terra Capital Holdings, Inc.	Delaware	42-1431905
Terra Industries Inc.	Maryland	52-1145429
Terra International (Oklahoma) Inc.	Delaware	42-1321208
Terra International, Inc.	Delaware	36-2537046
Terra Methanol Corporation	Delaware	42-1431904
Terra Nitrogen Corporation	Delaware	72-1159610
Terra Real Estate Corporation	Iowa	42-1178622
Terra Houston Ammonia, Inc.	Delaware	64-0877703
Terra Mississippi Holdings Corp.	Mississippi	64-0292638
Terra Mississippi Nitrogen Inc.	Delaware	64-0354930
Terra Nitrogen GP Holdings, Inc.	Delaware	20-3382709

*	The address for each of the co-registrants is c/o Terra Capital, Inc., Terra Centre, 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa 51102-6000, telephone: (712) 277-1340. The name, address, including zip code of the agent for service for each of the co-registrants is John W. Huey, Vice President and Corporate Secretary of Terra Capital, Inc., Terra Centre, 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa 51102. The telephone number, including area code, of the agent for service for each of the co-registrant’s is (712) 277-1340. The primary standard industrial classification number for each of the co-registrants is 2870.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell nor is it an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 30, 2007

PROSPECTUS

TERRA CAPITAL, INC.

Exchange Offer for
$330,000,000
7% Senior Notes due 2017, Series B

We are offering to exchange:

up to $330,000,000 of our new 7% Senior Notes due 2017, Series B,
and the guarantees thereof

for

a like amount of our outstanding 7% Senior Notes due 2017, and the guarantees thereof.

Material Terms of the Exchange Offer

•	The terms of the notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

•	The exchange notes will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior obligations and senior to our subordinated indebtedness. The exchange notes will be unconditionally guaranteed by Terra Industries Inc., our parent company, and certain of our wholly owned U.S. subsidiaries. The guarantees will be unsecured and will rank equal in right of payment with all of the existing and future senior obligations of such guarantors. The exchange notes and the guarantees will be effectively subordinated to our existing and future secured indebtedness to the extent of the assets securing that indebtedness.

•	Expires at 5:00 p.m., New York City time, on , 2007, unless extended.

•	The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

•	Not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the SEC.

•	We will not receive any proceeds from the exchange offer.

•	There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.

For a discussion of certain factors that you should consider before participating in this exchange offer, see “Risk Factors” beginning on page 8 of this prospectus.

Neither the SEC nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          , 2007

You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus is accurate as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted. See the “Where You Can Find More Information” section of this prospectus.

Until          , 2007, all dealers that, buy, sell or trade the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information important to you. We urge you to read this prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes. In this prospectus, unless the context requires otherwise, “Terra Industries,” the “company,” “we,” “us” and “our” each refers to Terra Industries Inc. and its subsidiaries, including Terra Capital, Inc. “Terra Capital” refers to Terra Capital, Inc., the issuer of the notes. Substantially all the consolidated assets of Terra Industries are held by Terra Capital and its subsidiaries. See “— Terra Industries Inc. Pro Forma Summary Capital Structure.”

The Company

We are a leading North American and U.K. producer and marketer of nitrogen products serving both agricultural and industrial end use markets. In addition, we own a 50% interest in Point Lisas Nitrogen Limited (“PLNL”), an ammonia production joint venture in the Republic of Trinidad and Tobago. We are one of the largest North American producers of ammonia, the basic building block of nitrogen products. We upgrade a significant portion of the ammonia we produce into higher value products, which are easier for distributors and farmers to transport, store and apply to crops than ammonia. We own nine manufacturing facilities in North America and the U.K. capable of producing nitrogen products.

Terra Industries Inc.
Summary Capital Structure

(1)	Borrowers under the Terra Capital revolving credit facility are Terra Capital, Inc., Terra Mississippi Holdings Corp. and Terra Nitrogen (U.K.) Ltd.

(2) Guarantor under Terra Capital revolving credit facility.

(3) Guarantor of new senior notes.

(4) Terra Nitrogen Company, L.P. separate $50 million revolving credit facility.

Summary of the Exchange Offer

The Initial Offering of Outstanding Notes.	We sold the outstanding notes on February 2, 2007 to Citigroup Global Markets Inc. We refer to this party in this prospectus as the “initial purchaser.” The initial purchaser subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Registration Rights Agreement	Simultaneously with the initial sale of the outstanding notes, we entered into a registration rights agreement for the exchange offer. In the registration rights agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the SEC within 90 days of issuing the outstanding notes and to cause the registration statement to become effective under the Securities Act within 120 days of issuing the outstanding notes. The exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

If we do not comply with the conditions above or our obligation to use our reasonable efforts to complete this exchange offer within 150 days of issuing the outstanding notes, we will pay liquidated damages in cash in an amount equal to 0.25% per annum of the aggregate principal amount of outstanding notes during the first 90 days, increasing by 0.25% per annum for each subsequent 90-day period, up to a maximum of 1.00% per annum, until we are in compliance. For more details, see “The Exchange Offer.”

The Exchange Offer	We are offering to exchange the exchange notes, which have been registered under the Securities Act for your outstanding notes, which were issued on February 2, 2007 in the initial offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales	We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

• the exchange notes are being acquired in the ordinary course of your business;

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

• you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-marking or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Record Date	We mailed this prospectus and the related exchange offer documents to registered holders of outstanding notes on , 2007.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2007, unless we decide to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC.

Procedures for Tendering Outstanding Notes	We issued the outstanding notes as global securities. When the outstanding notes were issued, we deposited the global notes representing the outstanding notes with U.S. Bank National Association, as book-entry depositary. U.S. Bank National Association issued a certificateless depositary interest in each global note we deposited with it, which represents a 100% interest in the notes, to The Depositary Trust Company, known as DTC. Beneficial interests in the outstanding notes, which are held by direct or indirect participants in DTC through the certificateless depositary interest, are shown on records maintained in book-entry form by DTC.

You may tender your outstanding notes through book-entry transfer in accordance with DTC’s Automated Tender Offer Program, known as ATOP. To tender your outstanding notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the outstanding notes to the exchange agent or comply with the procedures for guaranteed delivery. See “The Exchange Offer — Procedures for Tendering Outstanding Notes” for more information.

Do not send letters of transmittal and certificates representing outstanding notes to us. Send these documents only to the exchange agent. See “The Exchange Offer — Exchange Agent” for more information.

Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York City time on , 2007.

Material Federal Income Tax Considerations	The exchange of outstanding notes will not be a taxable event for United States federal income tax purposes. You should read “Material United States Federal Income Tax Considerations” for a discussion of the significant U.S. federal income tax consequences of exchanging your outstanding notes. You should consult your own tax advisor as to the consequences of the exchange to you.

Consequences of Failure to Exchange	Outstanding notes that are not tendered will be subject to the existing transfer restrictions on such notes after the exchange offer. We will have no further obligation to register the outstanding notes. If you do not participate in the exchange offer, the liquidity of your outstanding notes could be adversely affected.

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer.

Summary of Terms of the Exchange Notes

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same indenture. We use the term notes in this prospectus to collectively refer to the outstanding notes and the exchange notes.

Issuer	Terra Capital, Inc., a Delaware corporation.

Securities	$330 million in principal amount of 7% Senior Notes due 2017, Series B and the guarantees thereof.

Maturity Date	February 1, 2017.

Interest	Annual rate: 7%. Payment frequency: semi-annually on February 1 and August 1 of each year, beginning on August 1, 2007.

Guarantees	The notes will be guaranteed by Terra Industries Inc. and our material 100% owned U.S. Subsidiaries. Terra Nitrogen, Limited Partnership, Terra Nitrogen GP Inc., Terra Nitrogen Company, L.P., our foreign subsidiaries and our immaterial domestic subsidiaries will not guarantee the notes.

Ranking	The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior obligations, and senior to any of our subordinated indebtedness. The guarantees of the notes by our parent company and certain of our subsidiaries will rank equally to all of such subsidiaries’ existing and future senior obligations. The notes and the guarantees thereof will be effectively subordinated to all secured indebtedness of ours and the guarantors to the extent of the assets securing such indebtedness and to all liabilities of our subsidiaries that do not guarantee the notes. As of December 31, 2006, on a pro forma basis after giving effect to the offering and the application of proceeds as described under “Use of Proceeds,” we would have had no secured debt outstanding, $182.3 million of availability under our secured revolving credit facilities (of which $50 million is available for borrowings solely by TNLP), net of $17.7 million of outstanding letters of credit and our non-guarantor subsidiaries would have had $200.2 million of liabilities (including minority interest).

Optional Redemption	We may redeem some or all of the notes at any time prior to 2012 at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a “make-whole” premium. The “make-whole” premium will be based on a discount rate equal to the yield on a comparable U.S. Treasury Security plus 50 basis points. Thereafter, we may redeem some or all of the notes at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. See “Description of Notes — Optional Redemption.”

In addition, prior to February 1, 2010, we may redeem up to 35% of the notes from the proceeds of certain equity offerings at 107% of the principal amount, plus accrued and unpaid interest, if any,

to the date of redemption. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of the notes issued remain outstanding and the redemption occurs within 90 days of the date of equity closing. See “Description of Notes — Optional Redemption.”

Change of Control	Upon the occurrence of a change of control, you will have the right to require us to repurchase some or all of your notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. The occurrence of those events will impose similar repurchase requirements or may be an event of default under our revolving credit facility. We may not have enough funds or the terms of other debt may prevent us from purchasing the notes. See “Description of Notes — Change of Control.”

Certain Covenants	The indenture governing the notes contain covenants that will limit, among other things, our ability and the ability of our restricted subsidiaries to:

• incur additional debt;

• pay dividends on capital stock or repurchase capital stock;

• make certain investments;

• create liens on our assets to secure debt;

• enter into transactions with affiliates;

• create restrictions on our restricted subsidiaries’ abilities to pay dividends or make other payments;

• enter into sale and leaseback transactions;

• engage in other businesses; or

• sell all or substantially all of our assets or merge with or into other companies.

These covenants are subject to important exceptions and qualifications and the requirement to comply with certain covenants may be suspended upon achievement of investment grade ratings for the notes.

Risk Factors

You should consider carefully all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section entitled “Risk Factors” for an explanation of certain risks of investing in the notes.

RISK FACTORS

You should carefully consider each of the following factors and all of the other information set forth in this prospectus before deciding to participate in the exchange offer. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, we may not be able to make principal and interest payments on the notes, and you may lose all or part of your investment.

Risks Associated with the Exchange Offer

Because there is no public market for the notes, you may not be able to resell your notes.

The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange notes; or

•	the price at which the holders would be able to sell their exchange notes.

If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.

We understand that the initial purchaser presently intends to make a market in the notes. However, it is not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the notes or that any trading market that does develop will be liquid.

In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see “The Exchange Offer.”

Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your notes will continue to be subject to existing transfer restrictions and you may not be able to sell your outstanding notes.

We will not accept your notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of notes, we will not accept your notes for exchange.

If you do not exchange your outstanding notes, your outstanding notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your outstanding notes.

We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes, you will lose your right to have your outstanding notes registered under the federal securities laws. As a result, if you hold outstanding notes after the exchange offer, you may not be able to sell your outstanding notes.

Risks Relating to the Notes

Our substantial indebtedness could impair our financial health and prevent us from fulfilling our obligations under the notes.

We have a significant amount of debt. The following chart shows important credit statistics and is presented assuming we had completed this offering and the related transactions as described in “Use of Proceeds” on December 31, 2006 and applied the proceeds as described herein:

	Pro Forma at
	December 31, 2006
	Terra Capital	Terra Industries
	Consolidated	Consolidated
	(dollars in millions)

Total debt	$330.0	$330.0
Stockholder’s/Stockholders’ equity	62.6	444.2
Total debt to stockholder’s/stockholders/equity ratio	5.27	0.74

On a pro forma basis, Terra Capital’s and Terra Industries’ ratios of earnings to fixed charges for the last twelve months ended December 31, 2006 would have been 0.37 and 0.92, respectively. On a pro forma basis, Terra Capital’s and Terra Industries’ earnings for the last twelve months ended December 31, 2006 would have been insufficient to cover fixed charges by $51.2 million and $9.2 million, respectively.

Our high level of debt and our debt service obligations could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	reduce the amount of money available to finance our operations, capital expenditures and other activities;

•	increase our vulnerability to economic downturns and industry conditions;

•	limit our flexibility in responding to changing business and economic conditions, including increased competition and demand for new products and services;

•	place us at a disadvantage when compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds.

We may incur substantial additional debt in the future, and we may do so in order to finance future acquisitions and investments. The terms of the indenture governing the notes permit us and our subsidiaries to incur such debt. Adding more debt to our current debt levels could intensify risks related to leverage that we now face.

The notes will be unsecured and will be effectively subordinated to our secured indebtedness, including our revolving credit facility.

Our obligations under the notes and the guarantors’ obligations under the guarantees of the notes will not be secured by any of our or our subsidiaries’ assets. The indenture governing the notes permits us and our subsidiaries to incur secured indebtedness, including pursuant to our revolving credit facility, purchase money instruments and other forms of secured indebtedness. As a result, the notes and the guarantees thereof will be effectively subordinated to all secured indebtedness of ours and the guarantors to the extent of the assets securing such indebtedness. As of December 31, 2006, on a pro forma basis after giving effect to the offering and the application of proceeds as described under “Use of Proceeds,” we would have had no secured debt outstanding and $182.3 million of availability under our secured revolving credit facilities (of which $50 million is available for borrowings solely by TNLP), net of $17.7 million of outstanding letters of credit. If we and the guarantors were to become insolvent or otherwise fail to make payments on the notes, holders of our and our guarantors’ secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the notes would receive any payments. You may therefore not be fully repaid in the event we become insolvent or otherwise fail to make payments on the notes.

The notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries.

The notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries that are not guaranteeing the notes, which include two of our domestic subsidiaries and all of our non-U.S. subsidiaries. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. For the period ended December 31, 2006, the subsidiaries that are not guaranteeing the notes had net sales of $971.5 million; held $1,292.0 million of our total assets and our non-guarantor subsidiaries had $200.2 million of liabilities (including minority interest). Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

Despite current anticipated indebtedness levels and restrictive covenants, we may incur additional indebtedness in the future.

Despite our current level of indebtedness, we may be able to incur substantial additional indebtedness, including additional secured indebtedness. Although the terms of the indenture and our revolving credit facility will restrict us and our restricted subsidiaries from incurring additional indebtedness, these restrictions are subject to important exceptions and qualifications including with respect to our ability to incur additional senior secured debt. If we or our subsidiaries incur additional indebtedness, the risks that we and they now face as a result of our leverage could intensify. If our financial condition or operating results deteriorate, our relations with our creditors, including the holders of the notes, the lenders under our senior secured credit facility and our suppliers, may be materially and adversely affected.

We may not be able to generate sufficient cash flows to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures depends on our ability to generate cash from our future operations. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Our business may not generate sufficient cash flow from operations, or future borrowings under our revolving credit facility or from other sources, may not be available to us in an amount sufficient, to enable us to repay our indebtedness or to fund our other liquidity needs, including capital expenditure requirements. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, strategic acquisitions, investments or alliances. Our revolving credit facility and the indenture governing the notes will restrict our ability to sell assets and use the proceeds from such sales. Additionally, we may not be able to refinance any of our indebtedness on commercially reasonable terms, or at all. If we cannot service our indebtedness, it could impede the implementation of our business strategy or prevent us from entering into transactions that would otherwise benefit our business.

Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees of the notes.

The issuance of the subsidiary guarantees of the notes may be subject to review under U.S. federal bankruptcy law and comparable provisions of state or foreign fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of a subsidiary guarantor’s unpaid creditors.

Generally speaking and depending upon the specific law applicable to the situation, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time the subsidiary guarantor issued the guarantee of the notes:

•	it issued the guarantee to delay, hinder or defraud present or future creditors; or

•	it received less than reasonably equivalent value or fair consideration for issuing the guarantee and at the time it issued the guarantee:

•	it was insolvent or rendered insolvent by reason of issuing the guarantee, or

•	it was engaged, or about to engage, in a business or transaction for which its assets, after giving effect to its potential liability under the guarantee, constituted unreasonably small capital to carry on its business, or

•	it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature, then the court could void the obligations under the guarantee of the notes, subordinate the guarantee of the notes to that subsidiary guarantor’s other obligations or take other action detrimental to holders of the notes. If that occurs, the notes could become structurally subordinated to other obligations of the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent conveyance had occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain what standard a court would use to determine whether a subsidiary guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the notes would not be voided or the guarantee of the notes would not be subordinated to a subsidiary guarantor’s other debt. If such a case were to occur, a guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantor, the guarantee was incurred for less than fair consideration.

We may not be able to purchase the notes upon a change of control, which would result in a default in the indenture governing the notes and would adversely affect our business and financial condition.

In the event of a “change of control” (as defined in our bond indenture) or a “fundamental change” (as defined in the instruments governing our Series A convertible preferred shares), we may need to refinance large amounts of debt. If a change of control occurs, we must offer to buy back the notes under our indenture and the Series A convertible preferred shares for a price equal to 101% of the notes’ principal amount or 100% of the liquidation value of the Series A convertible preferred shares, as applicable, plus any interest or dividends which has accrued and remains unpaid as of the repurchase date. In addition, a change of control as defined in the indenture would constitute an event of default under our revolving credit facility, giving rise to a right of acceleration by the lenders thereunder. Our revolving credit facility and any future debt that we incur may also contain restrictions on repurchases in the event of a change of control or similar event. For example, under our current revolving credit facility, we are not permitted to purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of the notes except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the indenture. If a change of control were to occur, we may not have sufficient funds to pay our senior creditors and the purchase price of the outstanding notes tendered, and we expect that we would require third-party financing to do so. However, we may not be able to obtain such financing on favorable terms, or at all.

The definition of change of control as defined in the indenture includes, among other things, a disposition of “all or substantially all” of our assets. The phrase “all or substantially all” has no precise established meaning under applicable law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of our assets, and therefore it may be difficult for you to determine whether a change of control has occurred.

The change of control provisions may not protect you in a transaction in which we incur a large amount of debt, including a reorganization, restructuring, merger or other similar transaction, if the transaction does not involve a shift in voting power or beneficial ownership large enough to trigger a change of control as defined in the indenture governing the notes. See “Description of Notes — Change of Control.”

The trading prices for the notes will be directly affected by many factors, including our credit rating.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of the notes, or the trading market for the notes, to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the notes.

The agreement governing our revolving credit facilities contains and the covenants in the indenture governing the notes will impose, and covenants contained in agreements governing indebtedness we incur in the future may impose, restrictions that may limit our operating and financial flexibility.

The agreement governing our revolving credit facilities and the indenture governing the notes will contain a number of significant restrictions and covenants that will limit our ability and the ability of our restricted subsidiaries to:

•	incur additional debt;

•	pay dividends on our capital stock or repurchase our capital stock;

•	make certain investments;

•	enter into certain types of transactions with affiliates;

•	limit dividends or other payments by our restricted subsidiaries to us;

•	use assets as security in other transactions; and

•	sell certain assets or merge with or into other companies.

Additionally, our future indebtedness may contain covenants more restrictive in certain respects than the restrictions contained in the agreement governing our revolving credit facilities and the indenture governing the notes. Operating results below current levels or other adverse factors, including a significant increase in interest rates, could result in our being unable to comply with financial covenants that may be contained in any future indebtedness. If our indebtedness is in default for any reason, our business, financial condition and results of operations could be materially and adversely affected. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the notes and may make it more difficult for us to successfully execute our business strategy and compete against companies who are not subject to such restrictions.

Risks Relating to Our Business

Our results from operations have historically been influenced by a number of factors beyond our control which have, at times, had a significant effect on our operating results. Factors that may affect our operating results include: the relative balance of supply and demand for nitrogen fertilizers, industrial nitrogen and methanol, the availability and cost of natural gas, the number of planted acres — which is affected by both worldwide demand and governmental policies, the types of crops planted, the effect of general weather patterns on the timing and duration of field work for crop planting and harvesting, the effect of environmental legislation on supply and demand for our products, the availability of financing sources to fund seasonal working capital needs, and the potential for interruption to operations due to accidents or natural disasters.

A substantial portion of our operating expense is related to the cost of natural gas, and an increase in such cost, that is either unexpected or not accompanied by increases in selling prices of our products, could result in reduced profit margins and lower production of our products.

The principal raw material used to produce nitrogen products is natural gas. Natural gas purchases for the twelve month period ending December 31, 2006 comprised 46% of operating costs and expenses. A significant increase in the price of natural gas (which can be driven by, among other things, supply disruptions, cold weather and oil price spikes) that is not hedged or recovered through an increase in the price of related nitrogen products could result in reduced profit margins and lower product production. We have in the recent past idled one or more of our plants in response to high natural gas prices. A significant portion of our competitors’ global nitrogen production occurs at facilities with access to fixed-priced natural gas supplies. Our competitors’ facilities’ natural gas costs have been and likely will continue to be substantially lower than our costs.

Declines in the prices of our products may reduce our profit margins.

Prices for nitrogen products are influenced by the global supply and demand conditions for ammonia and other nitrogen-based products. Long-term demand is affected by population growth and rising living standards that determine food consumption. Short-term demand is affected by world economic conditions and international trade decisions. Supply is affected by increasing worldwide capacity and the increasing availability of nitrogen product exports from major producing regions such as the former Soviet Union, Canada, the Middle East, Trinidad and Venezuela. A substantial amount of new ammonia capacity is expected to be added abroad in the foreseeable future. When industry oversupply occurs, as is common in commodity businesses, the price at which we sell our nitrogen products typically declines, which results in reduced profit margins, lower production of products and plant closures. Supply in the U.S. and Europe is also affected by trade regulatory measures, which restrict import supply into those markets. Changes in those measures would likely adversely impact available supply and pricing.

Our products are subject to price volatility resulting from periodic imbalances of supply and demand, which may cause the results of our operations to fluctuate.

Historically, prices for our products have reflected frequent changes in supply and demand conditions. Changes in supply result from capacity additions or reductions and from changes in inventory levels. Demand for products is dependent on demand for crop nutrients by the global agricultural industry and on the level of industrial production. Periods of high demand, high capacity utilization and increasing operating margins tend to result in new plant investment and increased production until supply exceeds demand, followed by periods of declining prices and declining capacity utilization until the cycle is repeated. In addition, markets for our products are affected by general economic conditions. As a result of periodic imbalances of supply and demand, product prices have been volatile, with frequent and significant price changes. During periods of oversupply, the price at which we sell our products may be depressed and this could have a material adverse effect on our business, financial condition and results of operations.

Our products are global commodities and we face intense competition from other fertilizer producers.

Nitrogen fertilizer products are global commodities and can be subject to intense price competition from both domestic and foreign sources. Customers, including end-users, dealers and other crop-nutrients producers and distributors, base their purchasing decisions principally on the delivered price and availability of the product. We compete with a number of U.S. producers and producers in other countries, including state-owned and government-subsidized entities. The U.S. and the European Commission each have trade regulatory measures in effect which are designed to address this type of unfair trade. Changes in these measures could have an adverse impact on our sales and profitability of the particular products involved. Some of our principal competitors have greater total resources and are less dependent on earnings from nitrogen fertilizer sales. In addition, a portion of global production benefits from natural gas contracts that have been, and could continue to be, substantially lower priced than our natural gas. Our inability to compete successfully could result in the loss of customers, which could adversely affect sales and profitability.

Our business is subject to risks related to weather conditions.

Adverse weather conditions may have a significant effect on demand for our nitrogen products. Weather conditions that delay or intermittently disrupt field work during the planting and growing season may cause agricultural customers to use different forms of nitrogen fertilizer, which may adversely affect demand for the forms that we sell. Weather conditions following harvest may delay or eliminate opportunities to apply fertilizer in the fall. Weather can also have an adverse effect on crop yields, which lowers the income of growers and could impair their ability to pay for our products.

Our risk measurement and hedging activities might not prevent losses.

We manage our commodity price risk for our businesses as a whole. Although we have risk measurement systems in place that use various methodologies to quantify risk, these systems might not always be followed or might not always work as planned. Further, such risk measurement systems do not in themselves manage risk, and adverse changes involving volatility, adverse correlation of commodity prices and the liquidity of markets might still adversely affect our earnings and cash flows and our balance sheet under applicable accounting rules, even if risks have been identified. Our ability to manage our exposure to commodity price risk in the purchase of natural gas through the use of financial derivatives may be affected by limitations imposed by our bank agreement covenants.

In an effort to manage our financial exposure related to commodity price and market fluctuations, we have entered into contracts to hedge certain risks associated with our assets and operations. In these hedging activities, we have used fixed-price, forward, physical purchase and sales contracts, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges. Nevertheless, no single hedging arrangement can adequately address all risks present in a given contract or industry. Therefore, unhedged risks will always continue to exist. While we attempt to manage counterparty credit risk within guidelines established by our credit policy, we may not be able to successfully manage all credit risk and as such, future cash flows could be impacted by counterparty default.

We are substantially dependent on our manufacturing facilities and any disruption in their operation could result in a reduction of our production capacity and could cause us to incur substantial expenditures.

Our manufacturing operations may be subject to significant interruption if one or more of our facilities were to experience a major accident or were damaged by severe weather or other natural disaster. In addition, our operations are subject to hazards inherent in our industry. Some of those hazards may cause personal injury and loss of life, severe damage to or destruction of property and equipment and environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. For example, an explosion at our Port Neal, Iowa facility in 1994 required us to completely rebuild that facility and a June 1, 2006 explosion shut down our ammonia production plant in Billingham, England until repairs were completed in August. In addition, approximately four weeks of unplanned outages at PLNL during the 2006 third quarter to repair failing heat exchangers were only partly successful and the plant will be operating at about 80% of capacity until replacement exchangers are installed during scheduled turnaround in early 2007. We currently maintain insurance, including business interruption insurance, and expect that we will continue to do so in an amount which we believe is sufficient to allow us to withstand major damage to any of our facilities. There can be no assurance, however, that our insurance will cover all or any of such damages.

We may be adversely affected by environmental laws or regulations to which we are subject.

Our U.S., Canadian and U.K. operations and properties are subject to various federal, state and local environmental, safety and health laws and regulations, including laws relating to air quality, hazardous and solid materials and wastes, water quality, investigation and remediation of contamination, transportation and worker health and safety. We could incur substantial costs, including capital expenditures for equipment upgrades, fines and penalties and third-party claims for damages, as a result of compliance with, violations of or liabilities under environmental laws and regulations. We are also involved in the manufacture, handling, transportation, storage and disposal of materials that are or may be classified as hazardous or toxic by federal, state, provincial or other regulatory agencies. If such materials have been or are disposed of or released at sites that require investigation and/or remediation, we may be responsible under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or “CERCLA,” or analogous laws for all or part of the costs of such investigation and/or remediation, and for damages to natural resources. Under some of these laws, responsible parties may be held jointly and severally liable for such costs, regardless of fault or the legality of the original disposal or release.

We have liability as a potentially responsible party at certain sites under certain environmental remediation laws. We have also been subject to related claims by private parties alleging property damage and possible personal injury arising from contamination relating to our discontinued operations. We may be subject to additional liability or additional claims in the future. Some of these matters may require us to expend significant amounts for investigation and/or remediation or other costs and such liability could have a material adverse impact on our results of operations, financial position or net cash flows.

We may be required to install additional pollution control equipment at certain facilities in order to maintain compliance with applicable environmental requirements.

Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at ongoing operations. We may be required to install additional air and water quality control equipment, such as low emission burners, scrubbers, ammonia sensors and continuous emission monitors, at certain of our facilities in order to maintain compliance with applicable environmental requirements. Such investments would reduce income from future operations. Present and future environmental laws and regulations applicable to operations, more vigorous enforcement policies and discovery of unknown conditions may require substantial expenditures and may have a material adverse effect on results of operations, financial position or net cash flows.

Government regulation and agricultural policy may reduce the demand for our products.

Existing and future government regulations and laws may reduce the demand for our products. Existing and future agricultural and/or environmental laws and regulations may impact the amounts and locations of fertilizer application and may lead to decreases in the quantity of nitrogen fertilizer applied to crops. Any such decrease in the demand for fertilizer products could result in lower unit sales and lower selling prices for nitrogen fertilizer products. U.S. and E.U. governmental policies affecting the number of acres planted, the level of grain inventories, the mix of crops planted and crop prices could also affect the demand and selling prices of our products. In addition, we manufacture and sell ammonium nitrate (AN) in the U.K. and in the U.S. Ammonium nitrate can be used as an explosive and was used in the Oklahoma City bombing in April 1995. It is possible that either the U.S. or U.K. governments could impose limitations on the use, sale or distribution of AN, thereby limiting our ability to manufacture or sell this product.

We are subject to risks associated with our international operations.

Our international business operations are subject to numerous risks and uncertainties, including difficulties and costs associated with complying with a wide variety of complex laws, treaties and regulations; unexpected changes in regulatory environments; currency fluctuations; tax rates that may exceed those in the U.S.; earnings that may be subject to withholding requirements; and the imposition of tariffs, exchange controls or other restrictions. During 2006 we derived approximately 24% of our net sales from outside of the U.S. Our business operations include a 50% interest in an ammonia production joint venture in the Republic of Trinidad and Tobago and a 50% interest in an ammonia shipping joint venture that provides transportation of ammonia from the Trinidad facility to the U.S. and other world markets.

Our business may be adversely impacted by our high-cost leverage, which requires the use of a substantial portion of excess cash flow to service debt and may limit our access to additional capital.

Our debt could have important consequences on our business. For example, it could (i) increase our vulnerability to adverse economic and industry conditions by limiting flexibility in reacting to changes in the business industry, (ii) reduce our cash flow available to fund working capital, capital expenditures and other general corporate purposes, (iii) place us at a competitive disadvantage compared to competitors that have less leverage and (iv) limit our ability to borrow additional funds and increase the cost of funds that we can borrow. We may not be able to reduce our financial leverage when we choose to do so, and may not be able to raise capital to fund growth opportunities.

FORWARD-LOOKING STATEMENTS

You should carefully review the information contained in this prospectus. In this prospectus, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. You should be aware that those statements are only our predictions. Actual events or results may differ materially. In evaluating those statements, you should specifically consider various factors, including the following risks discussed elsewhere in this prospectus:

•	the cost of natural gas;

•	factors outside of our control that determine the price of our products;

•	risks associated with weather and seasonality;

•	the competitive and cyclical nature of our business;

•	environmental and other government regulation;

•	risks associated with international operations; and

•	political and macroeconomic risks.

These and other factors may cause our actual results to differ materially from any of our forward-looking statements. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus.

We used the net proceeds from the initial offering of approximately $330 million, together with available cash, to fund our offer to purchase all of our 12 7/8% Senior Secured Notes due 2008 and our 11 1/2% Second Priority Senior Secured Notes due 2010 and pay premiums, fees and expenses related thereto.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following consolidated selected financial and operating data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2006, and the consolidated financial statements and related notes of Terra Industries included elsewhere in this prospectus. The consolidated selected financial data as of December 31, 2002, 2003, 2004, 2005 and 2006 and for the years then ended were derived from the audited consolidated financial statements and notes thereto of Terra Industries.

	Year Ended December 31,(1)
	2002	2003	2004	2005	2006
	(dollars in thousands)

Consolidated Statement of Operations Data:
Revenues:
Nitrogen products	$883,971	$1,139,379	$1,320,142	$1,899,236	$1,793,759
Methanol	158,458	209,870	186,823	31,347	34,955
Other	1,554	1,806	2,145	8,482	8,008

Total revenues	1,043,983	1,351,055	1,509,110	1,939,065	1,836,722

Costs and expenses:
Cost of sales	1,009,970	1,281,663	1,348,077	1,800,236	1,732,222
Selling, general and administrative expense	39,420	39,861	44,190	46,548	55,233
Equity in earnings of unconsolidated affiliates(1)	—	—	—	(21,415)	(17,013)
Impairment of long-lived assets(2)	—	53,091	—	—	—
Other net costs(3)	—	—	(17,903)	—	—

Total costs and expenses	1,049,390	1,374,615	1,374,364	1,825,369	1,770,442

Income (loss) from operations	$(5,407)	$(23,560)	$134,746	$113,696	$66,280

Income (loss) from continuing operations	$(36,174)	$(12,481)	$67,596	$22,087	$4,213

Selected Financial Data(4):
Ratio of earnings to fixed charges	—	(0.3)	2.0	1.7	1.4
Pro forma ratio of earnings to fixed charges	—	(0.3)	2.0	1.7	0.9
Consolidated Balance Sheet Data:
Cash and short-term investments	$58,479	$87,334	$233,798	$86,366	$179,017
Working capital(5)	85,902	132,948	251,050	282,450	311,058
Property, plant and equipment, net	790,475	707,665	797,978	733,536	720,897
Total assets	1,128,110	1,125,062	1,685,508	1,523,625	1,572,713
Total debt	400,501	402,359	435,405	331,338	331,301
Terra Industries preferred stock	—	—	133,069	115,800	115,800

Terra Industries stockholders’ equity	257,864	265,131	459,405	492,903	482,996

(1)	During December 2004, we purchased Mississippi Chemical Company (“MCC”), which included MCC’s equity method investments.

(2)	The $53.1 million impairment relates to our Blytheville facility.

(3)	The 2004 net income included $11.6 million attributable to an insurance recovery of product claim costs. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2006.

(4)	For purposes of determining ratio of earnings to fixed charges, earnings are defined as income(loss) from continuing operations before income taxes, minority interest in consolidated subsidiaries and income (loss) from equity investments plus fixed charges and distributed income of equity investments, less preference security dividends of Terra Nitrogen Company, L.P. to minority interests. Fixed charges mean interest expense plus amortization of debt expense, one-third of rental expense on operating leases (representing that portion of rental expense deemed to be attributed interest) and preference security dividends of Terra Nitrogen Company, L.P. to minority interests. Earnings were sufficient (insufficient) to cover fixed charges by ($60.5) million, ($79.3) million, $64.7 million, $56.2 million and $29.6 million for the years ended December 31, 2002, 2003, 2004, 2005 and 2006, respectively. The pro forma ratio of earnings to fixed charges includes reductions to earnings for losses that would be realized on the early retirement of debt assuming that we had completed this offering and the related transactions described in “Use of Proceeds” on December 31, 2006 and applied the proceeds as described herein.

(5)	Current assets minus current liabilities.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facilities

On December 21, 2004, we entered into revolving credit facilities totaling $200 million that expire on June 30, 2008. Borrowing availability under each credit facility is generally based on 100% of eligible cash balances, 85% of eligible accounts receivable, between 50% and 75% (depending upon the month and type of inventory) of eligible non-spare parts inventory and 5% of eligible spare parts inventory of the applicable borrowing base contributors, less reserves and outstanding letters of credit. These facilities include a $150 million facility available for the use of Terra Capital, its domestic subsidiaries (other than TNLP) and our U.K. subsidiaries, supported by their assets and a $50 million facility available for the use of TNLP and supported by its assets. At December 31, 2006, we had no outstanding revolving credit borrowings and $17.7 million in outstanding letters of credit. The $17.7 million in outstanding letters of credit reduced our borrowing availability to $182.3 million at December 31, 2006. We are required to maintain a combined minimum unused borrowing availability of $30 million under the Terra Capital revolving credit facility and $5 million under the TNLP revolving credit facility. The credit facilities also require that we adhere to certain limitations on additional debt, capital expenditures, acquisitions, liens, asset sales, investments, prepayments of subordinated indebtedness, changes in lines of business and transactions with affiliates. In addition, (i) if borrowing availability under the Terra Capital revolving credit facility falls below $60 million for more than three consecutive business days, we are required to have generated $60 million of cash flow (as defined in the credit facility) for the preceding four quarters and (ii) if borrowing availability under the TNLP revolving credit facility falls below $10 million for more than three consecutive business days, TNCLP and its subsidiaries are required to have generated $25 million of earnings before interest, income taxes, depreciation, amortization and other non-cash items (as defined in the credit facility) for the preceding four quarters.

The Terra Capital revolving credit facility is secured by substantially all of our assets other than our real estate, our equipment, related assets material to the operation of real property and equipment, certain intercompany notes and the equity interests in TNCLP and the assets of TNCLP and TNLP. The TNLP revolving credit facility is secured by substantially all assets of TNCLP and TNLP. Borrowings under the revolving credit facilities bear interest at a floating rate plus an applicable margin, which can be either a base rate, or, our option, a London Interbank Offered Rate (LIBOR). At December 31, 2006, the LIBOR rate was 5.32%. The base rate is the highest of (1) Citibank, N.A.’s base rate (2) the federal funds effective rate, plus one-half percent (0.50%) per annum and (3) the base three month certificate of deposit rate, plus one-half percent (0.50%) per annum, plus an applicable margin in each case. LIBOR loans will bear interest at LIBOR plus an applicable margin. The applicable margin for base rate loans and LIBOR loans are 0.50% and 1.75%, respectively, at December 31, 2006. The revolving credit facilities require a commitment fee of one-half percent (0.50%) on the difference between committed amounts and amounts actually borrowed.

Citicorp USA, Inc., is the administrative agent and collateral agent and Citigroup Global Markets Inc. is lead arranger and sole book runner under our credit facilities.

In connection with these transactions, we extended the term of our revolving credit facilities to January 2012. In addition, we amended our revolving credit facilities to increase our allowed annual capital expenditures to $75 million under the Terra Capital revolving credit facility and $25 million under the TNLP revolving credit facility for the year ending December 31, 2007 and thereafter.

7% Senior Notes due 2017

In February 2007, we issued $330 million of our outstanding 7% Senior Notes due 2017. The form and terms of the outstanding notes are the same as the form and terms of the exchange notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same indenture.

DESCRIPTION OF NOTES

General

We issued the outstanding 7% Senior Notes due 2017 (the “Outstanding Notes”) and will issue the new 7% Senior Notes due 2017 (the “Exchange Notes”) under an indenture dated as of February 2, 2007 (the “Indenture”), among Terra Capital, Inc., as issuer (“Issuer”), Terra Industries Inc., as parent guarantor (“Parent”), certain subsidiaries of Parent as additional guarantors and U.S. Bank National Association, as trustee (the “Trustee”). As used below in this “Description of Notes” section, “Issuer” refers to Terra Capital, Inc. only.

Any Outstanding Notes that remain outstanding after completion of the exchange offer, together with the Exchange Notes issued in the exchange offer, will be treated as a single class of securities under the Indenture.

Unless the context otherwise requires, references in this “Description of Notes” include the notes issued to the initial purchaser in a private transaction that was not subject to the Securities Act and the exchange notes offered hereby which have been registered under the Securities Act.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Copies of the Indenture are available upon written request to Issuer as described below under “Where You Can Find More Information.” Definitions of certain terms are set forth under “— Certain Definitions.”

Principal of the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of Issuer in the Borough of Manhattan, City of New York, which, unless otherwise provided by Issuer, will be the offices of the Trustee. Payment of interest will be made by check mailed to the addresses of the noteholders as such addresses appear in the Note register or, at the election of any noteholder in the manner prescribed by the Indenture, by wire transfer of immediately available funds.

The Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Terms of the Notes

The Notes are limited in aggregate principal amount to $330 million and will mature on February 1, 2017. Subject to compliance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness,” Issuer can issue additional Notes from time to time in the future as part of the same series. Any additional Notes that Issuer issues in the future will be identical in all respects to the Notes and will be treated as a single class for all purposes of the Indenture, except that Notes issued in the future may have different issuance prices and will have different issuance dates.

The Notes bear interest at the rate per annum shown on the cover page of this prospectus from the Issue Date, or from the most recent date to which interest has been paid or provided for, payable semi-annually on February 1 and August 1 of each year, commencing August 1, 2007, to holders of record at the close of business on the immediately preceding January 15 and July 15, respectively. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Ranking

The Notes and the Guarantees rank equally with existing and future unsubordinated obligations of Parent, Issuer and the Guarantors, respectively. The Notes and the Guarantees are structurally subordinated to the obligations of any Subsidiary of Parent that is not a Guarantor. If Parent, Issuer or a Guarantor incurs any Indebtedness in the future that provides by its terms that it is subordinated to the Notes or the

Guarantee of Parent or such Guarantor, as the case may be, the Notes or that Guarantee, as applicable, will rank senior to that Indebtedness.

The Notes are effectively subordinated in right of payment to all of Parent’s, Issuer’s and the Guarantors’ secured indebtedness to the extent of the value of the collateral securing such Indebtedness.

The notes and the guarantees thereof are effectively subordinated to all secured indebtedness of ours and the guarantors to the extent of the assets securing such indebtedness and to all liabilities of our subsidiaries that do not guarantee the notes. As of December 31, 2006, on a pro forma basis after giving effect to the offering and the application of proceeds as described under “Use of Proceeds,” we would have had no secured debt outstanding and $182.3 million of availability under our secured revolving credit facilities (of which $50 million is available for borrowings solely by TNLP), net of $17.7 million of outstanding letters of credit and our non-guarantor subsidiaries would have had approximately $200.2 million of liabilities (including minority interest).

Optional Redemption

At any time prior to February 1, 2012, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each holder of Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of the holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Thereafter, the Notes will be redeemable at the option of Issuer, in whole or in part, at any time after February 1, 2012, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period beginning on February 1 of the years indicated below:

Year	Redemption Price

2012	103.500%
2013	102.333%
2014	101.167%
2015 and thereafter	100.000%

Notwithstanding the foregoing, at any time on or prior to February 1, 2010, Issuer may at its option on any one or more occasions redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 107% of the principal amount, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Parent and its Subsidiaries); and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

Selection and Notice

If less than all the Notes issued under the Indenture are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Guarantees

Parent and each of its Wholly Owned Subsidiaries that is a Domestic Subsidiary delivered a Guarantee on the Issue Date. Pursuant to the Guarantees, each of Parent and the Guarantors fully and unconditionally guarantee all Obligations of Issuer under the Indenture and the Notes on a senior basis. Newly formed or acquired Domestic Subsidiaries, other than Immaterial Subsidiaries, are required to become Guarantors, as described under “— Additional Guarantees.”

Each Guarantee (other than the Guarantee by Parent and each other parent company of Issuer) is limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering such Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor. See “Risk Factors — Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees of the notes.”

The Guarantee of any Restricted Subsidiary will be automatically and unconditionally released and discharged upon either of the following:

•	any sale, exchange or transfer by Parent or any Restricted Subsidiary to any Person that is not an affiliate of Parent of all of the Capital Stock of, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in accordance with the provisions of the Indenture;

•	or the designation of such Restricted Subsidiary as an Unrestricted Subsidiary or as an Immaterial Subsidiary in accordance with the provisions of the Indenture;

provided, in each such case, that Parent has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to such transactions have been complied with and that such release is authorized and permitted under the Indenture.

Change of Control

If a Change of Control occurs, each noteholder will have the right to require Issuer to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), in accordance with the provisions of the next paragraph.

Within 30 days following any Change of Control, Issuer shall mail a notice to each noteholder, with a copy to the Trustee, stating

•	that a Change of Control has occurred and that such noteholder has the right to require Issuer to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on an interest payment date that is on or prior to the date fixed for purchase);

•	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

•	the instructions as determined by Issuer, consistent with the covenant described hereunder, that a noteholder must follow in order to have its Notes purchased.

Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant of the Indenture by virtue of this compliance.

The occurrence of a Change of Control would constitute a default under the Credit Facility. In addition, Issuer’s ability to purchase the Notes for cash may be limited by Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any purchases required in connection with a Change of Control. Issuer’s failure to purchase the Notes in connection with a Change of Control would result in a default under the Indenture, which would, in turn, constitute a default under the Credit Facility.

The definition of Change of Control includes a phrase relating to the sale, assignment, transfer, lease, conveyance or other disposition of “all or substantially all” of the properties or assets of Terra Industries and certain subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a noteholder to require us to repurchase its notes as a result of a sale, assignment, transfer, lease, conveyance or other disposition of less than all of the assets of Terra Industries and certain subsidiaries taken as a whole to another person or group may be uncertain.

Certain Covenants

The Indenture contains certain covenants, including, among others, the following:

Limitation on Incurrence of Indebtedness

Parent will not, and will not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness; provided that Issuer or any Guarantor may incur Indebtedness if, immediately after giving effect to such incurrence, the Consolidated Coverage Ratio is at least 2.0 to 1.0 (this proviso, the “Coverage Ratio Exception”).

The foregoing paragraph will not prohibit incurrence of the following Indebtedness (collectively, “Permitted Indebtedness”):

(1) the Notes issued on the Issue Date and any related Guarantees;

(2) Indebtedness of Parent or any Restricted Subsidiary to the extent outstanding on the Issue Date (other than Indebtedness under the Credit Facility);

(3) Indebtedness of Parent or any Restricted Subsidiary under the Credit Facility in an aggregate amount at any time outstanding pursuant to this clause (3) (including amounts outstanding on the date of the Indenture) not to exceed the greater of

•	$225.0 million; and

•	the sum of (x) 70% of the net book value of the inventory of Parent and the Restricted Subsidiaries and (y) 85% of the net book value of the accounts receivable of Parent and the Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP;

(4) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to the Coverage Ratio Exception, clause (1) of this paragraph (including the Exchange Notes and any Guarantees thereof), clause (2) of this paragraph (other than any Indebtedness owed to Parent or any of its Subsidiaries) or this clause (4);

(5) Indebtedness owed by Parent or any Restricted Subsidiary to Parent or any Restricted Subsidiary; provided that

•	any such Indebtedness owed by Issuer shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Notes, and any such Indebtedness owed by any Guarantor (other than to Issuer or any other Guarantor) shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Guarantor; and

•	if such Indebtedness is held by a Person other than Parent or any Restricted Subsidiary, Parent or such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6) the guarantee by Issuer or any Guarantor of Indebtedness of Issuer or a Guarantor and (y) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of any other Restricted Subsidiary that is not a Guarantor; provided that, in each case, the Indebtedness being guaranteed is incurred pursuant to the Coverage Ratio Exception or is Permitted Indebtedness;

(7) Hedging Obligations;

(8) industrial revenue bonds or similar tax-exempt Indebtedness, Purchase Money Indebtedness and Capital Lease Obligations of Parent or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any assets (including capital expenditures of Parent or any Restricted Subsidiary), and Refinancings thereof, in an aggregate amount not to exceed $25.0 million at any time outstanding;

(9) Indebtedness of any Foreign Subsidiary in an aggregate amount not to exceed $25.0 million at any time outstanding;

(10) Indebtedness represented by letters of credit in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements of Parent or any Restricted Subsidiary in the ordinary course of business;

(11) customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any assets of Parent or any Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition);

(12) obligations in respect of performance bonds and completion, guarantee, surety and similar bonds in the ordinary course of business;

(13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds; provided that such Indebtedness is extinguished within five business days of incurrence;

(14) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(15) Indebtedness consisting of take-or-pay obligations contained in supply agreements relating to products, services or commodities of a type that Parent or any of its Subsidiaries uses or sells in the ordinary course of business;

(16) Indebtedness the net proceeds of which are used solely to pay Federal, state or local taxes arising as a result of any recharacterization of TNCLP or TNLP as an association taxable as a corporation as a result of changes after the Issue Date in law, regulation or the interpretation thereof by governmental authorities;

(17) Acquired Indebtedness; provided that after giving effect to such acquisition or merger, either

•	the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

•	the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

(18) guarantees by Terra UK of Terra UK Customer Debt; provided that

•	the aggregate principal amount of the Indebtedness so guaranteed by Terra UK with respect to any customer at any time shall not exceed 50% of the aggregate principal amount of the Terra UK Customer Debt of such customer outstanding at such time; and

•	the aggregate principal amount of Terra UK Customer Debt guaranteed by Terra UK at any time during any fiscal year shall not exceed (x) £15,000,000 minus (y) the aggregate amount of payments made by Terra UK under all such guarantees during such fiscal year; and

(19) additional Indebtedness in an aggregate amount not to exceed the greater of (x) $45.0 million and (y) 3% of the Total Assets at any time outstanding.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (19) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described (except that Indebtedness outstanding under the Credit Facility on the Issue Date shall be deemed to have been incurred under clause (3) above) and may later reclassify such item into any one or more of the categories of Indebtedness described above (provided that at the time of reclassification it meets the criteria in such category or categories). The maximum amount of Indebtedness that Parent or any Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies. In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be incurred by the Person or Persons incurring such obligation.

Notwithstanding the foregoing, Parent will not, and will not permit Issuer or any other Guarantor to, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement or instrument governing such Indebtedness) subordinated to any other Indebtedness of Parent, Issuer or of such other Guarantor, as the case may be, unless such Indebtedness is also by its terms made subordinated to the Notes or the Guarantee of such Guarantor, as applicable, to at least the same extent as such Indebtedness is subordinated to such other Indebtedness of Issuer or such Guarantor, as the case may be.

Limitation on Restricted Payments

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, declare or make a Restricted Payment if

(1) a Default has occurred and is continuing or would result therefrom;

(2) Issuer could not incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any Restricted Payments made in assets other than cash to be valued at its Fair Market Value) declared or made since the Issue Date (other than any Restricted Payment described in clause (2), (3), (4), (5), (6) or (8) of the next paragraph) would exceed the sum (the “Basket”) of

(a) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from December 31, 2006 to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(b) the aggregate Net Cash Proceeds received by Parent from the issuance and sale (other than to a Subsidiary of Parent) of Qualified Stock subsequent to the Issue Date; plus

(c) the amount by which Indebtedness or Disqualified Stock incurred or issued subsequent to the Issue Date is reduced on Parent’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of Parent) into Qualified Stock (less the amount of any cash, or the Fair Market Value of any other asset, distributed by Parent or any Restricted Subsidiary upon such conversion or exchange); provided that such amount shall not exceed the aggregate Net Cash Proceeds received by Parent or any Restricted Subsidiary from the issuance and sale (other than to a Subsidiary of Parent) of such Indebtedness or Disqualified Stock; plus

(d) to the extent not included in the calculation of the Consolidated Net Income referred to in (a), an amount equal to, without duplication;

•	100% of the aggregate net proceeds (including the Fair Market Value of assets other than cash) received by Parent or any Restricted Subsidiary upon the sale or other disposition of any Investment (other than a Permitted Investment) made by Parent or any Restricted Subsidiary since the Issue Date; plus

•	the net reduction in Investments (other than Permitted Investments) in any Person resulting from dividends, repayments of loans or advances or other Transfers of assets subsequent to the Issue Date, in each case to Parent or any Restricted Subsidiary from such Person; plus

•	to the extent that the Basket was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary provided that the foregoing shall not exceed, in the aggregate, the amount of all Investments which previously reduced the Basket.

The provisions of the foregoing paragraph shall not prohibit the following:

(1) dividends paid within 90 days after the date of declaration thereof if at such date of declaration such dividend would have been permitted under the Indenture;

(2) any repurchase, redemption, retirement or other acquisition of Capital Stock or Subordinated Obligations made in exchange for, or out of the proceeds of the substantially concurrent issuance and sale (other than to a Subsidiary of Parent) of, Qualified Stock or, with respect to any such Subordinated Obligations, in exchange for or out of the proceeds of the substantially concurrent incurrence and sale (other than to a Subsidiary of Parent) of Refinancing Indebtedness thereof; provided that (x) no such exchange or issuance and sale shall increase the Basket and (y) no Default has occurred and is continuing or would occur as a consequence thereof;

(3) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Common Stock of Parent pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this covenant (all as determined in good faith by the Board of Directors);

(4) payments by Parent or any Restricted Subsidiary in respect of Indebtedness of Parent or any Restricted Subsidiary owed to Parent or another Restricted Subsidiary;

(5) repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

(6) if no Default has occurred and is continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided that, at the time of the issuance of such Designated Preferred Stock and after giving pro forma effect thereto, Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception;

(7) repurchases of the Capital Stock of the Parent pursuant to a stock buyback program of the Parent so long as before and after giving effect to such repurchases the Consolidated Leverage Ratio is less than 3.0 to 1.0; provided that any such repurchases of Capital Stock shall not be exceed $25.0 million in any twelve month period and shall not exceed $75.0 million in the aggregate; or

(8) Restricted Payments in an aggregate amount since the Issue Date not to exceed the greater of $45.0 million and 3% of Total Assets at the time made.

Limitation on Liens

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Lien of any kind on any asset of Parent or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Notes and the Guarantees are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that if the obligations so secured are subordinated by their terms to the Notes or a Guarantee, the Lien securing such obligations will also be so subordinated by its terms to the Notes and the Guarantees at least to the same extent.

Limitation on Transactions with Affiliates

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or series of related transactions, Transfer any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate of Parent (an “Affiliate Transaction”), unless the terms thereof are no less favorable to Parent or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person that is not such an affiliate.

The Board of Directors must approve each Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $10.0 million. This approval must be evidenced by a board resolution that states that such board has determined that the transaction complies with the foregoing provisions.

If Parent or any Restricted Subsidiary enters into an Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $20.0 million, then prior to the consummation of that Affiliate Transaction, Parent must obtain a favorable opinion from an Independent Financial Advisor that it has determined such Affiliate Transaction to be fair, from a financial point of view, to the noteholders, and deliver that opinion to the Trustee.

The provisions of the three foregoing paragraphs will not prohibit the following:

(1) transactions exclusively between or among (a) Parent and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no affiliate of Parent (other than another Restricted Subsidiary) owns Capital Stock in any such Restricted Subsidiary;

(2) customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors;

(3) the entering into of a tax sharing agreement, or payments pursuant thereto, between Parent and/or one or more Subsidiaries, on the one hand, and any other Person with which Parent or such Subsidiaries are required or permitted to file a consolidated tax return or with which Parent or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by Parent and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(4) Restricted Payments which are made in accordance with the covenant described under “— Limitation on Restricted Payments” and Investments constituting Permitted Investments;

(5) any transaction with an affiliate where the only consideration paid by Parent or any Restricted Subsidiary is Qualified Stock;

(6) the provision of management, financial and operational services by Parent and its Subsidiaries to affiliates of Parent in which Parent or any Restricted Subsidiary has an Investment and the payment of compensation for such services; provided that the Board of Directors has determined that the provision of such services is in the best interests of Parent and the Restricted Subsidiaries;

(7) transactions between Parent or any Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by the Indenture;

(8) transactions with a Person that is an affiliate solely because Parent or any Restricted Subsidiary owns Capital Stock in such Person; provided that no affiliate of Parent (other than a Restricted Subsidiary) owns Capital Stock in such Person; or

(9) purchases and sales of raw materials or inventory in the ordinary course of business on market terms.

Limitation on Asset Sales

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(i) Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(ii) except in the case of a Permitted Asset Swap, at least 75% of the total consideration received in such Asset Sale consists of cash, Temporary Cash Investments or assets referred to in clause (c) below, in each case, valued at the Fair Market Value thereof, or a combination of the foregoing.

For purposes of clause (ii) above, the following shall be deemed to be cash:

•	the amount (without duplication) of any Indebtedness (other than Subordinated Obligations) of Parent or such Restricted Subsidiary that is expressly assumed by the Transferee in such Asset Sale and with respect to which Parent or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness;

•	the amount of any obligations received from such Transferee that are within 60 days repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (to the extent of the cash or Temporary Cash Investments actually so received); and

•	any Designated Non-cash Consideration received by Parent or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this provision that is at that time outstanding, not to exceed 2% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

If at any time any non-cash consideration received by Parent or any Restricted Subsidiary in connection with any Asset Sale is repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion, sale or other disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If Parent or any Restricted Subsidiary engages in an Asset Sale, Parent or a Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply an amount equal to all or any of the Net Available Proceeds therefrom as follows:

(a) to repay amounts owing under the Credit Facility in accordance with the Credit Facility;

(b) to repay amounts owing under Indebtedness (other than Subordinated Obligations) that is secured by a Lien, which Lien is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto; and/or

(b) to make (i) an investment in or expenditure for assets (including Capital Stock of any Person) that replace the assets that were the subject of the Asset Sale or in assets (including Capital Stock of any Person) that will be used in the Permitted Business and (ii) capital expenditures that will be used in the Permitted Business (or, in each case of (i) and (ii), enter into a binding commitment for any such investment or expenditure); provided that such binding commitment shall be treated as a permitted application of the Net Available Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such investment or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 365-day period. If the investment or expenditure contemplated by such binding commitment is not consummated on or before the 180th day, such commitment shall be deemed not to have been a permitted application of Net Available Proceeds.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds equals or exceeds $20.0 million, Issuer will be required to make an offer to purchase from all noteholders an aggregate principal amount of Notes equal to the amount of such Excess Proceeds (a “Net Proceeds Offer”) in accordance with the procedures set forth in the Indenture.

The offer price for the Notes will be payable in cash and will be equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”). If the aggregate Offered Price of Notes validly tendered and not withdrawn by noteholders thereof exceeds the amount of Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds shall be reduced to zero.

To the extent that the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer is less than the Excess Proceeds (such shortfall constituting a “Net Proceeds Deficiency”), Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes.

In the event of the Transfer of substantially all (but not all) of the assets of Parent and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant described under “— Merger, Consolidation and Sale of Assets,” the Transferee shall be deemed to have sold for cash at Fair Market Value the assets of Parent and the Restricted Subsidiaries not so Transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any purchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of this compliance.

Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on its Capital Stock to Parent or any other Restricted Subsidiary or pay any Indebtedness owed to Parent or any other Restricted Subsidiary;

(b) make any loans or advances to, or guarantee any Indebtedness of, Parent or any other Restricted Subsidiary, or

(c) Transfer any of its assets to Parent or any other Restricted Subsidiary,

except:

(1) any encumbrance or restriction (A)pursuant to an agreement in effect at or entered into on the Issue Date (including the Indenture and the Credit Facility), as such encumbrance or restriction is in effect on the Issue Date and (B) in the Credit Facility having the effect of restricting Issuer or any Restricted Subsidiary from taking any of the actions described in clauses (a), (b), or (c) above with respect to, Parent or any intermediate holding Company between Parent and Issuer;

(2) restrictions on the Transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(3) restrictions on the Transfer of assets imposed under any agreement to sell such assets permitted under the Indenture pending the closing of such sale;

(4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets of the Person so acquired;

(5) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the Transfer of ownership interests in or the payment of dividends or distributions from such partnership, limited liability company, joint venture or similar Person;

(6) Purchase Money Indebtedness and Capital Lease Obligations incurred pursuant to clause (8) of the definition of “Permitted Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired;

(7) any encumbrances or restrictions imposed by any amendments or Refinancings of the contracts, instruments or obligations referred to in clause (1), (4) or (6) above; provided that such amendments or Refinancings are, in the good faith judgment of the Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or Refinancing;

(8) covenants to maintain net worth, total assets or liquidity and similar financial responsibility covenants under contracts with customers or suppliers in the ordinary course of business;

(9) any such encumbrance or restriction consisting of customary provisions in leases governing leasehold interests to the extent such provisions restrict the Transfer of the lease or the property leased thereunder; and

(10) any restriction imposed by applicable law.

Limitation on Sale and Leaseback Transactions

Parent will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that Parent or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1) Parent or such Restricted Subsidiary could have

•	incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the covenant described under “— Limitation on Incurrence of Indebtedness,” and

•	incurred a Lien to secure such Indebtedness pursuant to the covenant described under “— Limitation on Liens”;

(2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

(3) the Transfer of the asset in such Sale and Leaseback Transaction is permitted by, and Issuer applies the proceeds of such transaction in compliance with, the covenant described under “— Limitation on Asset Sales.”

Additional Guarantees

If Parent or any Restricted Subsidiary Transfers, acquires or creates another Restricted Subsidiary (other than any Foreign Subsidiary or any Immaterial Subsidiary) after the date of the Indenture, then that newly acquired or created Restricted Subsidiary shall, within ten business days of the date on which it was acquired or created, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall fully and unconditionally guarantee all of Issuer’s obligations under the Notes and the Indenture on the terms set forth in the Indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture until released in accordance with the terms of the Indenture as described under “— Guarantees.”

If TNCLP becomes a Wholly Owned Subsidiary, TNCLP and TNLP shall execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which TNCLP and TNLP shall fully and unconditionally guarantee all of Issuer’s obligations under the Notes and the Indenture on the terms set forth in the Indenture. Thereafter, each of TNCLP and TNLP shall be a Guarantor for all purposes of the Indenture until released in accordance with the Indenture as described under “— Guarantees.”

Merger, Consolidation and Sale of Assets

(A) Parent will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of Parent to Transfer) all or substantially all of Parent’s assets (determined on a consolidated basis for Parent and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless

(1) either

(a) Parent is the surviving or continuing corporation; or

(b) the Person (if other than Parent) formed by such consolidation or into which Parent is merged or the Transferee of such assets (the “Parent Surviving Entity”):

(x) is a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, all of the Obligations of Parent under its Guarantee and the performance of every covenant under Parent’s Guarantee, the Indenture and the Exchange and Registration Rights Agreement on the part of Parent to be performed or observed; and

(2) each of the conditions specified in paragraph (D) below is satisfied.

For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of Parent, the Capital Stock of which constitutes all or substantially all of the assets of Parent (determined on a consolidated basis for Parent and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of Parent.

The Indenture provides that upon any consolidation or merger in which Parent is not the continuing corporation, or any Transfer of all or substantially all of the assets of Parent in accordance with the foregoing, the Parent Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Parent under its Guarantee, the Indenture and the Exchange and Registration Rights Agreement with the same effect as if such Parent Surviving Entity had been named as such.

(B) Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of Issuer to Transfer) all or substantially all of Issuer’s assets (determined on a consolidated basis for Issuer and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless

(1) either

(a) Issuer is the surviving or continuing corporation; or

(b) the Person (if other than Issuer) formed by such consolidation or into which Issuer is merged or the Transferee of such assets (the “Issuer Surviving Entity”):

(x) is a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant under the Notes, the Indenture and the Exchange and Registration Rights Agreement on the part of Issuer to be performed or observed; and

(2) each of the conditions specified in paragraph (D) below is satisfied.

For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of Issuer, the Capital Stock of which constitutes all or substantially all of the assets of Issuer (determined on a consolidated basis for Issuer and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of Issuer.

The Indenture provides that upon any consolidation or merger in which Issuer is not the continuing corporation or any Transfer of all or substantially all of the assets of Issuer in accordance with the foregoing, the Issuer Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Issuer under the Notes, the Indenture and the Exchange and Registration Rights Agreement with the same effect as if such Issuer Surviving Entity had been named as such.

(C) No Guarantor (other that Parent) will, and Parent will not cause or permit any such Guarantor to, consolidate with or merge with or into any Person unless

(1) either

(a) such Guarantor shall be the surviving or continuing corporation; or

(b) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, all of the obligations of such Guarantor under its Guarantee and the performance of every covenant under such Guarantor’s Guarantee, the Indenture and the Exchange and Registration Rights Agreement on the part of such Guarantor to be performed or observed; and

(2) each of the conditions specified in paragraph (D) below (other than clause (1) thereof) is satisfied.

The requirements of this paragraph (C) shall not apply to (x) a consolidation or merger of any Guarantor with and into Issuer or any other Guarantor, so long as Issuer or a Guarantor survives such consolidation or merger, or (y) a Transfer of any Guarantor that complies with the covenant described under “— Limitation on Asset Sales.”

(D) The following additional conditions shall apply to each transaction described in paragraph (A), (B) or (C), except that clause (1) below shall not apply to a transaction described in paragraph (C):

(1) immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Parent (or the Parent Surviving Entity, if applicable)

(x) could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(y) the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger; and

(2) immediately before and immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default has occurred and is continuing; and

(3) Parent shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture, that all conditions precedent in the Indenture relating to such transaction have been satisfied and that supplemental indenture is enforceable.

SEC Reports

Whether or not Issuer and the Guarantors are then subject to Section 13(a) or 15(d) of the Exchange Act, Issuer and the Guarantors will electronically file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports that Issuer and the Guarantors would be required to file with the Commission pursuant to Section 13(a) or 15(d) if Issuer and the Guarantors were so subject, and such documents will be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which Issuer and the Guarantors would be required so to file such documents if Issuer and the Guarantors were so subject, unless, in any case, if such filings are not then permitted by the Commission.

If such filings with Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, Issuer and the Guarantors will, within 15 days of each

Required Filing Date, transmit by mail to noteholders, as their names and addresses appear in the Note register, without cost to such noteholders, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that Issuer and the Guarantors would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if Issuer and the Guarantors were subject to such Section 13(a) or 15(d), and promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at Issuer’s cost.

So long as the rules and regulations of the Commission would allow (including pursuant to any applicable exemptive relief) the Issuer and the Guarantors to file periodic reports or information (if they were required by the Exchange Act to file such reports or information) on a consolidated or combined basis, the Issuer and the Guarantors will be deemed to have satisfied their requirements in the above paragraphs if Parent files the reports and other information of the types otherwise so required within the applicable time periods. Parent or the Issuer, as applicable, also will comply with the other provisions of TIA § 314(a).

Conduct of Business

Parent will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

Covenant Suspension

If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the covenants (the “Suspended Covenants”) described under:

(1) “— Limitation on Incurrence of Indebtedness”;

(2) “— Limitation on Restricted Payments”;

(3) “— Limitation on Transactions with Affiliates”;

(4) “— Limitation on Asset Sales”;

(5) “— Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries”;

(6) “— Limitation on Sale and Leaseback Transactions”;

(7) “Additional Guarantees”;

(8) clause D(1) of “Merger, Consolidation and Asset Sales”;

(9) “Conduct of Business”; and

(10) “ — Change of Control”;

In the event that Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating or (b) Parent or any of its affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then Parent and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a “Suspension Period.”

On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (2) of the second paragraph under “— Limitation on Incurrence of Indebtedness.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “— Limitation on Restricted Payments” will be made as though the covenant described under “— Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “— Limitation on Restricted Payments” (but will not reduce any amounts available to be made as Restricted Payments under the second paragraph of “— Limitation on Restricted Payments”). However, no Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by Parent or its Restricted Subsidiaries, or events occurring, during the Suspension Period. For purposes of the “Limitation on Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Events of Default

Any of the following shall constitute an Event of Default:

(1) default for 30 days in the payment when due of interest on any Note

(2) default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional redemption, required repurchase or otherwise;

(3) failure to perform or comply with the covenant described under “— Change of Control”;

(4) failure to perform or comply with any covenant, agreement or warranty in the Indenture (other than any specified in clause (1), (2) or (3) above) which failure continues for 60 days after written notice thereof has been given to Issuer by the Trustee or to Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Parent or any Restricted Subsidiary, whether such Indebtedness now exists or is created after the Issue Date, which

•	is caused by a failure to pay such Indebtedness at Stated Maturity (after giving effect to any grace period related thereto) (a “Payment Default”); or

•	results in the acceleration of such Indebtedness prior to its Stated Maturity;

and in each case, the principal amount of any such Indebtedness as to which a Payment Default or acceleration shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6) one or more final and non-appealable judgments, orders or decrees for the payment of money of $25.0 million or more, individually or in the aggregate, shall be entered against Parent or any Restricted Subsidiary or any of their respective properties and which final and non-appealable judgments, orders or decrees are not covered by third party indemnities or insurance as to which coverage has not been disclaimed and are not paid, discharged, bonded or stayed within 60 days after their entry;

(7) a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of Issuer, Parent or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging Issuer, Parent or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Issuer, Parent or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Issuer, Parent or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period 60 consecutive days;

(8) Issuer, Parent or any of its Significant Subsidiaries:

•	commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

•	consents to the entry of a decree or order for relief in respect of Issuer, Parent or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Issuer, Parent or any of its Significant Subsidiaries; or

•	files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

•	consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Issuer, Parent or any of its Significant Subsidiaries or of any substantial part of its property; or

•	makes an assignment for the benefit of creditors; or

•	admits in writing its inability to pay its debts generally as they become due; or

•	takes corporate action in furtherance of any such action; or

(9) the Guarantee of Parent or any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or is found invalid or Parent or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

If an Event of Default occurs and is continuing (other than an Event of Default described in clause (7) or (8) above with respect to Issuer, Parent or any Guarantor that is a Significant Subsidiary), the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default described in clause (7) or (8) above occurs with respect to Issuer, Parent or any Guarantor that is a Significant Subsidiary, the principal of and interest on all the Notes will immediately become due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Except to enforce the right to receive payment of principal or interest when due, no noteholder may pursue any remedy with respect to the Indenture or the Notes unless:

•	such holder has previously given the Trustee notice that an Event of Default is continuing;

•	holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

•	such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

•	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity;

•	the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each noteholder notice of the Default within 90 days after it occurs. Notwithstanding the foregoing, except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is in the interest of the noteholders. In addition, Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

Except as provided below, the Notes and the Indenture may be amended with the consent of the holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding.

Without the consent of each holder of an outstanding Note affected thereby, no amendment or waiver may:

•	reduce the principal of or change the fixed maturity of any Note;

•	alter the provisions with respect to the redemption or purchase provisions of any Note or the Indenture in a manner adverse to the holders of the Notes (other than the provisions of the Indenture relating to any offer to purchase required under the covenants described under “— Change of Control”);

•	waive a redemption or purchase payment due with respect to any Note;

•	reduce the rate of or change the time for payment of interest on any Note;

•	waive a Default in the payment of principal or interest on the Notes (except that holders of at least a majority in aggregate principal amount of the then outstanding Notes may (x) rescind an acceleration of the Notes that resulted from a non-payment default and (y) waive the payment default that resulted from such acceleration);

•	make the principal of or interest on any Note payable in money other than United States Dollars;

•	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

•	make the Notes or any Guarantee subordinated by their or its terms in right of payment to any other Indebtedness;

•	release Parent or any Guarantor that is a Significant Subsidiary from its Guarantee except in compliance with the Indenture; or

•	make any change in the amendment and waiver provisions of the Indenture.

Without the consent of any noteholder, Issuer and the Trustee may amend Notes and the Indenture:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for the assumption by a successor Person of the obligations of Parent, Issuer or any Guarantor under the Indenture in accordance with the covenant described under “ — Merger, Consolidation and Sale of Assets”;

•	to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

•	to add a Guarantor;

•	to release Parent or a Guarantor from its Guarantee when permitted by the Indenture;

•	to add to the covenants of Parent or Issuer for the benefit of the noteholders or to surrender any right or power conferred upon Parent or Issuer;

•	to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

•	to make any other change that does not materially adversely affect the rights of any noteholder.

The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

After an amendment or waiver under the Indenture becomes effective, Issuer is required to mail to noteholders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all noteholders, or any defect therein, will not impair or affect the validity of the amendment or waiver.

Transfer

Notes will be issued in registered form and are transferable only upon the surrender of the Notes being transferred for registration of transfer. No service charge will be made for any registration of transfer or exchange of Notes, but Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Discharge of Indenture and Defeasance

The Indenture, subject to certain surviving provisions, ceases to be of further effect when:

(1) Issuer delivers to the Trustee all outstanding Notes (other than Notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation; or

(2) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption as described above, and Issuer irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon, and if in either case Issuer pays all other sums payable under the Indenture by Issuer. The Trustee will acknowledge satisfaction and discharge of the Indenture on demand of Issuer accompanied by an officers’ certificate and an opinion of counsel and at the cost and expense of Issuer.

Subject to the conditions to defeasance described below and in the Indenture and the survival of certain provisions, Issuer at any time may terminate:

(1) all its obligations under the Notes and the Indenture (“legal defeasance option”); or

(2) its obligations under certain restrictive covenants and the related Events of Default (“covenant defeasance option”).

Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default referred to in clause (2) of the immediately preceding paragraph.

In order to exercise either defeasance option, Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or change in applicable federal income tax law).

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by Issuer as Registrar and Paying Agent with regard to the Notes.

The holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any noteholder, unless such noteholder shall have offered to the Trustee reasonable security or indemnity reasonably acceptable to it against any cost, expense and liabilities which might be incurred by it in compliance with such request.

Governing Law

The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to Parent or any Restricted Subsidiary, any Indebtedness of a Person (other than Parent or a Restricted Subsidiary) existing at the time such Person is merged with or into Parent or a Restricted Subsidiary, or Indebtedness expressly assumed or incurred by Parent or any Restricted Subsidiary in connection with the acquisition of an the stock or any asset or assets from another Person.

“affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at February 1, 2012 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through February 1, 2012 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of such Note.

“Asset Sale” means any Transfer by Parent or any Restricted Subsidiary of:

•	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders);

•	all or substantially all the assets of any division, business segment or comparable line of business of Parent or any Restricted Subsidiary; or

•	any other assets of Parent or any Restricted Subsidiary outside of the ordinary course of business of Parent or such Restricted Subsidiary.

Notwithstanding the foregoing, the term “Asset Sale” shall not include:

(1) for purposes of the covenant described under “— Certain Covenants — Limitation on Asset Sales,” a Transfer that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payments” or “— Merger, Consolidation and Sale of Assets”;

(2) sales of accounts receivable of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Entity for the Fair Market Value thereof;

(3) sales or grants of non-exclusive licenses to use the patents, trade secrets, know-how and other intellectual property of Parent or any Restricted Subsidiary to the extent that such licenses are granted in the ordinary course of business, and do not prohibit Parent or any Restricted Subsidiary from using the technologies licensed and do not require Parent or any Restricted Subsidiary to pay any fees for any such use;

(4) a Transfer pursuant to any foreclosure of assets or other remedy provided by applicable law by a creditor of Parent or any Restricted Subsidiary with a Lien on such assets, if such Lien is permitted under the Indenture;

(5) a Transfer involving only Temporary Cash Investments or inventory in the ordinary course of business;

(6) any Transfer of (i) damaged, worn-out or obsolete equipment in the ordinary course of business and (ii) the manufacturing facility and related assets owned by Parent and its Subsidiaries on the Issue Date in Donaldsonville, Louisiana so long as from the Issue Date until the date of such Transfer it remains idled;

(7) the lease or sublease of any real or personal property in the ordinary course of business;

(8) the sale at cost of equipment pursuant to a program in which participants agree to purchase or construct and maintain specific spare parts necessary to operate production facilities in the Permitted Business; or

(9) a Transfer of assets having a Fair Market Value and a sale price of less than $2.0 million.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the implied interest rate in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Bank Collateral Agent” means the Person designated as such under the Credit Facility or a Person otherwise performing the duties typical of a collateral agent under a credit facility like the Credit Facility.

“Basket” has the meaning set forth under “— Certain Covenants — Limitation on Restricted Payments.”

“Capital Lease Obligations” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following events:

(1) Issuer ceases to be a Wholly Owned Subsidiary of Parent;

(2) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 35% or more of the voting power of the total outstanding Voting Stock of Parent;

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to the Board of Directors or whose nomination for election by the shareholders of Parent was approved by a vote of 66 2/3% of the directors of Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(4) Parent consolidates with or merges with or into another Person or another Person merges with or into Parent, or all or substantially all the assets of Parent and the Restricted Subsidiaries, taken as a whole, are Transferred to another Person, and, in the case of any such merger or consolidation, the securities of Parent that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Parent are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; or

(5) Parent or Issuer liquidates or dissolves or the stockholders of Parent adopt a plan of liquidation or dissolution.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available to (b) Consolidated Fixed Charges for such four fiscal quarters; provided that:

(1) if Parent or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period)

(2) if since the beginning of such period Parent or any Restricted Subsidiary shall have Transferred any assets in an Asset Sale, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Transfer for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of Parent or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent Parent and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to Parent and its continuing Restricted Subsidiaries in connection with such Transfer for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Fixed Charges for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if since the beginning of such period Parent or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Transfer of assets in an Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or clause (3) above if made by Parent or a Restricted Subsidiary during such period, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Transfer, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the amount of income, earnings or expense relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be (i) based on the reasonable good faith judgment of a responsible financial or accounting officer of Parent and (ii) set forth in a certificate delivered to the Trustee from such officer (it may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such transaction (which are being given pro forma effect) that are reasonably expected to be realized in the twelve month period immediately subsequent to such transaction). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

“Consolidated Fixed Charges” means, with respect to any period, the sum (without duplication) of:

(1) the interest expense of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation:

•	amortization of debt issuance costs and debt discount;

•	the net payments, if any, under Interest Rate Agreements (including amortization of discounts);

•	the interest portion of any deferred payment obligation;

•	accrued interest;

•	commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers acceptance financings;

(2) the interest component of the Capital Lease Obligations paid or accrued during such period;

(3) all interest capitalized during such period;

(4) interest accrued during such period on Indebtedness of the type described in clause (6) or (7) of the definition of “Indebtedness”; and

(5) the product of

•	the amount of all dividends on any series of Preferred Stock of Parent and the Restricted Subsidiaries (other than dividends paid in Qualified Stock and other than dividends paid to Parent or to a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times;

•	a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of Parent, expressed as a decimal;

excluding, however, any amount of such interest of any Restricted Subsidiary if the net income (or loss) of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (3) of the proviso in the definition of “Consolidated Net Income” (but only in the same proportion as the net income (or loss) of such Restricted Subsidiary is so excluded from the calculation of Consolidated Net Income).

“Consolidated Leverage Ratio” as of any date of determination means the ratio of (1) the aggregate amount of all outstanding Indebtedness of Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied, as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the aggregate amount of EBITDA of Parent and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

“Consolidated Net Income” means, for any period, the net income (or loss) of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied; provided that there shall not be included in such Consolidated Net Income:

(1) any extraordinary, non-recurring or unusual gains or losses or expenses;

(2) any net income or loss of any Person if such Person is not a Restricted Subsidiary, except Consolidated Net Income shall be increased by the amount of cash actually distributed by such Person during such period to Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below);

(3) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, without prior approval (that has not been obtained), pursuant to the terms of its charter or any agreement, instrument and governmental regulation applicable to such Restricted Subsidiary or its stockholders;

(4) any gain or loss realized upon the sale or other disposition of (x) any assets (including pursuant to Sale and Leaseback Transactions) which is not sold or otherwise disposed of in the ordinary course of business or (y) any Capital Stock of any Person; and

(5) the cumulative effect of a change in accounting principles;

provided further that Consolidated Net Income shall be reduced by the product of (x) the amount of all dividends on Designated Preferred Stock (other than dividends paid in Qualified Stock and other than dividends paid to Parent or to a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of Parent, expressed as a decimal.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness.”

“Credit Facility” means one or more unsubordinated credit agreements, including (i) the Amended and Restated Revolving Credit Agreement dated December 21, 2004 among Issuer, Terra UK, Terra Mississippi Holdings Corp., the guarantors party thereto, the lenders party thereto and Citicorp USA, Inc., as administrative agent, and (ii) the Credit Agreement dated December 21, 2004 among TNLP, TNCLP, the lenders party thereto and Citicorp USA, Inc., as administrative agent, and in each case including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or Refinanced from time to time, including any agreement or agreements extending the maturity of, or Refinancing (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder), all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

“Credit Facility Obligations” means (i) all Indebtedness outstanding under any Credit Facility, (ii) all other Obligations of the Issuer or any Guarantor under or with respect to any Credit Facility, including without limitation, Obligations in respect of cash management services or Hedging Obligations that are included as “Obligations” under and as defined in any Credit Facility, and (iii) all other Obligations of the Issuer or any Guarantor in respect of cash management services or Hedging Obligations that (pursuant to this clause (iii)) are designated by the Issuer to be “Credit Facility Obligations” for the purposes of the Indenture.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, executed by the principal financial officer of Parent, less the amount of Temporary Cash Investments received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.

“Designated Preferred Stock” means preferred stock of Parent that is designated as Designated Preferred Stock pursuant to an officers’ certificate executed by the principal executive officer and the principal financial officer of Parent on the issuance date thereof, the Net Cash Proceeds of which do not increase the Basket and are not used for purposes of clause (2) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

“Discharge” means, with respect to the Credit Facility Obligations, the payment in full in cash of the principal of, premium, if any, and interest on all Credit Facility Obligations and, with respect to Hedging Obligations or letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Facility, in each case after or concurrently with termination of all commitments thereunder, and payment in full in cash of any other Credit Facility Obligations that are due and payable at or prior to the time such principal, premium and interest are paid.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; or

(2) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is 91 days after the Stated Maturity of the Notes;

provided that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Qualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Qualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require Parent or any Restricted Subsidiary to redeem or purchase such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than the provisions described under the caption “— Change of Control” and such Capital Stock specifically provides that Parent or such Restricted Subsidiary will not redeem or purchase any such Capital Stock pursuant to such provisions prior to Issuer’s purchase of the Notes as required pursuant to the provisions described under the caption “— Change of Control.”

“Domestic Subsidiary” means a Restricted Subsidiary of Parent that is not a Foreign Subsidiary.

“EBITDA” for any period means the sum of Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(1) Consolidated Fixed Charges;

(2) income tax expense determined on a consolidated basis in accordance with GAAP;

(3) depreciation expense determined on a consolidated basis in accordance with GAAP;

(4) amortization expense determined on a consolidated basis in accordance with GAAP;

(5) minority interest; and

(6) all other non-cash items reducing such Consolidated Net Income (excluding (x) any non-cash item to the extent that it represents an accrual of, or reserve for, cash disbursements to be made in any subsequent period and (y) the amount attributable to minority interests) for such period;

provided that EBITDA shall be reduced by the following:

(a) all non-cash items increasing such Consolidated Net Income (excluding (x) any non-cash item to the extent that it represents an accrual of cash receipts to be received in a subsequent period and (y) the amount attributable to minority interests); and

(b) amounts paid as dividends or distributions to any Person other than Parent or any Restricted Subsidiary.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of Parent shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or otherwise distributed to Parent by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments and governmental regulations applicable to such Subsidiary or its stockholders.

“Equity Offering” means a public offering or private placement of Capital Stock of Parent or Issuer (other than Disqualified Stock) that generates gross proceeds to the issuer thereof of at least $50.0 million.

“Exchange and Registration Rights Agreement” has the meaning set forth under “Exchange Offer; Registration Rights.”

“Exchange Notes” has the meaning set forth under “Exchange Offer; Registration Rights.”

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $10.0 million shall be determined by the Board of Directors acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee. Fair Market Value (other than of any asset with a public trading market) in excess of $20.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion delivered to the Trustee.

“Foreign Subsidiary” means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia and with respect to which a majority of its sales (determined on a consolidated basis in accordance with GAAP) is generated from or derived from operations outside the United States of America and a majority of its assets is located outside the United States of America.

“GAAP” means generally accepted accounting principles in the United States of America as in effect and adopted by Parent on the date of the Indenture.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning. The term “guarantor” shall mean any Person guaranteeing any obligation.

“Guarantee” means a full and unconditional senior guarantee of the Notes pursuant to the Indenture.

“Guarantor” means (1) each of the following:

•	Beaumont Ammonia Inc., a Delaware corporation;

•	Beaumont Holdings Corporation, a Delaware corporation

•	BMC Holdings Inc., a Delaware corporation;

•	Port Neal Corporation, a Delaware corporation;

•	Terra (U.K.) Holdings Inc., a Delaware corporation;

•	Terra Capital Holdings, Inc., a Delaware corporation;

•	Terra Industries Inc., a Maryland corporation;

•	Terra International (Oklahoma) Inc., a Delaware corporation;

•	Terra International Inc., a Delaware corporation;

•	Terra Methanol Corporation, a Delaware corporation;

•	Terra Nitrogen Corporation, a Delaware corporation;

•	Terra Real Estate Corp., an Iowa corporation;

•	Terra Mississippi Holdings Corp., a Mississippi corporation;

•	Terra Mississippi Nitrogen, Inc., a Delaware corporation;

•	Terra Houston Ammonia, Inc., a Delaware corporation; and

•	Terra Nitrogen GP Holdings Inc., a Delaware corporation;

and (2) any other Restricted Subsidiary of Parent that issues a Guarantee of the Notes, in each case, until such Person is released from its Guarantee in accordance with the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement entered into in the ordinary course of business and not for speculative purposes.

“Immaterial Subsidiary” shall mean, at any time, any Restricted Subsidiary of Parent that is designated by Parent as an “Immaterial Subsidiary” if and for so long as such Restricted Subsidiary, together with all other Immaterial Subsidiaries, has (i) total assets at such time not exceeding 5% of Parent’s Total Assets as of the most recent fiscal quarter for which balance sheet information is available and (ii) total revenues and operating income for the most recent 12-month period for which income statement information is available not exceeding 5% of Parent’s consolidated revenues and operating income, respectively; provided that such Restricted Subsidiary shall be an Immaterial Subsidiary only to the extent that and for so long as all of the above requirements are satisfied.

“incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Restricted Subsidiary. Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness. The term “incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, with respect to any Person, without duplication, and whether or not contingent:

(1) all indebtedness of such Person for borrowed money or for the deferred purchase price of assets or services or which is evidenced by a note, bond, debenture or similar instrument, to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(2) all Capital Lease Obligations of such Person;

(3) all obligations of such Person in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person;

(4) net obligations of such Person under Interest Rate Agreements or Currency Agreements;

(5) all Disqualified Stock issued by such Person and all Preferred Stock issued by any Subsidiary of such Person, in each case, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon;

(6) to the extent not otherwise included, any guarantee by such Person of any other Person’s indebtedness or other obligations described in clauses (1) through (5) above; and

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset at such date of determination and (y) the amount of such Indebtedness.

For the avoidance of doubt, “Indebtedness” shall not include:

•	current trade payables incurred in the ordinary course of business and payable in accordance with customary practices;

•	deferred tax obligations;

•	minority interest;

•	non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business; and

•	obligations of Parent or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by the Fair Market Value of, such Disqualified Stock, such Fair Market Value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness or Disqualified Stock, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of the Indenture.

“Independent Financial Advisor” means a firm:

•	which does not, and whose directors, officers or affiliates do not, have a material financial interest in Parent or any of its Subsidiaries; and

•	which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

“interest” means, with respect to the Notes, the sum of any interest and any Liquidated Damages on the Notes.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.

“Inventory” has the meaning provided in the Uniform Commercial Code of the State of New York, as amended.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. “Investment” excludes (a) any Restricted Payment of the type described in clause (2) of the definition “Restricted Payment” and (b) any purchase or acquisition of Indebtedness of Parent or any of its Subsidiaries.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “Certain Covenants — Limitation on Restricted Payments”:

(1) “Investment” shall include the portion (proportionate to Parent’s direct and indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(2) any asset Transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such Transfer; and

(3) if Parent or any Restricted Subsidiary Transfers any Capital Stock of any direct or indirect Restricted Subsidiary, or any Restricted Subsidiary issues Capital Stock, such that, after giving effect to any such Transfer or issuance, such Person is no longer a Restricted Subsidiary, Parent shall be deemed to have made an Investment on the date of any such Transfer or issuance equal to the Fair Market Value of the Capital Stock of such Person held by Parent or such Restricted Subsidiary immediately following any such Transfer or issuance.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB− (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Issue Date” means the date on which the Notes are originally issued.

“Issuer Surviving Entity” has the meaning set forth under “ — Merger, Consolidation and Sale of Assets.”

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, debenture, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the UCC or equivalent statutes) of any jurisdiction other than to evidence a lease.

“Liquidated Damages” has the meaning set forth in the Indenture.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Proceeds” from an Asset Sale or a Sale of a Principal Property means the aggregate cash proceeds received by such Person and/or its affiliates in respect of such transaction, including any cash received upon sale or other disposition of any Designated Non-cash Considerations received in any Asset Sale, which amount is equal to the excess, if any, of:

(1) the cash received by such Person and/or its affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such transaction, over

(2) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such person in connection with such transaction, plus (b) all fees,

commissions, and other expenses incurred by such Person in connection with such transaction, plus (c) provision for taxes, including income taxes, attributable to the transaction or attributable to required prepayments or repayments of Indebtedness with the proceeds of such transaction, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller’s indemnities to purchaser in respect of such transaction undertaken by Parent or any of its Restricted Subsidiaries in connection with such transaction, plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such transaction.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Obligations” means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing such Indebtedness.

“Parent Surviving Entity” has the meaning set forth under “ — Merger, Consolidation and Sale of Assets.”

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Temporary Cash Investments between Parent or any of its Restricted Subsidiaries and another Person; provided that any Net Available Proceeds received must be applied in accordance with the “Limitation on Asset Sales” covenant.

“Permitted Business” means (1) the same or a similar line of business as Parent and the Restricted Subsidiaries are engaged in on the date of the Indenture as described in this prospectus and (2) such business activities as are complementary, incidental, ancillary or related to, or are reasonable extensions of, the foregoing.

“Permitted Indebtedness” has the meaning set forth in the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness.”

“Permitted Investment” means:

(1) any Investment in Temporary Cash Investments or the Notes or the Exchange Notes;

(2) any Investment in Issuer or any Restricted Subsidiary;

(3) any Investment by Parent or any Restricted Subsidiary in a Person, if as a result of such Investment:

•	such Person becomes a Restricted Subsidiary; or

•	such Person is merged or consolidated with or into, or Transfers or conveys all or substantially all of its assets to, or is liquidated into, Issuer or a Guarantor;

(4) receivables owing to Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) loans or advances to employees of Parent or any Restricted Subsidiary that are made in the ordinary course of business consistent with past practices of Parent or such Restricted Subsidiary;

(6) Investments in any Person to the extent such Investment represents the non-cash portion of the consideration received in an Asset Sale or Sale of a Principal Property as permitted pursuant to the covenant described under “— Certain Covenants — Limitation on Asset Sales” or represents consideration received from the sale of assets not considered to be an Asset Sale for purposes of such covenant;

(7) Investments of cash or Temporary Cash Investments in any Restricted Subsidiary that is not a Guarantor in the form of Indebtedness that is not subordinated by its terms to any other obligations;

(8) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(9) Hedging Obligations incurred pursuant to clause (7) of the definition of “Permitted Indebtedness”;

(10) Investments in joint ventures not to exceed $10.0 million at any time outstanding; provided that each such joint venture is engaged only in a Permitted Business;

(11) any Investment by Parent or a Wholly Owned Subsidiary of Parent in a Securitization Entity; provided that such Investment is in the form of a Purchase Money Note or an equity interest or interests in accounts receivable generated by Parent or any of its Subsidiaries;

(12) any Indebtedness of Parent to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by Parent from any such Subsidiary which assets are subsequently conveyed by Parent to a Securitization Entity in a Qualified Securitization Transaction;

(13) any guarantees of Indebtedness permitted by clause (6) or (17) of the definition of “Permitted Indebtedness”;

(14) any Investment by TNCLP or TNLP in the other;

(15) additional Investments in an aggregate amount, taken together with all other Investments made pursuant to this clause (15) that are at that time outstanding, not to exceed the greater of $45.0 million and 3% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(16) any Investment in a Permitted Business in an aggregate amount, taken together with all other Investments made pursuant to this clause (16) that are at that time outstanding, not to exceed the greater of $30.0 million and 2% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(17) the contribution of any asset associated with the Teesside facility and Severnside facility of Terra Nitrogen (U.K.) Limited or the Capital Stock of any Person holding such assets to a joint venture with Kemira GrowHow UK Limited; and

(18) Investments consisting of take-or-pay obligations contained in supply agreements relating to products, services or commodities of a type that Parent or any of its Subsidiaries uses or sells in the ordinary course of business.

The amount of any Investments outstanding for purposes of clause (10), (15), (16) or (17) above and the amount of Investments deemed made since the Issue Date for purposes of clause (8) of “— Certain Covenants — Limitation on Restricted Payments” shall be equal to the aggregate amount of Investments made pursuant to such clause reduced (but not below zero) by the following (to the extent not included in the calculation of Consolidated Net Income for purposes of determining the Basket and without duplication):

•	the aggregate net proceeds (including the Fair Market Value of assets other than cash) received by Parent or any Restricted Subsidiary upon the sale or other disposition of any Investment made pursuant to such clause;

•	the net reduction in Investments made pursuant to such clause resulting from dividends, repayments of loans or advances or other Transfers of assets to Parent or any Restricted Subsidiary;

•	to the extent that the amount available for Investments under such clause was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary; and

•	the net reduction in Investments made pursuant to such clause resulting from repayment of letters of credit or the expiration of letters of credit undrawn.

“Permitted Liens” means:

(1) Liens on assets of a Person at the time such Person becomes a Subsidiary; provided that (a) such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary and (b) such Lien does not extend to or cover any assets of Parent or any other Restricted Subsidiary;

(2) Liens existing on the Issue Date;

(3) Liens imposed by law that are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, employees’, laborers’, employers’, suppliers’, banks’, repairmen’s and other like Liens, in each case, for sums not yet due or that are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP;

(4) Liens for taxes, assessments and governmental charges not yet due or payable or subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP;

(5) Liens on assets acquired or constructed after the Issue Date securing Purchase Money Indebtedness and Capital Lease Obligations; provided that such Liens shall in no event extend to or cover any assets other the such assets acquired or constructed after the Issue Date with the proceeds of such Purchase Money Indebtedness of Capital Lease Obligations;

(6) zoning restrictions, easements, rights-of-way, restrictions on the use of real property, other similar encumbrances on real property incurred in the ordinary course of business and minor irregularities of title to real property that do not (a) secure Indebtedness, or (b) individually or in the aggregate materially impair the value or marketability of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of Parent and the Restricted Subsidiaries at such real property;

(7) terminable or short-term leases or permits for occupancy, which leases or permits (a) expressly grant to Parent or any Restricted Subsidiary the right to terminate them at any time on not more than six months’ notice and (b) do not individually or in the aggregate interfere with the operation of the business of Parent or any Restricted Subsidiary or individually or in the aggregate impair the use (for its intended purpose) or the value of the property subject thereto;

(8) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute an Event of Default; provided that any such Liens shall be paid, discharged, bonded or stayed prior to the sale or forfeiture of any portion of the collateral on account of such Liens;

(9) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by Parent or any Restricted Subsidiary in accordance with the provisions of the Indenture in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(10) Liens securing Refinancing Indebtedness relating to Permitted Liens of the type described in clauses (1), (2) and (5) of this definition; provided that such Liens extend only to the assets securing the Indebtedness being Refinanced;

(11) other Liens securing obligations (not constituting indebtedness for money borrowed) in an aggregate amount at any time outstanding not to exceed the greater of $45.0 million and 3% of Total Assets.

(12) Liens securing Indebtedness incurred under clause (3) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness”;

(13) Liens securing Hedging Obligations of the type described in clause (6) of the definition of “Permitted Indebtedness”;

(14) Liens securing Indebtedness of Foreign Subsidiaries;

(15) Liens in favor of Issuer or any Guarantor; provided that such Liens do not secure obligations that are assigned to any Person other than the Bank Collateral Agent pursuant to the Credit Facility;

(16) Liens on assets or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary;

(17) pledges of or Liens on raw materials or on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products;

(18) Liens in favor of banks that arise under Article 4 of the UCC on items in collection and documents relating thereto and proceeds thereof and Liens arising under Section 2-711 of the UCC;

(19) Liens arising or that may be deemed to arise in favor of a Securitization Entity arising in connection with a Qualified Securitization Transaction;

(20) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent or deposits as security for the payment of insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), in each case incurred in the ordinary course of business;

(21) Liens in favor of issuers of surety, performance, judgment, appeal and like bonds or letters of credit issued in the ordinary course of business;

(22) Liens occurring solely by the filing of a UCC statement, which filing has not been consented to by Parent or any Restricted Subsidiary;

(23) any obligations or duties affecting any property of Parent or any Restricted Subsidiary to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held;

(24) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;

(25) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

(26) deposits, pledges or other Liens to secure obligations under purchase or sale agreements.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Purchase Money Indebtedness” mean Indebtedness:

•	consisting of the deferred purchase price of assets, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed; and

•	incurred to finance the acquisition by Parent or a Restricted Subsidiary of such asset, including additions and improvements;

provided that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further that such Indebtedness is incurred within 120 days after such acquisition of, or the completion of construction of, such asset by Parent or Restricted Subsidiary.

“Purchase Money Note” means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, Parent or any of its Subsidiaries in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by Parent, any Restricted Subsidiary or a Securitization Entity pursuant to which Parent or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or Parent or any Restricted Subsidiary which subsequently transfers to a Securitization Entity (in the case of a transfer by Parent or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of Parent or any Restricted Subsidiary which arose in the ordinary course of business of Parent or such Restricted Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Qualified Stock” means any Capital Stock of Parent other than Disqualified Stock.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, increase, replace, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means, with respect to any Indebtedness, Indebtedness incurred to Refinance such Indebtedness that does not:

(1) result in an increase in the aggregate principal amount of Indebtedness being Refinanced as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred in connection with such Refinancing) or

(2) create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (x) if the Indebtedness being Refinanced is subordinated by its terms to the Notes or a Guarantee, then such Refinancing Indebtedness shall be subordinated by its terms to the Notes or such Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced and (y) the obligor(s) on the Refinancing Indebtedness shall not include any Person that is not the Issuer or a Guarantor or a Person that is an obligor on the Indebtedness being Refinanced.

“Related Business Assets” means assets (other than cash or Temporary Cash Investments) used or useful in a Permitted Business, provided that any assets received by Parent or a Restricted Subsidiary in exchange for assets transferred by Parent or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Payment” means, with respect to any Person:

(1) any dividend or other distribution declared or paid on any Capital Stock of Parent (other than dividends or distributions payable solely in Qualified Stock);

(2) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of Parent or any affiliate of Parent (other than any Restricted Subsidiary);

(3) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations prior to the Stated Maturity thereof (other than any Purchase Money Indebtedness incurred after the Issue Date upon the sale of the related asset); or

(4) the making of an Investment (other than a Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of any Subsidiary of Parent as an Unrestricted Subsidiary).

“Restricted Subsidiary” means Issuer and each other Subsidiary of Parent that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby Parent or a Restricted Subsidiary Transfers such property to a Person and Parent or a Restricted Subsidiary leases it from such Person.

“Securitization Entity” means a Wholly Owned Subsidiary of Parent (or another Person in which Parent or any Subsidiary of Parent makes an Investment and to which Parent or any Subsidiary of Parent Transfers accounts receivable):

(1) which is designated by the Board of Directors (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of accounts receivable;

(2) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by Parent or any of its Subsidiaries (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to

Standard Securitization Undertakings), (b) is recourse to or obligates Parent or any of its Subsidiaries (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of Parent or any of its Subsidiaries (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by Parent or any of its Subsidiaries;

(3) with which neither Parent nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Parent or such Subsidiary than those that might be obtained at the time from Persons that are not affiliates of Parent, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

(4) to which neither Parent nor any of its Subsidiaries has any obligation to maintain or preserve such entity’ financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions.

“Significant Subsidiary” means (1) any Restricted Subsidiary that is a “significant subsidiary” of Parent on a consolidated basis within the meaning of Regulation S-X promulgated by the SEC or (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7), (8) or (9) under “— Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Parent or any of its Subsidiaries which are reasonably customary in an accounts receivable securitization transaction.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of Parent, Issuer or a Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is subordinated by its terms in right of payment to the Notes or the Guarantee of Parent or such Guarantor.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which Voting Stock representing more than 50% of the total voting power of all outstanding Voting Stock of such Person is at the time owned, directly or indirectly, by:

•	such Person;

•	such Person and one or more Subsidiaries of such Person; or

•	one or more Subsidiaries of such Person.

“Temporary Cash Investments” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2) investments in time or demand deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A-2” or higher by Moody’ Investors Service, Inc. (“Moody’s”), “A” or higher by Standard & Poor’ Ratings Group (“S&P”) or the equivalent rating by any other nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an affiliate of Issuer) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is “P-2” or higher from Moody’s, “A-2” or higher from S&P or the equivalent rating by any other nationally recognized statistical rating organization (as defined above);

(5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Moody’s or “A” by S&P; and

(6) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (1) through (5) above.

“Terra Canada” means Terra International (Canada) Inc., an Ontario corporation.

“Terra UK” means Terra Nitrogen (U.K.) Ltd., an English company.

“TNCLP” means Terra Nitrogen Company, L.P., a Delaware limited partnership.

“TNLP” means Terra Nitrogen, Limited Partnership, a Delaware limited partnership.

“Total Assets” means the total assets of Parent and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Parent.

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger or otherwise, in one transaction or a series of transactions. “Transferred,” “Transferor” and “Transferee” have correlative meanings.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 1, 2012; provided, however, that if the period from the Redemption Date to February 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

“Unrestricted Subsidiary” means:

•	any Subsidiary of Parent that at the time of determination shall have been designated an Unrestricted Subsidiary by the Board of Directors; and

•	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of Parent (including any newly acquired or newly formed Subsidiary but excluding any Principal Property Subsidiary and any parent company of any Principal Property Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any assets of, Issuer or any other Subsidiary of Parent that is not a Subsidiary of the Subsidiary to be so designated; provided that:

•	no Default has occurred and is continuing or would occur as a consequence thereof;

•	(x) Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (y) the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such designation; and

•	either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “— Certain Covenants — Limitation on Restricted Payments” (treating the Fair Market Value of Issuer’s proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP as the amount of the Investment).

The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

•	no Default has occurred and is continuing; and

•	Indebtedness of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if incurred at such time, be permitted to be incurred under the Indenture.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the then outstanding aggregate principal amount of such Indebtedness into

(2) the sum of the total of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by Parent and/or one or more Wholly Owned Subsidiaries.

THE EXCHANGE OFFER

We entered into an exchange and registration rights agreement (the “Exchange and Registration Rights Agreement”) pursuant to which we agreed, for the benefit of the holders of the notes:

(1) to file with the SEC, within 90 days following the time of delivery of the notes (the “Closing”), a registration statement (the “Exchange Offer Registration Statement”) under the Securities Act relating to an exchange offer (the “Exchange Offer”) pursuant to which notes substantially identical to the notes (except that such notes will not contain terms with respect to liquidated damages described below or transfer restrictions) (the “Exchange Notes”) would be offered in exchange for the then outstanding notes tendered at the option of the holders thereof;

(2) to use our commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective within 120 days following the Closing; and

(3) to use our commercially reasonable efforts to effect the Exchange Offer within 150 days after the Closing.

We have further agreed to commence the Exchange Offer promptly after the Exchange Offer Registration Statement has become effective, hold the offer open for at least 20 business days, and exchange Exchange Notes for all notes validly tendered and not withdrawn before the expiration of the offer.

Under existing SEC interpretations, the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act, except that broker-dealers (“Participating Broker-Dealers”) receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of those Exchange Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the notes) by delivery of the prospectus contained in the Exchange Offer Registration Statement. Under the Exchange and Registration Rights Agreement, we are required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes. The Exchange Offer Registration Statement will be kept effective as long as necessary after the Exchange Offer has been consummated in order to permit resales of Exchange Notes acquired by broker-dealers in after-market transactions. Each holder of notes that wishes to exchange such notes for Exchange Notes in the Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the Exchange Offer it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not us or an affiliate of ours.

However, if:

(1) the existing SEC interpretations are changed such that we cannot effect the Exchange Offer or the Exchange Offer is not for any reasons consummated within 150 days following the Closing; or

(2) the initial purchaser so requests under certain circumstances; or

(3) the Exchange Offer is not available to any holder of the notes; or

(4) the initial purchaser does not receive freely tradeable Exchange Notes in exchange for notes that are part of an unsold allotment.

we will, in lieu of (or, in the case of clause (2), in addition to) effecting registration of Exchange Notes, use our reasonable best efforts to cause a registration statement under the Securities Act relating to a shelf registration of the notes for resale by holders or, in the case of clause (2), of the notes held by such initial purchaser for resale by such initial purchaser (the “Resale Registration”) to become effective and to remain effective until two years following the effective date of such registration statement or such shorter period that will terminate when all the securities covered by such registration statement have been sold pursuant to the shelf registration statement.

We will, in the event of the Resale Registration, provide to the holder or holders of the applicable notes copies of the prospectus that is a part of the registration statement filed in connection with the Resale Registration, notify such holder or holders when the Resale Registration for the applicable notes has become effective and take certain other actions as are required to permit unrestricted resales of the applicable notes. A holder of notes that sells such notes pursuant to the Resale Registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Exchange and Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

Although we intend to file the registration statement previously described, we cannot assure you that the registration statement will be filed or, if filed, that it will become effective.

In the event that:

(1) we have not filed the registration statement relating to the Exchange Offer (or, if applicable, the Resale Registration) within 90 days following the Closing; or

(2) such registration statement has not become effective within 120 days following the Closing; or

(3) the Exchange Offer has not been consummated within 150 business days after the Closing; or

(4) any registration statement required by the Exchange and Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective (any such event referred to in clauses (1) through (4), the “Registration Default”), then we will pay liquidated damages in cash in an amount equal to 0.25% per annum of the aggregate principal amount of notes for the period from the occurrence of the Registration Default until such time as no Registration Default is in effect, which rate shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues up to a maximum of 1.00% per annum (“Liquidated Damages”).

The summary herein of certain provisions of the Exchange and Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Exchange and Registration Rights Agreement, a copy of which will be available upon request to us.

The Outstanding Notes and the Exchange Notes will be considered collectively to be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and Offers to Purchase, and for purposes of the provisions described under the caption “Description of Notes” all references therein to “notes” shall be deemed to refer collectively to notes and any Exchange Notes, unless the context otherwise requires.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Any holder may tender some or all of its outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

(1) the exchange notes bear a different CUSIP Number from the outstanding notes;

(2) the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

(3) the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture.

As of the date of this prospectus, $330,000,000 aggregate principal amount of the outstanding notes were outstanding. We have fixed the close of business on          , 2007 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

Holders of outstanding notes do not have any appraisal or dissenters’ rights under the Delaware General Corporation Law of Delaware, or the indenture relating to the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “— Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “expiration date” will mean 5:00 p.m., New York City time, on          , 2007, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer, we will make a press release or other public announcement, notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “— Conditions” have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Such decision will also be communicated in a press release or other public announcement prior to 9:00 a.m., New York City time on the next business day following such decision Any announcement of delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. In the event of a material changes in the exchange offer, including the waiver of a material condition, we will extend the exchange offer if necessary so that at least five business days remain in the exchange offer following notice of the material change.

Interest on the Exchange Notes

The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on August 1, 2007. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

Interest on the exchange notes is payable semi-annually on each February 1 and August 1, commencing on August 1, 2007.

Procedures for Tendering

Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under “Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

By executing the letter of transmittal, each holder will make to us the representations set forth above in the third paragraph under the heading “— Purpose and Effect of the Exchange Offer.”

The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.

The method of delivery of outstanding notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. See “Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner” included with the letter of transmittal.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account with respect to the outstanding notes in accordance with DTC’s procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

(A) the tender is made through a member firm of the Medallion System;

(B) prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

(C) the properly completed and executed letter of transmittal of facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

(1) specify the name of the person having deposited the outstanding notes to be withdrawn;

(2) identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

(4) specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “— Procedures for Tendering” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may, prior to the expiration of the exchange offer, terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

(1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which we reasonably believe might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

(2) any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which we reasonably believe might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

(3) any governmental approval has not been obtained, which approval we reasonably believe to be necessary for the consummation of the exchange offer as contemplated by this prospectus.

If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see “— Withdrawal of Tenders”) or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Overnight Courier, Registered/Certified Mail or by Hand:

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS2N
St. Paul, MN 55107
Attn: Specialized Finance Department

Facsimile Transmission:

(651) 495-8158

For information or to Confirm Receipt of Facsimile by Telephone (call toll-free):

(800) 934-6802

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates’ officers and regular employees.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

Consequences of Failure to Exchange

The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:

(1) to us upon redemption thereof or otherwise;

(2) so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

With respect to resales of exchange notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the Staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

BOOK-ENTRY; DELIVERY AND FORM

The Global Notes

Initially, the Exchange Notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited on the issue date with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form (“Certificated Notes”) except in the limited circumstances described below.

All interests in the Global Notes, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems.

Certain Book-Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the initial purchaser take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act of 1934 (the “Exchange Act”).

DTC was created to hold securities for its participants (collectively, the “Participants”) and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s Participants include securities brokers and dealers (including the initial purchaser), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

We expect that pursuant to procedures established by DTC (1) upon deposit of each Global Note, DTC will credit the accounts of Participants designated by the initial purchaser with an interest in the Global Note and (2) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of notes under the indenture or such Global Note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, liquidated damages, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in the Global Notes by or through a Euroclear or Clearstream, Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If:

•	we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation; or

•	an event of default has occurred and is continuing and the registrar has received a request from DTC to issue Certificated Notes,

then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither we nor the trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

PLAN OF DISTRIBUTION

Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of one year after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

Prior to the exchange offer, there has not been any public market for the outstanding notes. The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to the outstanding notes. The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

IRS Circular 230 Disclosure

To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, we inform you that any tax advice contained in this document (including any attachments) was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax-related penalties under the U.S. Internal Revenue Code. The tax advice contained in this document (including any attachments) was written to support the promotion or marketing of the transaction(s) or matter(s) addressed by the document. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes but does not purport to be a complete analysis of all the potential tax considerations. This summary is based on the provisions of the Internal Revenue Code (the “Code”), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the IRS and other applicable authorities, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with our statements and conclusions. This summary does not address the U.S. federal income tax consequences of ownership of the notes not held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as certain financial institutions, tax-exempt organizations, S corporations, partnerships or other pass-through entities and investors in such entities, insurance companies, broker-dealers, dealers or traders in securities or currencies, certain former citizens or residents of the U.S., and taxpayers subject to the alternative minimum tax. This summary also does not discuss notes held as part of a hedge, straddle, synthetic security or conversion transaction, constructive sale, or other integrated transaction, or situations in which the “functional currency” of a U.S. holder (as defined below) is not the U.S. dollar. Moreover, the effect of any applicable federal estate and gift, state, local or non-U.S. tax laws is not discussed.

THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER THE FEDERAL ESTATE AND GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

The term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

(1) an individual citizen or resident of the U.S., including an alien individual who is a lawful permanent resident of the U.S. or meets the “substantial presence” test under Section 7701(b) of the Code;

(2) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S. or any state thereof (including the District of Columbia);

(3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

(4) a trust, if (i) a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more “U.S. persons” within the meaning of the Code has the authority to control all of its substantial decisions, or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations to treat such trust as a domestic trust.

The term “non-U.S. holder” means a beneficial owner of a note that is an individual, corporation, estate or trust and is not a U.S. holder.

If an entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership purchasing the notes should consult with the partner’s own tax advisor about the U.S. federal income tax consequences of purchasing, holding and disposing of the notes.

In certain circumstances (see “Description of Notes — Change of Control” and “Exchange Offer — Registration Rights”), we may be obligated to pay amounts in excess of stated interest or principal on the notes. It is possible that the IRS could assert that an additional amount which we would be obliged to pay is a “contingent payment.” In that case, the notes may be treated as contingent payment debt instruments for U.S. federal income tax purposes, with the result that the timing, amount of income included and the character of income recognized may be different from the consequences discussed herein. However, the Treasury regulations regarding debt instruments that provide for one or more contingent payments state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, contingencies which are remote or incidental as of the issue date are ignored. We believe that as of the issue date the likelihood of our paying additional amounts is remote or incidental and, accordingly, we do not intend to treat the notes as contingent payment debt instruments. In addition, we have the option to redeem all or a portion of the notes at certain times prior to the maturity date at a premium. Under applicable Treasury regulations, we will be deemed to exercise any option to redeem the notes if the exercise of such option would lower the yield of the debt instrument. We believe, and intend to take the position for purposes of determining yield and maturity (for purposes of the “original issue discount” (“OID”) provisions of the Code), that we will not be treated as having exercised any option to redeem the notes under these rules. Such determination by us is binding on all holders unless a holder discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a holder might be required to accrue income on its notes in excess of stated interest and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. Alternatively, the notes may be treated as being subject to the original issue discount rules. In the event a contingency occurs, it would affect the amount, the character and timing of the income recognized by a holder. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments or as instruments subject to original issue discount rules for U.S. federal income tax purposes.

U.S. Holders

Exchange of Notes.  The exchange of notes for registered notes in the exchange offer will not constitute a significant modification of the terms of the notes and thus will not constitute a taxable event for U.S. Holders. Consequently, a U.S. Holder will not recognize gain upon receipt of registered notes in exchange for notes in the exchange offer, the U.S. Holder’s basis in the registered notes received in the exchange offer will be the same as its basis in the corresponding notes immediately before the exchange and the U.S. Holder’s holding period in the registered notes will include its holding period in the original notes.

Interest.  The stated interest on a note will be included in the gross income of a U.S. holder as ordinary income at the time such interest is accrued or received in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes. At the original issuance, the notes were not issued at a greater than de minimis discount and therefore should not have OID.

Even if a note has OID falling within the de minimis exception, a noteholder must include such OID in income proportionately as principal payments are made on that note.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes.  Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (not including the amount allocable to accrued and unpaid interest, which will be taxable as ordinary income to the extent not previously so taxed) and (ii) that holder’s adjusted tax basis in the note. The amount realized will be equal to the sum of the amount of cash and the fair market value of any property received in exchange for the note. A U.S. holder’s adjusted tax basis in a note generally will equal that holder’s cost. Except to the extent attributable to accrued market discount, as discussed below, the capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in the note is more than one year at the time of sale, exchange, redemption or other taxable disposition. Long-term capital gain is subject to U.S. federal income tax at preferential rates for non-corporate U.S. holders. The deductibility of capital losses is subject to limitations.

A U.S. Holder who purchases a note at a “market discount” that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code. A U.S. Holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Code. In general, “market discount” is calculated as the excess of the note’s stated redemption or revised issue price, within the meaning of Sections 1273 and 1278 of the Code, over its purchase price. If a U.S. Holder purchases a note at a “market discount,” any gain on sale of that note attributable to the U.S. Holder’s unrecognized accrued market discount generally will be treated as ordinary income to the U.S. Holder. In addition, a U.S. Holder who acquires a debt instrument at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry the debt instrument until the U.S. Holder disposes of the debt instrument in a taxable transaction. Instead of recognizing any market discount upon a disposition of a note and being required to defer any applicable interest expense, a U.S. Holder may elect to include market discount in income currently as the discount accrues. The current income inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year in which the election applies, and may not be revoked without the consent of the IRS. In the event that a note is treated as purchased at a premium, that premium will be amortizable by a U.S. Holder as an offset to interest income (with a corresponding reduction in the U.S. Holder’s tax basis) on a consent yield basis if the U.S. Holder elects to do so. This election will also apply to all other debt instruments held by the U.S. Holder during the year in which the election is made and to all debt instruments acquired after that year.

Information Reporting and Backup Withholding Tax.  In general, we must report certain information to the IRS with respect to payments of principal, premium, if any, and interest on a note (including the payment of liquidated damages) and payments of the proceeds of the sale or other disposition of a note to certain non-corporate U.S. holders. The payor (which may be us or an intermediate payor) will be required to withhold backup withholding tax at the applicable statutory rate if (i) the payee fails to furnish a taxpayer identification number (“TIN”) to the payor or establish an exemption from backup withholding, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a notified payee underreporting with respect to interest or dividends described in Section 3406(c) of the Code or (iv) the payee has not certified under penalties of perjury that it has furnished a correct TIN and such U.S. holder is not subject to backup withholding under the Code. Certain holders (including among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. U.S. holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders

Interest.  Interest paid to a non-U.S. holder will not be subject to U.S. federal income or withholding tax of 30% (or, if applicable, a lower rate under an applicable income tax treaty) under the “portfolio interest” exception of the Code provided that:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of our classes of stock;

•	such holder is not a controlled foreign corporation that is related to us through sufficient stock ownership and is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	either (1) the non-U.S. holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a “U.S. person” within the meaning of the Code and provides its name and address (generally by completing IRS Form W-8BEN), (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the non-U.S. holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a “U.S. person” and provides us or our paying agent with a copy of such statement or (3) the non-U.S. holder holds its notes directly through a “qualified intermediary” and certain conditions are satisfied; and

•	the interest is not effectively connected with such holder’s conduct of a trade or business within the U.S.

If the above conditions are not met, a non-U.S. holder may nevertheless be entitled to an exemption from U.S. federal withholding tax if the interest is effectively connected to a U.S. trade or business as described below or to a reduction in or an exemption from U.S. federal income and withholding tax on interest under an income tax treaty between the U.S. and the non-U.S. holder’s country of residence. To claim a reduction or exemption under an income tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN and claim the reduction or exemption on the form.

The certification requirements described above may in some circumstances require a non-U.S. holder that claims the benefit of an income tax treaty to also provide its U.S. taxpayer identification number on IRS Form W-8BEN.

Sale, Exchange, Redemption, Retirement or other Taxable Disposition of Notes.  A non-U.S. holder of a note generally will not be subject to U.S. federal income tax or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other taxable disposition of the note (other than any amount representing accrued but unpaid interest on the note, which is subject to the rules discussed above under “— Non-U.S. Holders — Interest”) unless (i) the gain is effectively connected with a U.S. trade or business of the non-U.S. holder (in which case each gain would be taxable as described below) or (ii) in the case of a non-U.S. holder who is an individual, such holder is present in the U.S. for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other requirements are met (in which case such gain, net of certain U.S. source losses, generally will be subject to tax at a 30% rate unless reduced or eliminated by an applicable treaty).

U.S. Trade or Business.  If interest or gain from a disposition of the notes is effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, such interest or gain is also attributable to a U.S. “permanent establishment” maintained by the non-U.S. holder) the non-U.S. holder may be subject to U.S. federal income tax on the interest or gain on a net basis generally in the same manner as if it were a U.S. holder. If interest income received with respect to the notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally IRS Form W-8ECI). A foreign corporation that is a holder of a note may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain realized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the U.S.

Information Reporting and Backup Withholding Tax.  U.S. backup withholding tax generally will not apply to payments on a note to a non-U.S. holder if the non-U.S. holder is exempt from withholding tax on interest as described above in “— Non-U.S. Holders — Interest.” However, information reporting may still apply with respect to interest payments.

Payment of proceeds made to a non-U.S. holder outside the U.S. from a disposition (including redemption or retirement) of notes effected through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding and information reporting. However, payment of proceeds from a disposition of notes by a non-U.S. holder effected through a non-U.S. office of a broker may be subject to information reporting (but generally not backup withholding) if the broker is (i) a U.S. person (within the meaning of the Code); (ii) a controlled foreign corporation for Untied States federal income tax purposes; (iii) a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or (iv) a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

Payment of the proceeds from a disposition (including redemption or retirement) by a non-U.S. holder of a note made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

Non-U.S. holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury regulations. In this regard, the current Treasury regulations provide that a certification may not be relied on if we or our agent (or other payor) knows or has reason to know that the certification may be false. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes and exchange notes by employee benefit plans that are subject to Title I of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which we or the initial purchaser are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding (and the exchange of notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note or an exchange note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes (and the exchange of notes for exchange notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes (and holding the notes or exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding of the notes.

VALIDITY OF NEW SECURITIES

The validity of the exchange notes and the guarantees and other legal matters will be passed upon on our behalf by Kirkland & Ellis LLP, Chicago, Illinois.

EXPERTS

The financial statements and the related financial statement schedule as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, included and incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is included and incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” relating to the recognition and related disclosure provisions, effective December 31, 2006), and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2006 incorporated by reference in this prospectus has been audited by Deloitte & Touche LLP, an independent registered accounting firm, as stated in their report, which is incorporated by reference herein. Such reports have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS

This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Current Reports on Form 8-K filed with the Commission on January 11, 2007, January 25, 2007, January 26, 2007, January 29, 2007, January 30, 2007, February 6, 2007 and March 12, 2007.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this exchange offer. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. You may request free copies of these filings by writing or telephoning us at the following address: Terra Industries Inc., Terra Centre, 600 Fourth Street, P.O. Box 6000, Sioux City, Iowa 51102-6000, telephone number: (712) 277-1340.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed with the SEC a registration statement on Form S-4 (Reg. No. 333-      ) with respect to the securities being offered hereby. This prospectus does not contain all of the information contained in the registration statement, including the exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about use and the securities being offered hereby. As described below, the registration statement, including exhibits and schedules is on file at the offices of the SEC and may be inspected without charge.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Terra Industries’ common stock is listed on the New York Stock Exchange, and you may inspect our SEC filings at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You may request a copy of these filings at no cost, by writing to or telephoning us at the following address and telephone number:

Terra Industries Inc.
Attn: Corporate Secretary
Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa 51102
(712) 277-1340

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may change after that date.

TERRA INDUSTRIES, INC.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Terra Industries Inc.:

We have audited the accompanying consolidated statements of financial position of Terra Industries Inc. and subsidiaries (“Terra”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows and changes in stockholders’ equity for each of the three years in the period ended December 31, 2006. Our audits also included the consolidated financial statement schedule listed in the Index to Financial Statements as Schedule II. These financial statements and the financial statement schedule are the responsibility of Terra’s management. Our responsibility is to express an opinion on the financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Terra Industries Inc. and subsidiaries at December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, in 2006 the Company adopted Statement of Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans relating to the recognition and related disclosure provisions effective December 31, 2006.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Terra’s internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report (not presented herein) dated March 12, 2007 expressed an unqualified opinion on management’s assessment of the effectiveness of Terra’s internal control over financial reporting and an unqualified opinion on the effectiveness of Terra’s internal control over financial reporting.

DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 12, 2007

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	At December 31,
	2006	2005
	(In thousands)

ASSETS
Cash and cash equivalents	$179,017	$86,366
Restricted cash	—	8,595
Accounts receivable, less allowance for doubtful accounts of $333 and $234	198,791	206,407
Inventories	211,017	190,314
Other current assets	31,680	54,578

Total current assets	620,505	546,260

Property, plant and equipment, net	720,897	733,536
Deferred plant turnaround costs	44,558	27,447
Equity investments	164,099	183,884
Intangible assets	5,645	7,526
Other assets	17,009	24,972

Total assets	$1,572,713	$1,523,625

LIABILITIES
Accounts payable	$156,493	$125,863
Customer prepayments	77,091	52,913
Accrued and other current liabilities	75,863	85,034

Total current liabilities	309,447	263,810

Long-term debt and capital lease obligations	331,300	331,300
Deferred income taxes	63,851	65,998
Pension liabilities	134,444	120,236
Other liabilities	40,188	41,320
Minority interest	94,687	92,258

Total liabilities and minority interest	973,917	914,922

Commitments and contingencies (Note 10)	—	—
Preferred Shares — liquidation value of $120,000	115,800	115,800
Common Stockholders’ Equity
Capital stock
Common Shares, authorized 133,500 shares; 92,630 and 95,171 shares outstanding	144,976	146,994
Paid-in capital	693,896	712,671
Accumulated other comprehensive loss	(63,739)	(70,143)
Unearned compensation	—	(5,369)
Accumulated deficit	(292,137)	(291,250)

Total stockholders’ equity	482,996	492,903

Total liabilities and stockholders’ equity	$1,572,713	$1,523,625

See accompanying Notes to the Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2006	2005	2004
	(In thousands, except per-share amounts)

Revenues	$1,828,714	$1,930,583	$1,506,965
Other income, net	8,008	8,482	2,145

Total Revenue	1,836,722	1,939,065	1,509,110

Cost and Expenses
Cost of sales	1,732,222	1,800,236	1,348,077
Selling, general and administrative expense	55,233	46,548	44,190
Equity in earnings of unconsolidated affiliates	(17,013)	(21,415)	—
Recovery of product claim costs	—	—	(17,903)

	1,770,442	1,825,369	1,374,364

Income from operations	66,280	113,696	134,746
Interest income	6,457	8,086	3,307
Interest expense	(47,991)	(53,478)	(53,134)
Loss on early retirement of debt	—	(27,193)	(11,116)
Change in fair value of warrant liability	—	8,860	—

Income before income taxes and minority interest	24,746	49,971	73,803
Income tax benefit (provision)	(9,247)	(14,217)	5,000
Minority interest	(11,286)	(13,667)	(11,207)

Net income	4,213	22,087	67,596
Preferred share dividends	(5,100)	(5,134)	(1,029)

Income (Loss) Available to Common Stockholders	$(887)	$16,953	$66,567

Basic and Diluted Income (Loss) Per Share:
Basic	$(0.01)	$0.18	$0.87
Diluted	(0.01)	0.18	0.85
Basic and Diluted Weighted Average Shares Outstanding:
Basic	92,676	92,537	76,478
Diluted	92,676	94,935	79,859

See accompanying Notes to the Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2006	2005	2004
	(In thousands)

Operating Activities
Net income	$4,213	$22,087	$67,596
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	108,069	110,342	102,230
Deferred income taxes	3,777	13,538	(6,058)
Non-cash loss on derivatives	933	4,091	—
Minority interest in earnings (loss)	11,286	13,667	11,207
Distributions in excess of (less than) equity earnings	9,202	(6,941)	—
Share-based compensation	7,010	2,431	1,205
Amortization of intangible and other assets	6,878	5,243	—
Non-cash loss on early retirement of debt	—	22,543	2,985
Change in fair value of warrant liability	—	(8,860)	—
Term loan discount accretion	—	1,773	—
Recovery of product claim costs	—	—	(12,874)
Change in operating assets and liabilities, net of acquisition:
Accounts receivable	16,135	(59,591)	27,647
Inventories	(14,003)	(45,579)	(11,352)
Accounts payable and customer prepayments	37,960	(60,136)	48,394
Other assets and liabilities, net	(32,200)	(3,733)	(18,508)

Net Cash Flows from Operating Activities	159,260	10,875	212,472

Investing Activities
Purchase of property, plant and equipment	(50,856)	(30,820)	(18,472)
Plant turnaround costs	(35,281)	(22,331)	(28,878)
Acquisition, net of cash acquired	—	—	(54,168)
Distributions received from unconsolidated affiliates	9,660	31,901	—
Changes in restricted cash	8,595	(8,595)	—
Proceeds from the sale of property, plant and equipment	19,100	7,560	—

Net Cash Flows used in Investing Activities	(48,782)	(22,285)	(101,518)

Financing Activities
Payments under share repurchase program	(18,796)	—	—
Preferred share dividends paid	(5,100)	(5,950)	—
Distributions to minority interests	(8,861)	(13,607)	(8,072)
Changes in overdraft protection arrangements	11,443	—	—
Excess tax benefits from equity compensation plans	1,255	—	—
Payments under borrowing arrangements	(37)	(125,167)	(70,854)
Proceeds from exercise of stock options	363	142	447
Preferred share issuance, net of $4,200 issuance costs	—	—	115,800
Deferred financing costs	—	—	(2,598)

Net Cash Flows used in Financing Activities	(19,733)	(144,582)	34,723

Effect of Exchange Rate Changes on Cash	1,906	8,560	787

Increase (Decrease) in Cash and Cash Equivalents	92,651	(147,432)	146,464
Cash and Cash Equivalents at Beginning of Year	86,366	233,798	87,334

Cash and Cash Equivalents at End of Year	$179,017	$86,366	$233,798

Supplemental cash flow information:
Interest paid	$42,150	$42,110	$50,455
Income tax refunds received	—	11,933	—
Income taxes paid	1,930	1,526	1,123

Supplemental schedule of non-cash investing and financing activities:
Conversion of Series B preferred stock to common stock:
Common Stock	$—	$2,066	$—
Paid in Capital	$—	$14,646	$—
Consideration to fund acquisitions:
Common shares	$—	$—	$135,750
Series B preferred shares	$—	$—	$17,269
Assumed debt	$—	$—	$125,000
Stock Incentive Plan	$4,218	$5,020	$2,908
Supplemental schedule of unconsolidated affiliates distributions received:
Equity in earnings of unconsolidated affiliates	$17,013	$21,415	$—
Distribution in excess of (less than) equity earnings	9,202	(6,941)	—
Distributions received from unconsolidated affiliates	9,660	31,901	—

Total cash distributions received from unconsolidated affiliates	$35,875	$46,375	$—

See accompanying Notes to the Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN COMMON STOCKHOLDERS’ EQUITY

				Accumulated
				Other
	Common Stock		Paid-In	Comprehensive	Unearned	Accumulated		Comprehensive
	Shares	Amount	Capital	Loss	Compensation	Deficit	Total	Income
	(In thousands)

January 1, 2004	77,563	$128,968	$555,529	$(44,596)	$—	$(374,770)	$265,131

Comprehensive Income (Loss):
Net income	—	—	—	—	—	67,596	67,596	$67,596
Foreign currency translation adjustments	—	—	—	25,216	—	—	25,216	25,216
Change in fair value of derivatives, net of taxes of $690	—	—	—	(23,286)	—	—	(23,286)	(23,286)
Minimum pension liability, net of taxes of $3,149	—	—	—	(13,328)	—	—	(13,328)	(13,328)

Comprehensive income								$56,198

Preferred share dividends	—	—	—	—	—	(1,029)	(1,029)
Issuance of common stock	14,995	14,995	120,755	—	—	—	135,750
Exercise of stock options	198	198	249	—	—	—	447
Nonvested stock	238	370	5,106	—	(4,081)	—	1,395
Share-based compensation	—	—	—	—	1,513	—	1,513

December 31, 2004	92,994	144,531	681,639	(55,994)	(2,568)	(308,203)	459,405

Comprehensive Income (Loss):
Net income	—	—	—	—	—	22,807	22,087	$22,087
Foreign currency translation adjustments	—	—	—	(23,387)	—	—	(23,387)	(23,387)
Change in fair value of derivatives, net of taxes of $2,861	—	—	—	14,198	—	—	14,198	14,198
Minimum pension liability, net of taxes of $5,015	—	—	—	(4,960)	—	—	(4,960)	(4,960)

Comprehensive income								$7,938

Preferred share dividends	—	—	—	—	—	(5,134)	(5,134)
Conversion of preferred shares	2,066	2,066	14,646	—	—	—	16,712
Reclassification of warrant liability	—	—	12,240	—	—	—	12,240
Exercise of stock options	39	39	103	—	—	—	142
Nonvested stock	72	358	4,043	—	(4,798)	—	(397)
Share-based compensation	—	—	—	—	1,997	—	1,997

December 31, 2005	95,171	146,994	712,671	(70,143)	(5,369)	(291,250)	492,903

Comprehensive Income (Loss):
Net income	—	—	—	—	—	4,213	4,213	$4,213
Foreign currency translation adjustments	—	—	—	33,618	—	—	33,618	33,618
Change in fair value of derivatives, net of taxes of $3,513	—	—	—	(6,727)	—	—	(6,727)	(6,727)
Pension and post-retirement benefit liabilities, net of taxes of $4,289	—	—	—	(11,850)	—	—	(11,850)	(11,850)

Comprehensive income								$19,254

Adoption of SFAS 158, net of taxes of $4,650	—	—	—	(8,637)	—	—	(8,637)
Preferred share dividends	—	—	—	—	—	(5,100)	(5,100)
Exercise of stock options	95	95	268	—	—	—	363
Nonvested stock	39	562	(714)	—	—	—	(152)
Shares purchased and retired under share repurchase program	(2,675)	(2,675)	(16,121)	—	—	—	(18,796)
Reclassification for adoption of SFAS 123 R	—	—	(5,369)	—	5,369	—	—
Share-based compensation	—	—	3,161	—	—	—	3,161

December 31, 2006	92,630	$144,976	$693,896	$(63,739)	$—	$(292,137)	$482,996

See accompanying Notes to the Consolidated Financial Statements

Notes to the Consolidated Financial Statements

1.	Summary of Significant Accounting Policies

Basis of presentation:  The Consolidated Financial Statements include the accounts of Terra Industries Inc. and all majority owned subsidiaries (Terra). All intercompany accounts and transactions have been eliminated. Minority interest in earnings and ownership has been recorded for the percentage of limited partnership common units not owned by Terra Industries Inc. for each respective period presented.

Description of business:  Terra produces nitrogen products for agricultural dealers and industrial users, and methanol for industrial users.

Foreign exchange:  Results of operations for the foreign subsidiaries are translated using average currency exchange rates during the period; assets and liabilities are translated using period-end rates. Resulting translation adjustments are recorded as foreign currency translation adjustments in accumulated other comprehensive income (loss) in stockholders’ equity.

Cash and cash equivalents:  Cash and cash equivalents consist of all cash balances and all highly liquid investments purchased with an original maturity of three months or less.

Restricted cash:  Restricted cash consists of cash and cash equivalents that have been pledged as collateral on outstanding debt. The restrictions on the balances lapse with the payments for qualified expenditures at the Verdigris, Oklahoma facility.

Inventories:  Inventories are stated at the lower of cost or estimated net realizable value. The cost of inventories is determined using the first-in, first-out method. The Company performs a monthly analysis of its inventory balances to determine if the carrying amount of inventories exceeds their net realizable value. The analysis of estimated realizable value is based on customer orders, market trends and historical pricing. If the carrying amount exceeds the estimated net realizable value, the carrying amount is reduced to the estimated net realizable value.

The Company allocates fixed production overhead costs based on the normal capacity of its production facilities and unallocated overhead costs are recognized as expense in the period incurred.

Property, plant and equipment:  Expenditures for plant and equipment additions, replacements and major improvements are capitalized. Related depreciation is charged to expense on a straight-line basis over estimated useful lives ranging from 15 to 22 years for buildings and 3 to 18 years for plants and equipment. Equipment under capital leases is recorded in property with the corresponding obligations in long-term debt. The amount capitalized is the present value at the beginning of the lease term of the aggregate future minimum lease payments. Maintenance and repair costs are expensed as incurred.

Plant turnaround costs:  Costs related to the periodic scheduled major maintenance of continuous process production facilities (plant turnarounds) are deferred and charged to product costs on a straight-line basis during the period until the next scheduled turnaround, generally two years.

Equity investments:  Equity investments are carried at original cost adjusted for the Company’s proportionate share of the investees’ income, losses and distributions. The Company periodically assesses the carrying value of its equity investments and records a loss in value of the investment when the assessment indicates that an other-than-temporary decline in the investment exists.

Intangible assets — customer relationships:  The Company’s customer relationships has a finite useful life and is amortized using the straight-line method over the estimated useful life of five years. The Company monitors its intangible asset and records an impairment loss on the intangible asset when circumstances indicate that the carrying amount is not recoverable and that the carrying amount exceeds its fair value.

The customer relationships were recorded at $9.4 million in connection with the acquisition of Mississippi Chemical Corporation in December 2004. During 2006 and 2005, the Company recorded $1.9 million of amortization expense each year. There was no amortization expense recorded during 2004.

Notes to the Consolidated Financial Statements — (Continued)

The estimated amortization expense related to the customer relationships is $1.9 million annually for 2007, 2008 and 2009.

Debt issuance costs:  Costs associated with the issuance of debt are included in other noncurrent assets and are amortized over the term of the related debt using the straight-line method.

Impairment of long-lived assets:  The Company reviews and evaluates its long-lived assets for impairment when events and changes in circumstances indicate that the carrying amount of its asset may not be recoverable. Impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying value of the asset. Future cash flows include estimates of production levels, pricing of the Company’s products, costs of natural gas and capital expenditures. If the assets are impaired, a calculation of fair value is performed; if the fair value is less than the carrying value of the assets, the assets are reduced to their fair value.

Derivatives and financial instruments:  The Company enters into derivative financial instruments, including swaps, basis swaps, purchased put and call options and sold call options, to manage the effect of changes in natural gas costs, to manage the prices of its nitrogen products and to manage foreign currency risk. The Company reports the fair value of the derivatives on its balance sheet. If the derivative is not designated as a hedging instrument, changes in fair value are recognized in earnings in the period of change. If the derivative is designated as a hedge, and to the extent such hedge is determined to be effective, changes in fair value are either (a) offset by the change in fair value of the hedged asset or liability or (b) reported as a component of accumulated other comprehensive income (loss) in the period of change, and subsequently recognized in cost of sales in the period the offsetting hedged transaction occurs. If an instrument is settled early, any gains or losses are immediately recognized in cost of sales.

Revenue recognition:  Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, no obligations remain and collectibility is probable.

Revenues are primarily comprised of sales of the Company’s nitrogen- and methanol-based products, including any realized hedging gains or losses related to nitrogen product derivatives, and are reduced by estimated discounts and trade allowances. Revenues include amounts related to shipping and handling charges to the Company’s customers.

Cost of sales and hedging transactions:  Costs of sales are primarily related to manufacturing and purchased costs related to the Company’s nitrogen- and methanol-based products, including any realized hedging gains or losses related to natural gas derivatives. Costs of sales include amounts related to shipping and handling charges to the Company’s customers.

Share-based compensation:  During the 2006 first quarter, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (SFAS 123 R) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. SFAS 123 R supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) for periods beginning in 2006. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (SAB 107) relating to SFAS 123 R. The Company has applied the provision of SAB 107 in its adoption of SFAS 123 R. The Company adopted SFAS 123 R using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006 (See Note 15).

Per share results:  Basic earnings per share data are based on the weighted-average number of common shares outstanding during the period. Diluted earnings per share data are based on the weighted-average number of common shares outstanding and the effect of all dilutive potential common shares including convertible preferred shares, common stock options, restricted stock and common stock warrants.

Notes to the Consolidated Financial Statements — (Continued)

Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The significant areas requiring the use of management’s estimates relate to assumptions used to calculate pension and other post-retirement benefits costs, valuation allowance for deferred tax assets, future cash flows from long-lived assets and the useful lives utilized for depreciation, amortization and accretion calculations. Actual results could differ from those estimates.

Recently issued accounting standards:  In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” (FIN 48). FIN 48 requires that realization of an uncertain income tax position must be “more likely than not” (i.e. greater than 50% likelihood of receiving a benefit) before it can be recognized in the financial statements. Further, FIN 48 prescribes the benefit to be recorded in the financial statements as the amount most likely to be realized assuming a review by tax authorities having all relevant information and applying current conventions. FIN 48 also clarifies the financial statement classification of tax-related penalties and interest and sets forth new disclosures regarding unrecognized tax benefits. FIN 48 is effective in the first quarter 2007 for the Company. The Company has performed a preliminary analysis of its income tax position and does not expect a significant impact to its financial statements as a result of adopting the Interpretation.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” (SFAS 157). SFAS 157 is definitional and disclosure oriented and addresses how companies should approach measuring fair value when required by generally accepted accounting principles (GAAP); it does not create or modify any current GAAP requirements to apply fair value accounting. SFAS 157 provides a single definition for fair value that is to be applied consistently for all accounting applications, and also generally describes and prioritizes according to reliability the methods and input used in valuations. SFAS 157 prescribes various disclosures about financial statement categories and amounts which are measured at fair value, if such disclosures are not already specified elsewhere in GAAP. The new measurement and disclosure and requirements of SFAS 157 are effective for the Company in 2008 first quarter and the Company expects no significant impact from adopting the Standard.

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” (SFAS 158). SFAS 158 focuses primarily on balance sheet reporting for the funded status of benefit plans and requires recognition of benefit liabilities for under-funded plans and benefit assets for over-funded plans, with offsetting impacts to shareholders equity. These changes are required to be adopted prospectively, effective with the Company’s December 31, 2006 financial statements. The Company is in a net under-funded position for its pension and retiree health care plans, which resulted in a $13.3 million impact as a result of adopting SFAS 158. The $13.3 million impact of adopting SFAS 158 increased accumulated other comprehensive income and deferred tax assets by $8.6 million and $4.7 million, respectively.

SFAS 158 will also require companies to measure benefit plan assets and liabilities and determine the discount rate for subsequent year expense recognition as of the balance sheet date for financial reporting purposes, thus eliminating the opportunity to use a measurement of date up to 90 days prior to the balance sheet date. The effective date for this change is delayed until year-end 2008. The Company currently uses an October 1 measurement date and will adopt a December 31 measurement date in 2008 as required. Switching to the new measurement date will require a one-time adjustment to retained earnings per the transition guidance in SFAS 158. None of the changes prescribed by SFAS 158 will impact the Company’s results of operations or cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). This statement, which is expected to expand fair value measurement, permits entities to choose to measure many financial instruments and certain other items at fair value.

Notes to the Consolidated Financial Statements — (Continued)

SFAS 159 is effective for the Company beginning in the first quarter of 2008. The Company is currently assessing the impact SFAS 159 may have on its financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements,” (SAB 108). SAB 108 provides interpretive guidance on how the effects of prior-year uncorrected misstatements should be considered when quantifying misstatements in the current year financial statements. SAB 108 requires registrants to quantify misstatements using both an income statement and balance sheet approach and then evaluate whether either approach results in a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. If prior year errors that had been previously considered immaterial now are considered material based on either approach, no restatement is required so long as management properly applied its previous approach and all relevant facts and circumstances were considered. If prior year’s financial statements are not restated, the cumulative effect adjustment is recorded in opening accumulated deficit as of the beginning of the fiscal year of adoption. SAB 108 is effective for the fiscal year ending after November 15, 2006. The Company adopted the provisions of SAB 108 on December 31, 2006. Adoption of SAB 108 had no impact on the Company’s financial statements.

In December 2006, the FAB issued FASB Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangements,” (FSP EITF 00-19-2). FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS 5 “Accounting for Contingencies.” Adoption of FSP EITF 00-19-2 during 2006 had no impact on the Company’s financial statements.

2.	Earnings Per Share

Basic income per share data is based on the weighted-average number of common shares outstanding during the period. Diluted income per share data is based on the weighted average number of common shares outstanding and the effect of all dilutive potential common shares including stock options, restricted shares, convertible preferred shares and common stock warrants. Nonvested restricted stock carries dividend and voting rights, but is not involved in the weighted average number of common shares outstanding used to compute basic income per share.

Notes to the Consolidated Financial Statements — (Continued)

The following table provides a reconciliation between basic and diluted income per share for the year ended December 31, 2006, 2005 and 2004.

	2006	2005	2004
	(In thousands, except per-share data)

Basic income per share computation:
Income from continuing operations	$4,213	$22,087	$67,596
Less: Preferred share dividends	(5,100)	(5,134)	(1,029)

Income (loss) available to common shareholders	(887)	16,953	66,567
Weighted average shares outstanding	92,676	92,537	76,478

Basic income (loss) per common share	$(0.01)	$0.18	$0.87

Diluted income (loss) per share computation:
Income (loss) available to common shareholders	$(887)	$16,953	$66,567
Add: Preferred share dividends	—	—	1,029

Income (loss) available to common shareholders and assumed conversions	$(887)	$16,953	$67,596

Weighted average shares outstanding	92,676	92,537	76,478
Add incremental shares from assumed conversions:
Preferred Shares	—	1,048	2,423
Restricted stock	—	577	750
Common stock options	—	179	208
Common stock warrants	—	594	—

Dilutive potential common shares	92,676	94,935	79,859

Diluted income (loss) per potential common share	$(0.01)	$0.18	$0.85

Common stock options totaling 0.1 million, 0.1 million and 0.1 million for the years ended December 31, 2006, 2005 and 2004, respectively, were excluded from the computation of diluted earnings per share because the exercise prices of those options exceeded the average market price of Terra’s stock for the respective periods, and the effect of their inclusion would be antidilutive.

All dilutive instruments were excluded from computation of diluted earnings per share due to the loss available to common shareholders at December 31, 2006.

3.	Derivative Financial Instruments

Terra manages risk using derivative financial instruments for (a) changes in natural gas supply prices; (b) interest rate fluctuations; (c) changes in nitrogen prices; and (d) currency. Derivative financial instruments have credit risk and market risk.

To manage credit risk, Terra enters into derivative transactions only with counter-parties who are currently rated as BBB or better or equivalent as recognized by a national rating agency. Terra will not enter into transactions with a counter-party if the additional transaction will result in credit exposure exceeding $20 million. The credit rating of counter-parties may be modified through guarantees, letters of credit or other credit enhancement vehicles.

Terra classifies a derivative financial instrument as a hedge if all of the following conditions are met:

1. The item to be hedged must expose Terra to currency, interest or price risk.

Notes to the Consolidated Financial Statements — (Continued)

2. It must be probable that the results of the hedge position substantially offset the effects of currency, interest or price changes on the hedged item (i.e., there is a high correlation between the hedge position and changes in market value of the hedge item).

3. The derivative financial instrument must be designated as a hedge of the item at the inception of the hedge.

Natural gas supplies to meet production requirements at Terra’s North American and United Kingdom (U.K.) production facilities are purchased at market prices. Natural gas market prices are volatile and Terra effectively fixes prices for a portion of its natural gas production requirements and inventory through the use of futures contracts, swaps and options. The North American contracts reference physical natural gas prices or appropriate NYMEX futures contract prices. Contract physical prices for North America are frequently based on prices at the Henry Hub in Louisiana, the most common and financially liquid location of reference for financial derivatives related to natural gas. However, natural gas supplies for Terra’s North American production facilities are purchased at locations other than Henry Hub, which often creates a location basis differential between the contract price and the physical price of natural gas. Accordingly, the use of financial derivatives may not exactly offset the change in the price of physical gas. The U.K. forward contracts and physical delivery are based on the Intercontinental Exchanged (ICE) index price. Natural gas derivatives are designated as cash flow hedges, provided that the derivatives meet the conditions discussed above. The contracts are traded in months forward and settlement dates are scheduled to coincide with gas purchases during that future period.

A swap is a contract between Terra and a third party to exchange cash based on a designated price. Option contracts give the holder the right to either own or sell a futures or swap contract. The futures contracts require maintenance of cash balances generally 10% to 20% of the contract value and option contracts require initial premium payments ranging from 2% to 5% of contract value. Basis swap contracts require payments to or from Terra for the amount, if any, that monthly published gas prices from the source specified in the contract differ from prices of NYMEX natural gas futures during a specified period. There are no initial cash requirements related to the swap and basis swap agreements.

Terra will also use a collar structure where it will enter into a swap, sell a call at a higher price and buy a put. The collar structure allows for greater participation in a decrease to natural gas prices and protects against moderate price increases. However, the collar exposes Terra to large price increases.

The following summarizes values and balance sheet effects of open natural gas derivatives at December 31, 2006 and 2005:

	Other	Other
	Current	Current	Deferred	Net Asset
	Assets	Liabilities	Taxes	(Liability)
	(In thousands)

December 31, 2006	$4,731	$(22,591)	$6,373	$(11,487)
December 31, 2005	22,152	(34,213)	2,861	(9,200)

The Company determined that certain derivative contracts were ineffective hedges for accounting purposes and recorded a charge of $0.9 million to cost of sales for the year ended December 31, 2006. At December 31, 2005, the Company recorded an ineffective position of $4.1 million as a charge to cost of sales.

The effective portion of gains and losses on derivative contracts that qualify for hedge treatment are carried as accumulated other comprehensive income (loss) and credited or charged to cost of sales in the month in which the hedged transaction settles. Gains and losses on the contracts that do not qualify for hedge treatment are credited or charged to cost of sales based on the positions fair value. The risk and reward of outstanding natural gas positions are directly related to increases or decreases in natural gas prices in relation to the underlying NYMEX and ICE natural gas contract prices.

Notes to the Consolidated Financial Statements — (Continued)

The activity to accumulated other comprehensive loss, net of income taxes, relating to current period hedging transactions for the twelve-month periods ended December 31, 2006 and 2005 follows:

	Twelve Months Ended
	December 31,
	2006		2005
	Gross	Net of Tax	Gross	Net of Tax
	(In thousands)

Beginning accumulated loss	$(7,886)	$(5,109)	$(16,829)	$(19,307)
Net increase (decrease) in market value	(59,181)	(38,420)	4,171	11,139
Reclassification into earnings	48,857	31,693	4,772	3,059

Ending accumulated loss	$(18,210)	$(11,836)	$(7,886)	$(5,109)

Approximately $11.8 million of the net accumulated loss at December 31, 2006 will be reclassified into earnings during 2007.

At times, the Company also uses forward derivative instruments to fix or set floor prices for a portion of its nitrogen sales volumes. At December 31, 2006, the Company had 30,000 tons of open nitrogen solution swap contracts. Outstanding nitrogen solution contracts do not qualify for hedge treatment due to inadequate trading history to demonstrate effectiveness. Consequently these contracts are marked-to-market and unrealized gains or losses are reflected in revenue in the statement of operations. For the years ending December 31, 2006, 2005 and 2004, the Company recognized losses of $0.6 million, $2.2 million and $8.2 million, respectively on these forward derivative instruments.

4.	Inventories

Inventories consisted of the following at December 31:

	2006	2005
	(In thousands)

Raw materials	$26,583	$22,487
Supplies	54,542	55,647
Finished goods	129,892	112,180

Total	$211,017	$190,314

Inventory is valued at actual first in-first out cost. Costs include raw materials, labor and overhead.

5.	Property, Plant and Equipment, Net

Property, plant and equipment, net consisted of the following at December 31:

	2006	2005
	(In thousands)

Land	$17,096	$16,086
Buildings and improvements	65,573	62,937
Plant and equipment	1,423,302	1,339,799
Construction in progress	24,372	27,510

	1,530,343	1,446,332
Less accumulated depreciation and amortization	(809,446)	(712,796)

Total	$720,897	$733,536

Notes to the Consolidated Financial Statements — (Continued)

Depreciation expense for property, plant and equipment for the years ending December 31, 2006, 2005 and 2004 was $78.9 million, $80.8 million and $74.0 million, respectively.

6.	Equity Investments

Terra’s investments in companies that are accounted for on the equity method of accounting consist of the following: (1) 50% ownership interest in PLNL, an ammonia production plant in Trinidad (2) 50% interest in an ammonia storage joint venture located in Houston, Texas and (3) 50% interest in a joint venture in Oklahoma CO2, located in Verdigris, Oklahoma which produces CO2 at Terra’s plant. As of December 31, 2006, the Point Lisas Nitrogen Limited investment is considered significant as defined by applicable SEC regulations. These investments amounted to $164.1 million and $183.9 million at December 31, 2006 and 2005, respectively.

The combined results of operations and financial position of Terra’s equity basis investments are summarized below:

	2006	2005
	(In thousands)

Condensed income statement information:
Net sales	$171,906	$181,818

Net income	$44,751	$62,723

Terra’s equity in net income of affiliates	$17,013	$31,362

Condensed balance sheet information:
Current assets	$59,553	$78,711
Long-lived assets	185,621	194,548

Total assets	$245,174	$273,259

Current liabilities	$22,311	$37,804
Long-term liabilities	—	75
Equity	222,863	235,380

Total liabilities and equity	$245,174	$273,259

The carrying value of these investments at December 31, 2006 was $52.7 million more than Terra’s share of the equity method investments’ book value. The excess fair value assigned at the acquisition date is attributable primarily to fixed asset values and will be amortized over a period of approximately 15 years.

The Company has transactions in the normal course of business with PLNL, whereby the Company is obliged to purchase 50 percent of the ammonia produced by PLNL at current market prices. During the twelve-month period ended December 31, 2006, the Company purchased approximately $76.0 million of ammonia from PLNL. As of December 31, 2006, PLNL made cash distributions to its shareholders, of which the Company’s portion was $33.8 million for the 12-month period.

The total distributions from all equity investments were $35.9 million and $46.4 million at December 31, 2006 and 2005, respectively.

7.	Revolving Credit Facility, Long-Term Debt and Capital Lease Obligations

The Company has revolving credit facilities totaling $200 million that expire June 30, 2008. The revolving credit facility is secured by substantially all of the assets of the Company other than the assets collateralizing the Senior Secured Notes. Borrowing availability is generally based on 100% of eligible cash balances, 85% of eligible accounts receivable and 60% of eligible finished goods inventory less outstanding

Notes to the Consolidated Financial Statements — (Continued)

letters of credit issued under the facility. These facilities include $50 million only available for the use of TNCLP, one of the Company’s consolidated subsidiaries. Borrowings under the revolving credit facility will bear interest at a floating rate plus an applicable margin, which can be either a base rate, or, at the Company’s option, a London Interbank Offered Rate (LIBOR). At December 31, 2006, the LIBOR rate was 5.32%. The base rate is the highest of (1) Citibank, N.A.’s base rate (2) the federal funds effective rate, plus one-half percent (0.50%) per annum and (3) the base three month certificate of deposit rate, plus one-half percent (0.50%) per annum, plus an applicable margin in each case. LIBOR loans will bear interest at LIBOR plus an applicable margin. The applicable margin for base rate loans and LIBOR loans are 0.50% and 1.75%, respectively, at December 31, 2006. The revolving credit facility requires an initial one-half percent (0.50%) commitment fee on the difference between committed amounts and amounts actually borrowed.

At December 31, 2006, the Company had no outstanding revolving credit borrowings and $17.7 million in outstanding letters of credit. The $17.7 million in outstanding letters of credit reduced the Company’s borrowing availability to $182.3 million at December 31, 2006. The credit facilities require that the Company adhere to certain limitations on additional debt, capital expenditures, acquisitions, liens, asset sales, investments, prepayments of subordinated indebtedness, changes in lines of business and transactions with affiliates. The Company was in compliance with all credit facilities covenants at December 31, 2006. If the Company’s borrowing availability falls below $60 million, the Company is required to have achieved minimum operating cash flows or earnings before interest, income taxes, depreciation, amortization and other non-cash items of $60 million during the most recent four quarters.

Long-term debt and capital lease obligations consisted of the following at December 31:

	2006	2005
	(In thousands)

Senior Secured Notes, 12.875%, due 2008	$200,000	$200,000
Second Priority Senior Secured Notes, 11.5%, due 2010	131,300	131,300
Capital lease obligations	1	38

	331,301	331,338
Less current maturities in other current liabilities	1	38

Total long-term debt	$331,300	$331,300

In connection with the December 2004 acquisition of MCC, the Company assumed obligations due under MCC’s $125.0 million bank term loan and provided the debt holders five-year warrants to purchase Terra’s common shares. The warrants were valued at $21.1 million, which was treated as a discount to par value of the debt.

In 2005, the Company repaid $125 million of the term loan from the MCC acquisition. The Company recorded a $27.2 million charge which related to the loss on the early repayment and other related prepayment charges.

During 2003, Terra Capital, Inc., (“TCAPI”) a subsidiary of Terra Industries Inc., issued $202 million of 11.5% Second Priority Senior Secured Notes due June 1, 2010. The notes were priced at 99.402% to yield 11.625% and are unconditionally guaranteed by the Company and its U.S. subsidiaries. Part of the proceeds were used to repay existing debt. The Company redeemed $70.7 million of the 2010 notes during 2004. These notes and guarantees are secured by a second priority security interest in all domestic inventory, domestic accounts receivable, intellectual property of Terra Industries Inc. and its domestic subsidiaries and certain subsidiary capital stock. The security interest is second in priority to a first priority security interest in the same assets in favor of the lenders under the Company’s revolving credit facility and is shared equally and ratably with the Company’s outstanding 12.875% Senior Secured Notes due 2008. The Indenture governing these notes contains covenants that limit, among other things, the Company’s ability to incur

Notes to the Consolidated Financial Statements — (Continued)

additional debt, pay dividends on common stock of Terra Industries Inc. or repurchase shares of such common stock, make investments (other than in Terra Capital, Inc. or any guarantor), use assets as security in other transactions, sell any of the Company’s principal production facilities or sell other assets outside the ordinary course of business, enter into transactions with affiliates, limit dividends or other payments by the Company’s restricted subsidiaries to the Company, enter into sale and leaseback transactions, engage in other businesses, sell all or substantially all of the Company’s assets or merge with or into other companies, and reduce the Company’s insurance coverage. In addition, the Company is obligated to offer to repurchase these notes upon a Change of Control (as defined in the Indenture) at a cash price equal to 101% of the aggregate principal amount outstanding at that time, plus accrued interest to the date of purchase. The Indenture governing these notes contains events of default and remedies customary for a financing of this type.

During 2001, TCAPI issued $200 million of 12.875% Senior Secured Notes due in 2008. The notes were priced at 99.43% to yield 13%. The proceeds were used to repay existing debt. The notes are secured by a first priority interest in ownership or leasehold interest in substantially all real property, machinery and equipment owned or leased in TCAPI and the guaranteeing subsidiaries, the limited partnership’s interest in Terra Nitrogen Company, L.P. (“TNCLP”) owned by TCAPI and the guaranteeing subsidiaries, and certain intercompany notes issued to TCAPI by non-guaranteeing subsidiaries. Payment obligations under the Senior Secured Notes are fully and unconditionally guaranteed on a joint and several basis by Terra Industries Inc. (“Parent”) and certain of its U.S. subsidiaries (“the Guarantor Subsidiaries”). Terra Nitrogen, Limited Partnership, TNCLP, the general partner of TNCLP and the Parent’s foreign subsidiaries do not guarantee the notes (see Note 23 — Guarantor Subsidiaries for condensed consolidating financial information). The Parents’ ability to receive dividends from its subsidiaries is limited by the revolving credit facility to amounts required for the funding of operating expenses and debt service (not to exceed $40 million per year), income tax payments on the earnings of TCAPI and its subsidiaries and liabilities associated with discontinued operations (not to exceed $5 million per year). The Indenture governing the Senior Secured Notes consists of covenants that limit, among other things, the Company’s ability to: incur additional debt, pay dividends on common stock of Terra Industries Inc. or repurchase shares of such common stock, make investments (other than in Terra Capital or any guarantor), use assets as security in other transactions, sell any of the Company’s principle production facilities or sell other assets outside the ordinary course of business, enter into transactions with affiliates, limit dividends or other payments by the Company’s restricted subsidiaries, enter into sale and leaseback transactions, engage in other businesses, sell all or substantially all of the Company’s assets or merge with or into other companies, and reduce the Company’s insurance coverage. In addition, the Company is obligated to offer to repurchase these notes upon a Change of Control (as defined in the Indenture) at a cash price equal to 101% of the aggregate principal amount, plus accrued interest to the date of purchase. The Indenture governing these notes contains events of default and remedies customary for a financing of this type.

Scheduled principal payments of the Company’s long-term debt and capital leases are:

		Second Priority
	Senior Secured	Senior Secured	Capital
	Notes	Notes	Leases	Total
	(In thousands)

2007	$—	$—	$1	$1
2008	200,000	—	—	200,000
2009	—	—	—	—
2010	—	131,300	—	131,300
2011	—	—	—	—

	$200,000	$131,300	$1	$331,301

Notes to the Consolidated Financial Statements — (Continued)

During February 2007, the Company repaid the 12.875% and 11.5% bonds due in 2008 and 2010, respectively. The Company issued $330 million of 7.0% unsecured notes to finance the repayment. In addition to the refinancing of the outstanding bonds, the Company amended its revolving credit facility. The revolving credit facility remains essentially unchanged except for the term of the facility, which has been extended to 2012 (See Note 22).

8.	Accrued and Other Current Liabilities

Accrued and other current liabilities consisted of the following at December 31:

	2006	2005
	(In thousands)

Derivative contracts	$23,222	$34,213
Payroll and benefit costs	10,519	12,381
Pension liabilities	12,958	8,326
Accrued interest	6,740	6,737
Deferred revenue	5,057	5,224
Other	17,367	18,153

Total	$75,863	$85,034

9.	Other Liabilities

Other liabilities consisted of the following at December 31:

	2006	2005
	(In thousands)

Long-term medical and closed facilities reserve	$23,206	$24,415
Post retirement benefits	6,046	4,844
Deferred revenue	5,231	10,285
Other	5,705	1,776

Total	$40,188	$41,320

10.	Commitments and Contingencies

The Company is committed to various non-cancelable operating leases for equipment, railcars and production, office and storage facilities expiring on various dates through 2017.

Total minimum rental payments are as follows:

(In thousands)

2007	$22,346
2008	18,721
2009	15,954
2010	13,968
2011	10,822
2012 and thereafter	17,314

Net minimum lease payments	$99,125

Total rental expense under all leases, including short-term cancelable operating leases, was $18.7 million, $17.5 million and $14.5 million for the years ended December 31, 2006, 2005 and 2004, respectively.

Notes to the Consolidated Financial Statements — (Continued)

The Company has entered into various contractual agreements that create an obligation into the future. These agreements expire on various dates through 2018 and are as follows:

(In thousands)

2007	$350,634
2008	91,921
2009	87,490
2010	84,490
2011	84,490
2012 and thereafter	587,017

Total obligations	$1,286,042

Included above are purchase agreements for various services and products relating to operations. These commitments include open purchase orders, inventory purchase commitments and firm utility and natural gas commitments.

The Company has a contractual agreement to purchase one-half of the ammonia produced by Point Lisas Nitrogen Limited, the Company’s 50-50 joint venture ammonia plant located in Trinidad. The purchase price is based on the average market price of ammonia, F.O.B. Caribbean, less a discount. The agreement is in place until October of 2018. Assuming the Company purchases 360,000 short tons per year at the December 2006 average price paid, the annual purchase obligation would be $83.3 million.

The Company is liable for retiree medical benefits of employees of coal mining operations sold in 1993, under the Coal Industry Retiree Health Benefit Act of 1992, which mandated liability for certain retiree medical benefits for union coal miners. The Company has provided reserves adequate to cover the estimated present-value of these liabilities at December 31, 2006. The Company’s long-term medical and closed facilities reserve at December 31, 2006, includes $23.2 million for expected future payments for the coal operation’s retirees and other former employees. The Company may recover a portion of these payments through its rights in bankruptcy against Harman Coal Company (a former coal subsidiary), and subject to damages received by Harman Coal Company through its on-going litigation with Massey Energy Company. No provision for such recoveries has been made in the Company’s financial statements.

FASB Interpretation Number 47, “Accounting for Conditional Asset Retirement Obligations” (FIN 47) requires recognition of a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The Company has certain facilities that contain asbestos insulation around certain piping and heated surfaces. The asbestos insulation is in adequate condition to prevent leakage and can remain in place as long as the facility is operated or remains assembled. The Company plans to maintain the facilities in an adequate condition to prevent leakage through its standard repair and maintenance activities. The Company has not recorded a liability relating to the asbestos insulation, as management believes that it is not possible to reasonably estimate a settlement date for asbestos insulation removal because the facilities have an indeterminate life.

The Company is required to dismantle its operations at the Beaumont, Texas site at the termination of its lease in 2090. In accordance with FIN 47, the Company has estimated the costs associated with dismantling its operations. The Company has applied the guidance of SFAS 143, “Accounting for Asset Retirement Obligations” to these estimated costs to determine that the present value of the retirement obligation is not significant. The Company has not recorded a liability relating to this obligation.

The Company is involved in various legal actions and claims, including environmental matters, arising from the normal course of business. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the results of the Company’s operations, financial position or net cash flows.

Notes to the Consolidated Financial Statements — (Continued)

11.	Preferred Shares

The components of preferred shares outstanding at December 31:

	2006		2005
	Number	Carrying	Number	Carrying
	of Shares	Value	of Shares	Value
	(In thousands)

Series A Preferred Shares (120,000 shares authorized, $1,000 per share liquidation value)	120,000	$115,800	120,000	$115,800

During the 2004 fourth quarter, the Company issued 120,000 shares of cumulative convertible perpetual Series A preferred shares with a liquidation value of $1,000 per share for net proceeds of $115.8 million. Cumulative dividends of $10.625 per share are payable quarterly. The Series A preferred shares are not redeemable, but are convertible into the Company’s common stock at the option of the holder for a conversion price of $9.96 per common share. The Series A shares may automatically be converted to common shares after December 20, 2009 if the closing price for the Company’s common shares exceeds 140% of the conversion price for any twenty days within a consecutive thirty day period prior to such conversion. Upon the occurrence of a fundamental change to the Company’s capital structure, including a change of control, merger, or sale of the Company, holders of the Series A preferred shares may require the Company to purchase any or all of their shares at a price equal to their liquidation value plus any accumulated, but unpaid, dividends. The Company also has the right, under certain conditions, to require holders of the Series A preferred shares to exchange their shares for convertible subordinated debentures with similar terms.

12.	Financial Instruments and Concentrations of Credit Risk

The following table represents the carrying amounts and estimated fair values of Terra’s financial instruments at December 31, 2006 and 2005. SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

	2006		2005
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
	(In millions)

Financial Assets
Cash and short-term investments	$179.0	$179.0	$86.4	$86.4
Receivables	198.8	198.8	206.4	206.4
Equity and other investments	164.1	164.1	183.9	183.9
Financial liabilities
Long-term debt	331.3	321.8	331.3	322.7
Preferred shares	115.8	161.7	115.8	102.6

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

•	Cash and receivables: The carrying amounts approximate fair value because of the short maturity of those instruments.

•	Equity and other investments: Investments in untraded companies are valued on the basis of management’s estimates and, when available, comparisons with similar companies whose shares are publicly traded.

•	Short-term borrowings and long-term debt: The fair value of Terra’s short-term borrowings and long-term debt is estimated by discounting expected cash flows at the rates currently offered for debt of the same remaining maturities.

Notes to the Consolidated Financial Statements — (Continued)

•	Preferred shares: Preferred shares are valued on the basis of market quotes, when available and management estimates based on comparisons with similar instruments that are publicly traded.

Concentration of Credit Risk:  Terra is subject to credit risk through trade receivables and short-term investments. Although a substantial portion of its debtors’ ability to pay depends upon the agribusiness economic sector, credit risk with respect to trade receivables generally is minimized due to its geographic dispersion. Short-term cash investments are placed in short duration corporate and government debt securities funds with well-capitalized, high quality financial institutions.

Financial Instruments:  At December 31, 2006, Terra had letters of credit outstanding totaling $17.7 million, guaranteeing various insurance and financing activities.

13.	Common Stockholders’ Equity

Terra allocates $1.00 per share upon the issuance of Common Shares to the Common Share capital account. The Common Shares have no par value. At December 31, 2006, 1.8 million common shares were reserved for issuance upon award of restricted shares and exercise of employee stock options.

In connection with the MCC acquisition, Terra issued warrants to purchase 4.0 million of its common shares at $5.48 per share. These warrants were valued at $21.1 million at the MCC closing. During 2005, shareholders approved the issuance of the underlying shares and the warrant value was reclassified to common stockholders’ equity.

On April 25, 2006, the Board of Directors authorized the Company to repurchase a maximum of 10 percent, or 9,516,817 shares, of its outstanding common stock. The stock buyback program has been and will be conducted on the open market, in private transactions or otherwise at such times prior to September 30, 2008, and at such prices, as determined appropriate by the Company. Purchases may be commenced or suspended at any time without notice. During 2006, the Company’s repurchases under the stock buyback program were:

	Number of	Average Price	Total Cost
	Shares	of Shares	of Shares
	Repurchased	Repurchased	Repurchased
	(In thousands, except average price of shares repurchased)

April 2006	—	$—	$—
May 2006	488	7.49	3,655
June 2006	1,557	6.92	10,767
July 2006	—	—	—
August 2006	560	6.93	3,879
September 2006	70	7.03	495
October 2006	—	—	—
November 2006	—	—	—
December 2006	—	—	—

	2,675	$7.03	$18,796

14.	Acquisition

On December 21, 2004, Terra acquired Mississippi Chemical Corporation (“MCC”) for a purchase price valued at $213.5 million consisting of 15 million common shares, 172,690 Series B preferred shares and cash of $54.2 million, including costs directly related to the acquisition. MCC manufactured nitrogen-based fertilizers and industrial use products; had a 50% ownership interest in Point Lisas Nitrogen Limited (PLNL), an ammonia production plant in Trinidad; and had a 50% interest in an ammonia storage joint

Notes to the Consolidated Financial Statements — (Continued)

venture located in Houston, Texas. These equity investments were acquired by the Company with the purchase of MCC. In connection with the acquisition, Terra assumed $125.0 million of MCC long-term debt and $34.1 million of unfunded pension liabilities.

The following table summarizes the fair market values of the assets acquired and the liabilities assumed at the acquisition date to the final purchase price allocation:

Final Purchase
Price Allocation
(In thousands)

Current assets	$99,177
Property, plant and equipment	140,955
Equity investments	201,520
Other assets	3,464
Intangible assets	9,408

Total assets acquired	454,524

Current liabilities	37,169
Long-term debt and warrants	125,000
Pension and other long-term liabilities	36,314
Deferred income taxes	42,527

Total liabilities assumed	241,010

Net Assets acquired	$213,514

Intangible assets acquired represent customer relationships that will be amortized on a straight-line basis over a period of approximately five years. The useful life of five years for the customer base intangible asset was based on management’s forecasts of customer turnover.

The following represents unaudited pro forma summary results of operations as if the acquisition of MCC had occurred at the beginning of 2004.

Year Ended
December 31,
2004
(In thousands, except
per share data)

Revenues	$1,886,953
Operating income (loss)	179,349
Net income (loss)	78,204
Basic income (loss) per share	0.85
Selected costs included above:
Interest expense	72,639
Depreciation and amortization	117,994
Impairment losses included above	—

The pro forma operating results were adjusted to include depreciation of the fair value of acquired assets based on estimated useful lives at the acquisition dates, amortization of intangible assets, interest expense on acquisition borrowings, the issuance of common stock and the effect of income taxes. Pro forma operating results were also adjusted to exclude MCC discontinued operations as well as reorganization expenses and gains on the extinguishment of pre-petition liabilities in connection with MCC’s emergence from Chapter 11.

Notes to the Consolidated Financial Statements — (Continued)

The pro forma information listed above does not purport to be indicative of the results that would have been obtained if the operations were combined during the above periods, and is not intended to be a projection of future operating results or trends.

15.	Share-Based Compensation

The Company sponsors three share-based compensation plans — the Inspiration Resources Corporation 1992 Stock Incentive Plan (the “1992 Plan”), the Terra Industries Inc. 1997 Stock Incentive Plan (the “1997 Plan”) and the Terra Industries Inc. Stock Incentive Plan of 2002 (the “2002 Plan”). Upon the adoption of the 2002 Plan, the Company no longer issues share-based awards from the 1992 Plan or the 1997 Plan, however, approximately 458,000 authorized shares have been reserved for awards that were issued prior to the adoption of the 2002 plan. As of December 31, 2006, there were approximately 3,958,000 shares of common stock authorized for issuance under the plans, including approximately 3,500,000, 454,000 and 4,000 authorized for the 2002 Plan, 1997 Plan and 1992 Plan, respectively. Shares for approximately 1,620,000 and 1,834,000 were available and reserved, respectively, for share-based compensation grants as of December 31, 2006.

Awards granted under the plans may consist of incentive stock options (ISOs) or non-qualified stock options (NQSOs), stock appreciation rights (SARs), nonvested stock awards or other share-based awards (i.e. performance shares), with the exception that non-employee directors may not be granted SARs and only employees of the Company may be granted ISOs.

The Compensation Committee of the Company’s Board of Directors administers the plans and determines the exercise price, exercise period, vesting period and all other terms of the grant. All share-based awards to directors, officers and employees expire ten years after the date of the grant. ISOs and NQSOs, which are not exercised after vesting, expire ten years after the date of the award. The vesting period for nonvested stock is determined at the grant date of the award; the vesting period is usually three years. The vesting date for other share-based awards is also set at the time of the award but can vary in length; there is usually no expiration date for other share-based awards.

Prior to January 1, 2006, the Company accounted for awards issued under its share-based compensation plans using the intrinsic-value method. The Company did not recognize compensation expense on stock options in the year ended December 31, 2005 and 2004 as all options granted under the Company’s plans had an exercise price equal to the market price of the Company’s stock on the date of grant and were fully vested. The Company recognized compensation expense of $2.0 million and $1.5 million on nonvested stock awards and phantom share awards in the year ended December 31, 2005 and 2004, respectively, based on intrinsic value, which was equal to the market price of the Company’s stock on the date of grant.

On January 1, 2006, the Company adopted SFAS 123 R using the modified prospective method. This Statement requires the Company to recognize in net income an estimate of expense for stock awards and options over their vesting periods, typically determined as of the date of grant. Under the modified prospective application, this Statement applies to new awards and to awards modified, repurchased or cancelled after January 1, 2006. Additionally, the Company recognized compensation cost for the portion of awards for which the requisite service has not been rendered that were outstanding on January 1, 2006. The compensation cost for that portion of awards was based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123. Beginning January 1, 2006, the unearned compensation related to the unvested awards was reclassified as a component of paid-in capital. The cumulative effect of the adoption of SFAS 123 R related to estimating forfeitures of outstanding awards was not significant. Results for prior periods have not been restated.

Notes to the Consolidated Financial Statements — (Continued)

The following table illustrates the effect on net income and net income per share if the Company had accounted for share-based compensation using the fair value method in the year ended December 31, 2005 and 2004:

	Year Ended December 31,
	2005	2004
	(In thousands, except per-share amounts)

Net income available to common shareholders	$16,953	$66,567
Add: Share based employee compensation expense included in reported net income, net of related tax effects	1,218	1,205
Deduct: Share based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(1,218)	(1,205)

Pro forma net income available to common shareholders	$16,953	$66,567

Income per share:
Basic — as reported	$0.18	$0.87

Basic — pro forma	$0.18	$0.87

Diluted — as reported	$0.18	$0.85

Diluted — pro forma	$0.18	$0.85

Compensation cost charged against income and the total income tax benefit recognized for share-based compensation arrangements is included below:

	Year Ended December 31,
	2006	2005	2004
	(In thousands)

Compensation cost charged to SG&A expense	$7,010	$2,431	$1,205

Total compensation cost charged to income	$7,010	$2,431	$1,205

Income tax benefit	$2,454	$851	$422

Stock Options

The Company has stock options with service conditions. No compensation cost is recognized for the stock options as these instruments were fully vested upon adoption of SFAS 123 R.

A summary of stock option activity as of December 31, 2006, and changes during the year then ended is presented below:

		Weighted
		Average
		Exercise
	Number	Price
	(Options in thousands)

Outstanding — beginning of period	592	$5.24
Expired/terminated	(39)	14.01
Exercised	(95)	3.82

Outstanding — end of period	458	$4.78

The aggregate intrinsic value of the vested stock options outstanding at December 31, 2006 was $3.3 million.

Notes to the Consolidated Financial Statements — (Continued)

The following table summarizes information about stock options outstanding and exercisable at December 31, 2006:

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted
		Average	Average		Average
Range of	Number	Remaining	Exercise	Number	Exercise
Exercise Prices	Outstanding	Life (Years)	Price	Exercisable	Price
	(Options in thousands)

$ 1.43 - $ 3.88	399	2.6	$3.72	399	$3.72
7.81 - 7.81	6	1.6	7.81	6	7.81
12.13 - 14.75	53	0.9	12.33	53	12.33

Total	458	2.4	$4.78	458	$4.78

No options were granted during 2006, 2005 and 2004.

Nonvested Stock Shares and Phantom Share Awards

The Company currently has outstanding nonvested shares and phantom share awards with both service conditions and performance conditions. Nonvested stock shares and phantom share awards with service and performance conditions usually “cliff vest” in three years from the grant date. The performance conditions of the nonvested shares and phantom share awards are based on a calculated return on capital over a three-year period. For awards with performance conditions, the grants will be forfeited if the performance conditions are not achieved.

The Company recognizes compensation expense for nonvested stock share awards over the vesting periods based on fair value, which is equal to the market price of the Company’s stock on the date of grant. During 2006, 2005 and 2004, the Company recorded compensation expense of $4.3 million, $1.9 million and $1.0 million, respectively. The Company recognizes compensation expense for the phantom share awards over the vesting periods based on fair value, which is equal to the market price of the Company’s stock at each reporting period date. The phantom share awards settle in cash. During 2006, 2005 and 2004, the Company recorded compensation expense of $2.7 million, $0.5 million and $0.2 million, respectively. Compensation costs for nonvested stock shares and phantom share awards are reduced for estimated forfeitures and then amortized to expense using the straight-line method. For awards with performance conditions, the Company estimates the expected number of awards to vest at the time of the award grant. The Company records the compensation expense for the awards with performance conditions ratably over the requisite service period related to the performance condition, taking into consideration any changes to the expected shares to vest as such matters arise.

A summary of the status of the Company’s nonvested share awards as of December 31, 2006, and changes during the year then ended, is:

		Weighted
		Average
		Grant-Date
	Shares	Fair Value
	(In thousands, except fair values)

Outstanding at January 1, 2006	1,590	$5.12
Granted	686	6.74
Vested	(697)	2.03
Terminated	(203)	6.95

Outstanding at December 31, 2006	1,376	$7.23

The fair value of the nonvested shares that vested during 2006 was $4.9 million.

Notes to the Consolidated Financial Statements — (Continued)

At December 31, 2006, the total unrecognized compensation cost related to all nonvested share awards was $9.9 million. That cost is expected to be recognized over a weighted-average period of 1.5 years.

16.	Retirement Benefit Plans

The Company maintains defined benefit pension plans that cover certain salaried and hourly employees. Benefits are based on a pay formula. The Company uses September 30 as its measurement date. The defined benefit plans’ assets consist principally of equity securities and corporate and government debt securities. The Company also has certain non-qualified pension plans covering executives, which are unfunded. The Company accrues pension costs based upon annual independent actuarial valuations for each plan and funds these costs in accordance with statutory requirements.

The components of net periodic pension expense follow:

	2006	2005	2004
	(In thousands)

Service cost	$2,991	$2,976	$2,731
Interest cost	24,926	23,550	15,669
Expected return on plan assets	(24,224)	(21,575)	(12,280)
Amortization of prior service cost	(36)	(28)	21
Amortization of actuarial loss	5,636	5,632	4,889
Amortization of net assets	—	—	49
Termination charge	492	1,165	—

Pension expense	$9,785	$11,720	$11,079

The Company has defined benefit plans in the U.S., Canada and the U.K. The Company administers its plans to comply with the laws set forth by each country’s regulators.

Notes to the Consolidated Financial Statements — (Continued)

The following table reconciles, by geographic location, the plans’ funded status to amounts included in the Consolidated Statements of Financial Position at December 31, 2006:

	U.S.	Canada	U.K.	Total
	(In thousands)

Change in Projected Benefit Obligation Present Value
Projected benefit obligation — beginning of year	$267,100	$38,637	$148,774	$454,511
Service cost	1,976	1,015	—	2,991
Interest cost	14,972	2,058	7,896	24,926
Actuarial (gain) loss	(8,247)	3,109	23,575	18,437
Termination charge	—	—	492	492
Foreign currency exchange rate changes	—	36	22,563	22,599
Benefits paid	(15,204)	(905)	(3,686)	(19,795)

Projected benefit obligation — end of year	260,597	43,950	199,614	504,161

Change in Plan Assets
Fair value plan assets — beginning of year	180,574	31,042	103,691	315,307
Actual return on plan assets	18,239	2,415	8,565	29,219
Foreign currency exchange rate changes	—	15	15,047	15,062
Employer contribution	7,683	3,373	4,030	15,086
Participants’ contributions	171	—	—	171
Benefits paid	(15,204)	(905)	(3,686)	(19,795)

Fair value plan assets — end of year	191,463	35,940	127,647	355,050

Funded Status	(69,134)	(8,010)	(71,967)	(149,111)
Unrecognized net actuarial loss	35,058	11,006	61,817	107,881
Unrecognized prior service cost	(319)	—	—	(319)

Accrued benefit cost	$(34,395)	$2,996	$(10,150)	$(41,549)

Notes to the Consolidated Financial Statements — (Continued)

The following table reconciles, by geographic location, the plans’ funded status to amounts included in the Consolidated Statements of Financial Position at December 31, 2005:

	U.S.	Canada	U.K.	Total
	(In thousands)

Change in Projected Benefit Obligation Present Value
Projected benefit obligation — beginning of year	$253,932	$29,149	$144,988	$428,069
Service cost	2,078	898	—	2,976
Interest cost	14,196	1,854	7,499	23,549
Actuarial (gain) loss	10,506	6,008	12,753	29,267
Termination charge	—	—	1,165	1,165
Foreign currency exchange rate changes	—	1,460	(16,142)	(14,682)
Benefits paid	(13,612)	(732)	(1,489)	(15,833)

Projected benefit obligation — end of year	267,100	38,637	148,774	454,511

Change in Plan Assets
Fair value plan assets — beginning of year	162,415	25,443	101,287	289,145
Actual return on plan assets	16,332	3,008	10,497	29,837
Foreign currency exchange rate changes	—	1,173	(11,263)	(10,090)
Employer contribution	15,439	2,150	4,659	22,248
Benefits paid	(13,612)	(732)	(1,489)	(15,833)

Fair value plan assets — end of year	180,574	31,042	103,691	315,307

Funded Status	(86,526)	(7,595)	(45,083)	(139,204)
Unrecognized net actuarial loss	49,288	8,859	35,705	93,852
Unrecognized prior service cost	(355)	—	—	(355)
Contributions	170	—	—	170

Accrued benefit cost	$(37,423)	$1,264	$(9,378)	$(45,537)

The amount recognized in the balance sheet for the plans described above are as follows:

	2006	2005
	(In thousands)

Accrued benefit cost	$41,549	$46,974
Accumulated other comprehensive loss	73,123	55,934
Deferred tax asset	34,439	27,279
Funding subsequent to valuation	(1,709)	(1,625)

Amount recognized	147,402	128,562
Less: current portion	(12,958)	(8,326)

Pension liabilities	$134,444	$120,236

The accumulated benefit obligation for the Company’s pension plans was $493.4 million and $444.2 million at December 31, 2006 and 2005, respectively. The projected benefit obligation for the Company’s pension plans was $504.2 million and $454.5 million at December 31, 2006 and 2005, respectively. The Company’s fair value of plan assets for the pension plans with an accumulated benefit obligation in excess of plan assets was $138.5 million and $128.9 million at December 31, 2006 and 2005, respectively.

Notes to the Consolidated Financial Statements — (Continued)

The assumptions used to determine the actuarial present value of benefit obligations and pension expense during each of the years ended December 31 were as follows:

	2006	2005	2004

Weighted average discount rate	5.5%	5.4%	5.7%
Long-term per annum compensation increase	3.3%	3.3%	3.5%
Long-term return on plan assets	7.6%	7.7%	7.7%

The Company employs a total return investment approach whereby a mix of equities and fixed income investments are used to maximize the long-term return of plan assets for a prudent level of risk. The intent of this strategy is to minimize plan expenses by outperforming plan liabilities over the long run. Risk tolerance is established through careful consideration of plan liabilities, plan funded status, and the Company’s corporate financial condition. The investment portfolio contains a diversified blend of equity and fixed income investments. Derivatives may be used to gain market exposure in an efficient and timely manner; however, derivatives may not be used to leverage the portfolio beyond the market value of the underlying investments. Investment risk is measured and monitored on an ongoing basis through annual liability measurements, periodic asset/liability studies, and quarterly investment portfolio reviews.

The Company selects a long-term rate of return of each of its plans individually. The Company consults with each of its three actuaries, as well as each of the fund’s money managers. The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories. While historical returns are taken into consideration, current market trends such as inflation and current equity and fixed income returns are also taken into consideration.

The percentage of the Fair Market Value of the total plan assets for each major asset category of the plan’s assets is as follows:

	September 30,
	2006	2005

Asset Allocation
Equities	58.3%	56.4%
Bonds	18.4%	14.2%
Cash equivalents	23.3%	29.4%

	100.0%	100.0%

The Company expects to contribute $20.4 million to its pension plans in 2007.

The expected benefits to be paid from the pension plan are as follows:

Payments
(In thousands)

Estimated Future Benefit Payments
2007	$17,902
2008	18,474
2009	19,052
2010	19,850
2011	21,280
2012-2016	126,515

Notes to the Consolidated Financial Statements — (Continued)

The amounts in accumulated other comprehensive income that have not yet been recognized as components of pension expense at December 31, 2006, and the expected amortization of these amounts as components of net periodic benefit cost for the year ended December 31, 2007 are:

Components of accumulated other comprehensive income:

(In thousands)

Net actuarial loss	$107,881
Net prior service cost (credit)	(319)
Net transition obligation (asset)	—

$107,562

Expected amortization during 2007:

(In thousands)

Amortization of net transition obligation	$—
Amortization of prior service cost	(37)
Amortization of net losses	6,066

$6,029

The Company also sponsors defined contribution savings plans covering most full-time employees. Contributions made by participating employees are matched based on a specified percentage of employee contributions. The cost of the Company’s contributions to these plans totaled $5.3 million in 2006, $4.8 million in 2005 and $1.5 million in 2004.

17.	Post-Retirement Benefits

The Company provides health care benefits for certain U.S. employees who retired on or before January 1, 2002. Participant contributions and co-payments are subject to escalation. The plan pays a stated percentage of most medical expenses reduced for any deductible and payments made by government programs. The plan is unfunded.

Notes to the Consolidated Financial Statements — (Continued)

The following table indicates the components of the post-retirement medical benefits obligation included in the Company’s Consolidated Statements of Financial Position at December 31:

	2006	2005
	(In thousands)

Change in Benefit Obligation
Projected benefit obligation — beginning of year	$4,202	$4,171
Service cost	11	12
Interest cost	228	230
Participants’ contributions	202	222
Actuarial (gain) loss	1,737	346
Foreign currency exchange rate changes	—	28
Benefits paid	(916)	(807)

Projected benefit obligation — end of year	5,464	4,202

Change in Plan Assets
Fair value plan assets — beginning of year	—	—
Employer contribution	715	585
Participants’ contributions	202	222
Benefits paid	(917)	(807)

Fair value plan assets — end of year	—	—

Funded Status	(5,464)	(4,202)
Unrecognized net actuarial gain	1,655	(220)
Unrecognized prior service cost	761	982
Employer contribution	179	138

Accrued benefit cost	$(2,869)	$(3,302)

Net periodic post-retirement medical benefit (income) expense consisted of the following components:

	2006	2005	2004
	(In thousands)

Service cost	$11	$12	$11
Interest cost	226	230	172
Amortization of prior service cost	77	44	(43)
Amortization of actuarial gain	—	(13)	(45)

Post-retirement medical benefit expense	$314	$273	$95

The projected benefit obligation (PBO) and accumulated benefit obligation (ABO) at December 31, 2006 was $5.5 million. The PBO and ABO at December 31, 2005 was $4.2 million.

The Company limits its future obligation for post-retirement medical benefits by capping at 5% the annual rate of increase in the cost of claims it assumes under the plan. The weighted average discount rate used in determining the accumulated post-retirement medical benefit obligation was 5.98% in 2006, 5.63% in 2005 and 5.83% in 2004. The assumed annual health care cost trend rate was 5% in 2006, 2005 and 2004. The impact on the benefit obligation of a 1% increase in the assumed health care cost trend rate would be approximately $0.6 million while a 1% decline in the rate would decrease the benefit obligation by approximately $0.5 million.

Notes to the Consolidated Financial Statements — (Continued)

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) was signed into law. The Act introduced a prescription drug benefit under Medicare Part D and a federal subsidy to sponsors of retirement health care plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. The subsidy is based on approximately 28% of an individual beneficiary’s annual prescription drug costs between $250 and $5,000. The effects of the subsidy were factored into the 2005 annual year-end valuation. The reduction in the benefit obligation attributable to past service cost was approximately $0.8 million and has been reflected as an actuarial gain.

Future benefit payments expected to be paid for post-retirement medical benefits are as follows:

Estimated future benefit payments

Payments
(In thousands)

2007	$513
2008	505
2009	535
2010	523
2011	555
2012-2016	2,997

The amounts in accumulated other comprehensive income that have not yet been recognized as components of retiree medical expense at December 31, 2006, and the expected amortization of these amounts as components of net periodic benefit cost for the year ended December 31, 2007 are:

Components of accumulated other comprehensive income:

(In thousands)

Net actuarial loss	$1,655
Net prior service cost (credit)	761
Net transition obligation (asset)	—

$2,416

Expected amortization during 2007:

(In thousands)

Amortization of net transition obligation	$—
Amortization of prior service cost	69
Amortization of net losses	88

$157

18.	Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) refers to revenues, expenses, gains and losses that under accounting principles generally accepted in the United States are recorded as an element of shareholders’ equity but are excluded from net income. Terra’s accumulated other comprehensive income (loss) is comprised of (a) adjustments that result from translation of Terra’s foreign entity financial statements from their functional currencies to United States dollars, (b) adjustments that result from translation of intercompany foreign currency transactions that are of a long-term investment nature (that is, settlement is not planned or anticipated in the foreseeable future) between entities that are consolidated in Terra’s financial statements, (c) the offset to the fair value of derivative assets and liabilities (that qualify as hedged relationships) recorded on the balance sheet, and (d) minimum pension liability adjustments.

Notes to the Consolidated Financial Statements — (Continued)

The components of accumulated other comprehensive income (loss), net of tax, for the years ended December 31, 2006 and 2005 are:

	Foreign
	Currency		Pension and
	Translation	Fair Value of	Post-Retirement
	Adjustment	Derivatives	Benefit Liabilities	Total
	(In thousands)

Balance December 31, 2004	$14,287	$(19,307)	$(50,974)	$(55,994)
Change in foreign currency translation adjustment	(23,387)	—	—	(23,387)
Reclassification to earnings	—	3,059	—	3,059
Change in fair value of derivatives	—	11,139	—	11,139
Change in minimum pension liabilities	—	—	(4,960)	(4,960)

Balance December 31, 2005	(9,100)	(5,109)	(55,934)	(70,143)

Change in foreign currency translation adjustment	33,618	—	—	33,618
Reclassification to earnings	—	31,693	—	31,693
Change in fair value of derivatives	—	(38,420)	—	(38,420)
Change in pension and post-retirement benefit liabilities	—	—	(11,850)	(11,850)
Adoption of SFAS 158	—	—	(8,637)	(8,637)

Balance December 31, 2006	$24,518	$(11,836)	$(76,421)	$(63,739)

19.	Income Taxes

Components of the income tax provision (benefit) applicable to continuing operations are as follows:

	2006	2005	2004
	(In thousands)

Current:
Federal	$719	$—	$—
Foreign	4,351	679	1,058
State	400	—	—

	5,470	679	1,058

Deferred:
Federal	6,417	4,196	2,570
Foreign	(2,710)	9,102	(8,628)
State	70	240	—

	3,777	13,538	(6,058)

Total income tax provision (benefit)	$9,247	$14,217	$(5,000)

Notes to the Consolidated Financial Statements — (Continued)

The following table reconciles the income tax provision (benefit) per the Consolidated Statements of Operations to the federal statutory provision:

	2006	2005	2004
	(In thousands)

Income (loss) from continuing operations before taxes:
Domestic	$6,570	$560	$(7,516)
Foreign	6,890	35,744	70,112

	13,460	36,304	62,596

Statutory income tax provision (benefit):
Domestic	2,432	196	(2,631)
Foreign	2,841	11,057	21,934

	5,273	11,253	19,303
Reduction to foreign tax assessments and reserves	—	—	(27,877)
Foreign exchange gain (loss)	3,553	(1,302)	1,548
Debt repayment losses	—	7,807	—
Warrant fair value gain	—	(3,278)	—
Valuation reserve	(367)	964	2,460
Other	788	(1,227)	(434)

Income tax provision (benefit)	$9,247	$14,217	$(5,000)

The tax effect of net operating loss (NOL), tax credit carryforwards and significant temporary differences between reported and taxable earnings that gave rise to net deferred tax assets (liabilities) were as follows:

	2006	2005
	(In thousands)

Current deferred tax asset
Accrued liabilities	$8,323	$1,944
Inventory valuation	(685)	(1,019)
Unsettled derivative losses	(3,521)	1,341

Net current deferred tax asset	4,117	2,266

Non-current deferred tax liability
Depreciation	(185,044)	(188,977)
Investments in partnership	(7,352)	(7,235)
Investment in affiliates	(34,537)	(37,589)
Intangible asset	(2,089)	(2,785)
Unfunded employee benefits	9,111	13,117
Discontinued business costs	8,202	8,257
Valuation allowance	(61,361)	(61,728)
NOL, capital loss and tax credit carryforwards	166,386	180,548
Accumulated other comprehensive income	42,592	30,141
Other	241	253

Net noncurrent deferred tax liability	(63,851)	(65,998)

Net deferred tax liability	$(59,734)	$(63,732)

Notes to the Consolidated Financial Statements — (Continued)

The Company’s NOL’s were established in tax years 2000-2005. These NOL’s, if unused, will begin to expire in 2020.

During 1996, after receiving a favorable ruling from Revenue Canada, Terra refreshed its tax basis in plants and equipment at its Canadian subsidiary by entering into a transaction with a Canadian subsidiary of Anglo American plc, resulting in a deferred tax asset. In 2000, Revenue Canada challenged the refreshed amount of this tax basis, and Terra established a reserve against the previously recorded tax asset. Terra contested Revenue Canada’s position and realized a reduction to the tax assessment during 2003 with a final settlement during 2004. In connection with the tax assessment reductions, final settlement of the issues and new company structure opportunities, Terra eliminated tax reserves of $27.9 million in 2004.

20.	Industry Segment Data

Terra operates in two principal industry segments — Nitrogen Products and Methanol. The Nitrogen Products business produces and distributes ammonia, urea, nitrogen solutions, ammonium nitrate and other nitrogen products to agricultural and industrial users. The Methanol business manufactures and, prior to 2004, distributed methanol, which is principally used as a raw material in the production of a variety of chemical derivatives and in the production of methyl tertiary butyl ether (MTBE), an oxygenate and octane enhancer for gasoline. Management evaluates performance based on operating earnings of each segment. Terra does not allocate interest, income taxes or infrequent items to the business segments. Included in Other are general corporate activities not attributable to a specific industry segment.

Notes to the Consolidated Financial Statements — (Continued)

The following summarizes additional information about Terra’s industry segments:

	Nitrogen
	Products	Methanol	Other	Total
	(In thousands)

2006
Revenues	$1,793,759	$34,955	$8,008	$1,836,722
Operating income (loss)	63,275	4,952	(1,947)	66,280
Total assets	1,377,471	98,916	96,326	1,572,713
Depreciation and amortization	74,031	13,386	20,652	108,069
Capital expenditures	50,626	2	228	50,856
Equity earnings	17,013	—	—	17,013
Equity investments	164,099	—	—	164,099
Minority interest in losses	11,286	—	—	11,286
2005
Revenues	$1,899,236	$31,347	$8,482	$1,939,065
Operating income (loss)	131,474	(14,089)	(3,689)	113,696
Total assets	1,298,289	102,811	122,525	1,523,625
Depreciation and amortization	90,638	10,993	8,711	110,342
Capital expenditures	29,967	59	794	30,820
Equity earnings	21,415	—	—	21,415
Equity investments	183,884	—	—	183,884
Minority interest in earnings	13,667	—	—	13,667
2004
Revenues	$1,320,142	$186,823	$2,145	$1,509,110
Operating income (loss)	138,745	1,479	(5,478)	134,746
Total assets	1,440,103	122,273	123,132	1,685,508
Depreciation and amortization	76,175	13,019	13,036	102,230
Capital expenditures	17,038	53	1,381	18,472
Equity earnings	442	—	—	442
Equity investments	215,939	—	—	215,939
Minority interest in earnings	11,207	—	—	11,207

The following summarizes geographic information about Terra:

	Revenues			Long-Lived Assets
	2006	2005	2004	2006	2005	2004
	(In thousands)

United States	$1,397,994	$1,464,375	$1,061,261	$663,994	$512,572	$570,031
Canada	63,902	55,641	61,395	49,637	55,625	51,036
United Kingdom	374,826	419,049	386,454	238,577	219,045	257,520

	$1,836,722	$1,939,065	$1,509,110	$952,208	$787,242	$878,587

Notes to the Consolidated Financial Statements — (Continued)

21.	Agreements of Limited Partnerships

Terra Nitrogen Company L.P. (TNCLP)

Terra owns a 1% General Partnership interest and 75.3% of the Common Units of TNCLP at December 31, 2006. Terra consolidates TNCLP results with the publicly held TNCLP Common Units reflected in Terra’s financial statements as a minority interest.

In accordance with the TNCLP limited partnership agreement, quarterly distributions to unitholders and Terra are made in an amount equal to 100% of its available cash, as defined in the partnership agreement. The General Partner receives a combined minimum 2% of total cash distributions, and as an incentive, the general partner’s participation increases if cash distributions exceed specified target levels.

If at any time less than 25% of the issued and outstanding units are held by non-affiliates of the General Partner, TNCLP may call, or assign to the General Partner or its affiliates, its right to acquire all such outstanding units held by non-affiliated persons with at least 30 but not more than 60 days’ notice of its decision to purchase the outstanding units. The purchase price per unit will be the greater of (1) the average of any previous twenty trading days’ closing prices as of the date five days before the purchase is announced and (2) the highest price paid by the General Partner or any of its affiliates for any unit within the 90 days preceding the date the purchase is announced.

22.	Subsequent Events

In February 2007, the Company repaid its $200.0 million, 12.875% due 2008 and $131.3 million, 11.50% due 2010 bonds that were outstanding at December 31, 2006. The repayment proceeds were obtained from a new $330.0 million, 7.0% unsecured note with a maturity date of 2017. The Company incurred costs related to bond tender premiums and transaction fees of approximately $40 million that will be recorded as an earnings charge in the first quarter of 2007. In connection with the bond refinancing, the Company’s revolving bank credit facility was extended until February 2012.

During the 2006 fourth quarter, the Company entered into a Memorandum of Understanding with Kemira GrowHow Oyj to create a joint venture to operate the fertilizer and associated process chemical businesses of both companies in the U.K. The Memorandum of Understanding is a non-legally binding agreement and is subject to approval by the U.K. competition authorities, negotiation of definitive documents and lender consent. During the 2007 first quarter, the U.K. Office of Fair Trading referred the proposed joint venture to the Competition Commission.

23.	Guarantor Subsidiaries

The Parent files a consolidated United States federal income tax return. Beginning in 1995, the Parent adopted the tax sharing agreements, under which all domestic operating subsidiaries provide for and remit income taxes to the Parent based on their pretax accounting income, adjusted for permanent differences between pretax accounting income and taxable income. The tax sharing agreements allocated the benefits of operating losses and temporary differences between financial reporting and tax basis income to the Parent.

Condensed consolidating financial information regarding the Parent, TCAPI, the Guarantor Subsidiaries and subsidiaries of the Parent that are not guarantors of the Senior Secured Notes (see Note 7) for December 31, 2006, 2005 and 2004 are presented below for purposes of complying with the reporting requirements of the Guarantor Subsidiaries. The guarantees of the Guarantor Subsidiaries are full and unconditional. The Subsidiary issuer and the Guarantor Subsidiaries guarantees are joint and several with the Parent.

Guarantor subsidiaries include subsidiaries that own the Woodward, Oklahoma; Port Neal, Iowa; Yazoo City, Mississippi and Beaumont, Texas plants as well as the corporate headquarters facility in Sioux

Notes to the Consolidated Financial Statements — (Continued)

City, Iowa. All guarantor subsidiaries are wholly owned by the Parent. All other company facilities are owned by non-guarantor subsidiaries.

Condensed Consolidating Statement of Financial Position for the Year Ended December 31, 2006:

			Guarantor	Non-Guarantor
	Parent	TCAPI	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Cash, cash equivalents and restricted cash	$1	$100,736	$—	$78,282	$(2)	$179,017
Accounts receivable, net	—	—	75,466	123,325	—	198,791
Inventories	—	—	84,924	117,958	8,135	211,017
Other current assets	3,166	1,319	12,918	18,355	(4,078)	31,680

Total current assets	3,167	102,055	173,308	337,920	4,055	620,505

Property, plant and equipment, net	—	—	381,987	338,912	(2)	720,897
Equity investments	—	—	10,710	153,389	—	164,099
Deferred plant turnaround costs, intangible and other assets	(1,839)	7,582	22,117	39,351	1	67,212
Investments in and advances to (from) affiliates	758,377	347,478	1,622,696	422,436	(3,150,987)	—

Total Assets	$759,705	$457,115	$2,210,818	$1,292,008	$(3,146,933)	$1,572,713

Liabilities
Debt due within one year	$—	$—	$1	$—	$(1)	$—
Accounts payable	109	—	63,634	92,750	—	156,493
Accrued and other liabilities	28,119	5,927	61,781	62,354	(5,227)	152,954

Total current liabilities	28,228	5,927	125,416	155,104	(5,228)	309,447

Long-term debt and capital Lease obligations	—	331,300	—	—	—	331,300
Deferred income taxes	22,214	—	—	43,848	(2,211)	63,851
Pension and other liabilities	166,032	—	7,386	1,212	2	174,632
Minority interest	—	18,501	76,186	—	—	94,687

Total liabilities and minority interest	216,474	355,728	208,988	200,164	(7,437)	973,917

Preferred stock	115,800	—	—	—	—	115,800
Stockholders’ equity
Common stock	144,975	—	73	49,709	(49,781)	144,976
Paid in capital	693,895	150,218	2,007,811	1,246,129	(3,404,157)	693,896
Accumulated other comprehensive income (loss) and unearned compensation	(92,187)	—	6,373	30,828	(8,753)	(63,739)
Retrained earnings (deficit)	(319,252)	(48,831)	(12,427)	(234,822)	323,195	(292,137)

Total stockholders’ equity	427,431	101,387	2,001,830	1,091,844	(3,139,496)	482,996

Total liabilities and stockholders’ equity	$759,705	$457,115	$2,210,818	$1,292,008	$(3,146,933)	$1,572,713

Notes to the Consolidated Financial Statements — (Continued)

Condensed Consolidating Statement of Operations for the Year Ended December 31, 2006:

			Guarantor	Non-Guarantor
	Parent	TCAPI	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Revenues
Revenues	$—	$—	$859,454	$969,261	$(1)	$1,828,714
Other income, net	—	—	5,795	2,213	—	8,008

Total revenues	—	—	865,249	971,474	(1)	1,836,722

Cost and Expense
Cost of sales	—	—	882,352	901,940	(52,070)	1,732,222
Selling, general and administrative expenses	2,358	(8,142)	(7,601)	16,549	52,069	55,233
Equity in the (earnings) loss of subsidiaries	29,853	(184,740)	(91,993)	(46,002)	275,869	(17,013)

Total cost and expenses	32,211	(192,882)	782,758	872,487	275,868	1,770,442

Income (loss) from operations	(32,211)	192,882	82,491	98,987	(275,869)	66,280
Interest income	—	(167)	7,004	(1,267)	887	6,457
Interest expense	(1,860)	(42,320)	(8)	1,610	(5,413)	(47,991)

Income (loss) before tax and minority interests	(34,071)	150,395	89,487	99,330	(280,395)	24,746
Income tax benefit (provision)	(7,607)	—	—	(1,642)	2	(9,247)
Minority interest	—	(2,178)	(9,108)	—	—	(11,286)

Net Income (Loss)	$(41,678)	$148,217	$80,379	$97,688	$(280,393)	$4,213

Notes to the Consolidated Financial Statements — (Continued)

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2006:

			Guarantor	Non-Guarantor
	Parent	TCAPI	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Operating Activities
Net income (loss)	$(41,678)	$148,217	$80,379	$97,688	$(280,393)	$4,213
Depreciation and amortization	—	2,928	45,789	35,154	31,076	114,947
Non-cash loss on derivatives	—	—	589	344	—	933
Deferred taxes	—	—	—	3,777	—	3,777
Minority interest in earnings (loss)	—	452	10,838	—	(4)	11,286
Equity earnings in excess of profit distributions	(29,853)	184,740	91,993	46,002	(283,680)	9,202
Amortization of unearned compensation	7,010	—	—	—	—	7,010
Change in operating assets and liabilities	33,137	(73,758)	(33,997)	31,657	50,853	7,892

Net Cash Flows from Operating Activities	(31,384)	262,579	195,591	214,622	(482,148)	159,260

Investing Activities
Purchase of property, plant and equipment	—	—	(29,115)	(21,741)	—	(50,856)
Plant turnaround costs	—	—	(13,755)	(21,526)	—	(35,281)
Distributions received from unconsolidated affiliates	—	—	—	9,660	—	9,660
Proceeds from the sale of property, plant and equipment	—	—	16,400	2,700	—	19,100
Restricted cash	—	—	8,595	—	—	8,595

Net Cash Flows from Investing Activities	—	—	(17,875)	(30,907)	—	(48,782)

Financing Activities
Payments under borrowing arrangements	—	—	(25)	(12)	—	(37)
Proceeds from exercise of stock options	363	—	—	—	—	363
Tax benefit of unvested stock	1,255	—	—	—	—	1,255
Change in investments and advances from (to) affiliates	53,652	(173,351)	(236,202)	(126,256)	482,157	—
Preferred share dividends paid	(5,100)	—	—	—	—	(5,100)
Repurchases of TRA stock	(18,786)	—	—	—	(10)	(18,796)
Changes in overdraft protection arrangements	—	—	—	11,443	—	11,443
Distributions to minority interests	—	—	(8,861)	—	—	(8,861)

Net Cash Flows from Financing Activities	31,384	(173,351)	(245,088)	(114,825)	482,147	(19,733)

Effect of Foreign Exchange Rate on Cash	—	—	—	1,906	—	1,906

Increase (Decrease) in Cash and Cash Equivalents	—	89,228	(67,372)	70,796	(1)	92,651

Cash and Cash Equivalents at Beginning of Year	1	11,508	67,372	7,486	(1)	86,366

Cash and Cash Equivalents at End of Year	$1	$100,736	$—	$78,282	$(2)	$179,017

Notes to the Consolidated Financial Statements — (Continued)

Condensed Consolidating Statement of Financial Position for the Year Ended December 31, 2005:

			Guarantor	Non-Guarantor
	Parent	TCAPI	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Cash, cash equivalents and restricted cash	$1	$11,508	$75,967	$7,486	$(1)	$94,961
Accounts receivable, net	—	1,563	54,486	150,357	1	206,407
Inventories	—	—	60,350	119,061	10,903	190,314
Other current assets	9,198	12,704	9,720	22,763	193	54,578

Total current assets	9,199	25,775	200,523	299,667	11,096	546,260

Property, plant and equipment, net	—	—	275,223	458,313	—	733,536
Equity investments	—	—	—	183,884	—	183,884
Deferred plant turnaround costs, intangible and other assets	—	10,861	7,299	42,139	(354)	59,945
Investments in and advances to (from) affiliates	747,233	536,937	1,358,920	618,155	(3,261,245)	—

Total Assets	$756,432	$573,573	$1,841,965	$1,602,158	$(3,250,503)	$1,523,625

Liabilities
Debt due within one year	$—	$—	$26	$12	$—	$38
Accounts payable	210	—	48,501	77,152	—	125,863
Accrued and other liabilities	3,119	92,984	54,855	63,670	(76,719)	137,909

Total current liabilities	3,329	92,984	103,382	140,834	(76,719)	263,810

Long-term debt and capital Lease obligations	—	331,300	—	—	—	331,300
Deferred income taxes	—	—	—	70,088	(4,090)	65,998
Pension and other liabilities	148,793	—	11,173	1,591	(1)	161,556
Minority interest	—	18,049	74,209	—	—	92,258

Total liabilities and minority interest	152,122	442,333	188,764	212,513	(80,810)	914,922

Preferred stock	115,800	—	—	—	—	115,800
Stockholders’ equity
Common stock	146,994	—	73	49,709	(49,782)	146,994
Paid in capital	712,671	150,218	1,741,688	1,473,065	(3,364,971)	712,671
Accumulated other comprehensive income (loss) and unearned compensation	(63,728)	—	—	5,232	(17,016)	(75,512)
Retrained earnings (deficit)	(307,427)	(18,978)	(88,560)	(138,361)	262,076	(291,250)

Total stockholders’ equity	488,510	131,240	1,653,201	1,389,645	(3,169,693)	492,903

Total liabilities and stockholders’ equity	$756,432	$573,573	$1,841,965	$1,602,158	$(3,250,503)	$1,523,625

Notes to the Consolidated Financial Statements — (Continued)

Condensed Consolidating Statement of Operations for the Year Ended December 31, 2005:

			Guarantor	Non-Guarantor
	Parent	TCAPI	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Revenues
Revenues	$—	$—	$576,993	$1,353,589	$1	$1,930,583
Other income, net	—	—	7,189	1,293	—	8,482

Total revenues	—	—	584,182	1,354,882	1	1,939,065

Cost and Expense
Cost of sales	—	3,510	603,372	1,242,991	(49,637)	1,800,236
Selling, general and administrative expenses	2,817	(8,183)	(4,425)	6,848	49,491	46,548
Equity in the (earnings) loss of subsidiaries	40,800	(209,743)	(89,609)	(79,915)	317,052	(21,415)

Total cost and expenses	43,617	(214,416)	509,338	1,169,924	316,906	1,825,369

Income (loss) from operations	(43,617)	214,416	74,844	184,958	(316,905)	113,696
Interest income	—	2,049	5,291	(612)	1,358	8,086
Interest expense	(1,860)	(44,843)	(16)	(6,758)	(1)	(53,478)
Loss on early retirement of debt	—	—	—	(27,193)	—	(27,193)
Change in fair value of warrant liability	8,860	—	—	—	—	8,860

Income (loss) before tax and minority interests	(36,617)	171,622	80,119	150,395	(315,548)	49,971
Income tax benefit (provision)	(4,435)	—	—	(9,782)	—	(14,217)
Minority interest	—	(2,679)	(10,989)	—	1	(13,667)

Net Income (Loss)	$(41,052)	$168,943	$69,130	$140,613	$(315,547)	$22,087

Notes to the Consolidated Financial Statements — (Continued)

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2005:

			Guarantor	Non-Guarantor
	Parent	TCAPI	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Operating Activities
Net income (loss)	$(41,052)	$168,943	$69,130	$140,613	$(315,547)	$22,087
Non-cash loss on early retirement of debt	—	—	—	22,543	—	22,543
Change in fair value of warrant liability	(8,860)	—	—	—	—	(8,860)
Depreciation and amortization	—	—	43,506	64,838	7,241	115,585
Non-cash loss on derivatives	—	—	4,091	—	—	4,091
Deferred taxes	13,538	—	—	(5,400)	5,400	13,538
Minority interest in earnings (loss)	—	2,679	10,989	—	(1)	13,667
Equity earnings in excess of profit distributions	40,800	(209,743)	—	(79,915)	241,917	(6,941)
Amortization of unearned compensation	2,431	—	—	—	—	2,431
Term loan discount accretion	—	—	—	1,773	—	1,773
Change in operating assets and liabilities	11,211	147,075	(56,723)	(107,064)	(163,538)	(169,039)

Net Cash Flows from Operating Activities	18,068	108,954	70,993	37,388	(224,528)	10,875

Investing Activities
Purchase of property, plant and equipment	—	—	(3,331)	(27,489)	—	(30,820)
Plant turnaround costs	—	—	—	(22,331)	—	(22,331)
Distributions received from unconsolidated affiliates	—	—	—	31,901	—	31,901
Proceeds from the sale of property, plant and equipment	168	—	—	7,392	—	7,560
Restricted cash	—	—	(8,595)	—	—	(8,595)

Net Cash Flows from Investing Activities	168	—	(11,926)	(10,527)	—	(22,285)

Financing Activities
Payments under borrowing arrangements	—	—	(104)	(125,063)	—	(125,167)
Proceeds from exercise of stock options	142	—	—	—	—	142
Stock issuance	—	—	(9,190)	—	9,190	—
Change in investments and advances from (to) affiliates	(12,428)	(299,473)	—	239,000	72,901	—
Preferred share dividends paid	(5,950)	—	—	(133,875)	133,875	(5,950)
Distributions to minority interests	—	(2,664)	(10,944)	—	1	(13,607)

Net Cash Flows from Financing Activities	(18,236)	(302,137)	(20,238)	(19,938)	215,967	(144,582)

Effect of Foreign Exchange Rate on Cash	—	—	—	—	8,560	8,560

Increase (Decrease) in Cash and Cash Equivalents	—	(193,183)	38,829	6,923	(1)	(147,432)

Cash and Cash Equivalents at Beginning of Year	1	204,691	28,543	563	—	233,798

Cash and Cash Equivalents at End of Year	$1	$11,508	$67,372	$7,486	$(1)	$86,366

Notes to the Consolidated Financial Statements — (Continued)

Condensed Consolidating Statement of Operations for the Year Ended December 31, 2004:

			Guarantor	Non-Guarantor
	Parent	TCAPI	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In thousands)

Revenues
Revenues	$—	$—	$535,977	$961,472	$9,516	$1,506,965
Other income, net	—	—	10,972	689	(9,516)	2,145

Total revenues	—	—	546,949	962,161	—	1,509,110

Cost and Expense
Cost of sales	—	—	504,037	848,825	(4,785)	1,348,077
Selling, general and administrative expenses	3,780	(9,823)	30,173	11,294	8,766	44,190
Product claim costs	—	—	—	(17,903)	—	(17,903)
Equity in the (earnings) loss of subsidiaries	(45,792)	(97,064)	(74,338)	(442)	217,636	—

Total cost and expenses	(42,012)	(106,887)	459,872	841,774	221,617	1,374,364

Income (loss) from operations	42,012	106,887	87,077	120,387	(221,617)	134,746
Interest income	1	1,856	4,261	1,838	(4,649)	3,307
Interest expense	(3,077)	(49,643)	(29)	(5,172)	4,787	(53,134)
Loss on early retirement of debt	—	(11,116)	—	—	—	(11.116)

Income (loss) before income taxes and minority interest	38,936	47,984	91,309	117,053	(221,479)	73,803
Income tax benefit (provision)	28,660	—	—	(23,660)	—	5,000
Minority interest	—	(2,192)	(9,015)	—	—	(11,207)

Net Income	$67,596	$45,792	$82,294	$93,393	$(221,479)	$67,596

Notes to the Consolidated Financial Statements — (Continued)

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2004:

			Guarantor			Non-Guarantor
	Parent	TCAPI	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In thousands)

Operating Activities
Net income (loss)	$67,596	$45,792	$82,294	$93,393	$(221,479)	$67,596
Adjustments to reconcile net loss to net cash flows from operating activities:
Loss on early retirement of debt	—	2,985	—	—	—	2,985
Depreciation and amortization	—	4,086	47,676	50,468	—	102,230
Deferred income taxes	(49,601)	—	—	46,362	(2,819)	(6,058)
Minority interest in earnings	—	2,192	9,015	—	—	11,207
Equity in earnings (loss) of subsidiaries	45,792	97,064	74,338	442	(217,636)	—
Unearned compensation	1,205	—	—	—	—	1,205
Change in operating assets and liabilities	55,980	(29,562)	48,867	(10,533)	(18,571)	46,181
Claim cost recovery	—	—	—	(12,874)	—	(12,874)

Net Cash Flows from Operating Activities	120,972	122,557	262,190	167,258	(460,505)	212,472

Investing Activities
Purchase of property, plant and equipment	—	—	(4,250)	(14,222)	—	(18,472)
Plant turnaround costs	—	—	(12,103)	(16,775)	—	(28,878)
Acquisitions, net of cash received	175,250	—	—	(229,418)	—	(54,168)

Net Cash Flows from Investing Activities	175,250	—	(16,353)	(260,415)	—	(101,518)

Financing Activities
Principal payments on long-term debt	—	(70,700)	(95)	(59)	—	(70,854)
Stock issuance	116,247	—	—	—	—	116,247
Deferred financing costs	—	(2,598)	—	—	—	(2,598)
Distributions to minority interests	—	(1,575)	(6,497)	—	—	(8,072)
Change in investments and advances from (to) affiliates	(412,468)	82,376	(216,441)	86,815	459,718	—

Net Cash Flows from Financing Activities	(296,221)	7,503	(223,033)	86,756	459,718	34,723

Effect of Foreign Exchange Rate on Cash	—	—	—	—	787	787

Increase (Decrease) in Cash and Short-term Investments	1	130,060	22,804	(6,401)	—	146,464
Cash and Short-term Investments at Beginning of Year	—	74,631	5,739	6,964	—	87,334

Cash and Short-term Investments at End of Year	$1	$204,691	$28,543	$563	$—	$233,798

Notes to the Consolidated Financial Statements — (Continued)

24.	Quarterly Financial Data (Unaudited)

	March 31	June 30	Sept 30	Dec 31
	(In thousands, except per-share data)

2006
Total revenues	$398,920	$523,520	$464,781	$449,501
Operating income (loss)	$(28,166)	$26,224	$29,388	$38,834
Net income (loss)	$(23,991)	$6,257	$10,341	$11,606
Per Share:
Basic income (loss) per share	$(0.27)	$0.05	$0.10	$0.11
Diluted income (loss) per share	$(0.27)	$0.05	$0.10	$0.11
2005
Total revenues	$450,012	$489,993	$485,694	$513,366
Operating income (loss)	$30,823	$69,761	$31,977	$(18,865)
Net income (loss)	$4,431	$21,702	$11,086	$(15,132)
Per Share:
Basic income (loss) per share	$0.03	$0.22	$0.10	$(0.17)
Diluted income (loss) per share	$0.03	$0.20	$0.10	$(0.17)

Schedule II

Terra Industries Inc.
Valuation and Qualifying Accounts
Years Ended December 31, 2006, 2005, and 2004
(in thousands)

			Less Write-
		Additions	offs, and
	Balance at	Charged to	Transfers,	Balance
	Beginning of	Costs and	Net of	at End
Description	Period	Expenses	Recoveries	of Period

Year Ended December 31, 2006:
Allowance for Doubtful Accounts	$234	$486	$(388)	$332

Year Ended December 31, 2005:
Allowance for Doubtful Accounts	$262	$824	$(852)	$234

Year Ended December 31, 2004:
Allowance for Doubtful Accounts	$87	$11	$164	$262

Terra Capital, Inc.

Exchange Offer for
$330,000,000
7% Senior Notes due 2017, Series B

PROSPECTUS

          , 2007

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20:  Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the registrants are covered by insurance policies maintained and held in effect by Terra Industries Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Registrants Incorporated Under Delaware Law

Beaumont Ammonia Inc., Beaumont Holdings Corporation, BMC Holdings Inc., Port Neal Corporation, Terra (U.K.) Holdings Inc., Terra Capital, Inc., Terra Capital Holdings, Inc., Terra International (Oklahoma) Inc., Terra International, Inc., Terra Methanol Corporation, Terra Nitrogen Corporation, Terra Houston Ammonia, Inc., Terra Mississippi Nitrogen Inc. and Terra Nitrogen GP Holdings, Inc. are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Statute”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an “indemnified capacity”). The indemnity may include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute. The articles of incorporation and/or by-laws of these corporations provide that the respective corporation shall indemnify and hold harmless, to the fullest extent permitted by law, each person who is or was made a party, threatened to be made a party, or otherwise involved in any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner, or agent of another corporation, partnership, joint venture, or other enterprise, against expenses, liabilities, and losses. Furthermore, the directors of these respective corporations shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware Statute.

Registrants Incorporated Under Iowa Law

Terra Real Estate Corporation is incorporated under the laws of the State of Iowa. Section 490.851 of the Iowa Business Corporation Act (“IBCA”) provides that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that indemnification is proper under the circumstances.

The By-laws of Terra Real Estate Corporation provide that any person who is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of this corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or enterprise, shall be entitled to indemnification to the same extent as permitted or required by the IBCA.

Registrants Incorporated Under Mississippi Law

Terra Mississippi Holdings Corp. is a corporation organized under the laws of the State of Mississippi. Indemnification of such registrant’s directors and officers provided by applicable law, by the registrant’s organizational documents, by contract or otherwise are substantially similar to that afforded by the directors and officers of Terra Industries Inc.

Registrants Incorporated Under Maryland Law

Terra Industries Inc. is incorporated under the laws of the State of Maryland. The Maryland General Corporation Law (“MGCL”) permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the directors or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful.

The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Article SEVENTH, Paragraph (8) of Terra Industries Inc.’s Charter provides for indemnification of directors and officers of Terra Industries Inc. as follows. The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law. Terra Industries Inc.’s Charter also contains a provision providing for elimination of the liability of its directors or officers to the registrant or its stockholders for money damages to the fullest extent permitted by Maryland law.

Item 21.	Exhibits.

(a)	Exhibits.

The attached Exhibit Index is incorporated by reference.

(b)	Financial Statement Schedules.

The following financial statement schedules are included in this Registration Statement:

The financial statement schedule filed as part of this Registration Statement is listed in the Index to Financial Statements on page F-1. Schedule II (Valuation of Qualify Accounts for the Years Ended December 31, 2006, 2005 and 2004 is shown following the consolidated financial statements on page F-46.

Item 22.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

(c) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(d) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra Capital, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

TERRA CAPITAL, INC.

By:	/s/ Francis G. Meyer
Francis G. Meyer
Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Michael L. Bennett Michael L. Bennett	Director and President (Principal Executive Officer)

/s/ Francis G. Meyer Francis G. Meyer	Director and Vice President (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Beaumont Ammonia Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

BEAUMONT AMMONIA INC.

By:	/s/ Francis G. Meyer
Francis G. Meyer
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Francis G. Meyer Francis G. Meyer	Director and President (Principal Executive Officer, Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

/s/ Michael L. Bennett Michael L. Bennett	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Beaumont Holdings Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

BEAUMONT HOLDINGS CORPORATION

By:	/s/ Francis G. Meyer
Francis G. Meyer
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Francis G. Meyer Francis G. Meyer	Director and President (Principal Executive Officer, Principal Financial and Accounting Officer)

/s/ Michael L. Bennett Michael L. Bennett	Director and Vice President

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BMC Holdings Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

BMC HOLDINGS INC.

By:	/s/ Francis G. Meyer
Francis G. Meyer
Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Michael L. Bennett Michael L. Bennett	Director and President (Principal Executive Officer)

/s/ Francis G. Meyer Francis G. Meyer	Director and Vice President (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

/s/ Daniel D. Greenwell Daniel D. Greenwell	Director, Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Port Neal Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

PORT NEAL CORPORATION

By:	/s/ Francis G. Meyer
Francis G. Meyer
Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Michael L. Bennett Michael L. Bennett	Director and President (Principal Executive Officer)

/s/ Francis G. Meyer Francis G. Meyer	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra (U.K.) Holdings Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

TERRA (U.K.) HOLDINGS INC.

By:	/s/ Francis G. Meyer
Francis G. Meyer
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Francis G. Meyer Francis G. Meyer	Director and President (Principal Executive Officer, Principal Financial and Accounting Officer)

/s/ Michael L. Bennett Michael L. Bennett	Director and Vice President

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra Capital Holdings, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

TERRA CAPITAL HOLDINGS, INC.

By:	/s/ Francis G. Meyer
Francis G. Meyer
Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Michael L. Bennett Michael L. Bennett	Director and President (Principal Executive Officer)

/s/ Francis G. Meyer Francis G. Meyer	Director and Vice President (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra Industries Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

TERRA INDUSTRIES INC.

By:	/s/ Francis G. Meyer
Francis G. Meyer
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Michael L. Bennett Michael L. Bennett	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Francis G. Meyer Francis G. Meyer	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Henry R. Slack Henry R. Slack	Chairman of the Board

/s/ David E. Fisher David E. Fisher	Director

/s/ Dod A. Fraser Dod A. Fraser	Director

/s/ Martha O. Hesse Martha O. Hesse	Director

/s/ Peter S. Janson Peter S. Janson	Director

/s/ James R. Kroner James R. Kroner	Director

/s/ Dennis McGlone Dennis McGlone	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra International (Oklahoma) Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

TERRA INTERNATIONAL (OKLAHOMA) INC.

By:	/s/ Francis G. Meyer
Francis G. Meyer
Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Michael L. Bennett Michael L. Bennett	Director and President (Principal Executive Officer)

/s/ Francis G. Meyer Francis G. Meyer	Director and Vice President (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra International, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

TERRA INTERNATIONAL, INC.

By:	/s/ Francis G. Meyer
Francis G. Meyer
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Michael L. Bennett Michael L. Bennett	Director and President (Principal Executive Officer)

/s/ Francis G. Meyer Francis G. Meyer	Director, Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President, General Counsel and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra Methanol Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

TERRA METHANOL CORPORATION

By:	/s/ Francis G. Meyer
Francis G. Meyer
Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Michael L. Bennett Michael L. Bennett	Director and President (Principal Executive Officer)

/s/ Francis G. Meyer Francis G. Meyer	Director and Vice President (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

/s/ Daniel D. Greenwell Daniel D. Greenwell	Director, Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra Nitrogen Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

TERRA NITROGEN CORPORATION

By:	/s/ Francis G. Meyer
Francis G. Meyer
Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Michael L. Bennett Michael L. Bennett	Chairman of the Board and President (Principal Executive Officer)

/s/ Francis G. Meyer Francis G. Meyer	Director and Vice President (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President, General Counsel and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra Real Estate Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

TERRA REAL ESTATE CORPORATION

By:	/s/ Francis G. Meyer
Francis G. Meyer
Treasurer and Assistant Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Michael L. Bennett Michael L. Bennett	Director and President (Principal Executive Officer)

/s/ Francis G. Meyer Francis G. Meyer	Director, Treasurer and Assistant Corporate Secretary (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director and Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra Houston Ammonia, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

TERRA HOUSTON AMMONIA, INC.

By:	/s/ Francis G. Meyer
Francis G. Meyer
Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Michael L. Bennett Michael L. Bennett	Director and President (Principal Executive Officer)

/s/ Francis G. Meyer Francis G. Meyer	Director and Vice President (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra Mississippi Holdings Corp. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

TERRA MISSISSIPPI HOLDINGS CORP.

By:	/s/ Francis G. Meyer
Francis G. Meyer
Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Michael L. Bennett Michael L. Bennett	Director and President (Principal Executive Officer)

/s/ Francis G. Meyer Francis G. Meyer	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra Mississippi Nitrogen, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

TERRA MISSISSIPPI NITROGEN, INC.

By:	/s/ Francis G. Meyer
Francis G. Meyer
Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Michael L. Bennett Michael L. Bennett	Director and President (Principal Executive Officer)

/s/ Francis G. Meyer Francis G. Meyer	Director, Vice President (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra Nitrogen GP Holdings Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 30th day of March, 2007.

TERRA NITROGEN GP HOLDINGS INC.

By:	/s/ Francis G. Meyer
Francis G. Meyer
Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and John W. Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of March, 2007.

Signature	Title

/s/ Michael L. Bennett Michael L. Bennett	Director, Chairman of the Board and President (Principal Executive Officer)

/s/ Francis G. Meyer Francis G. Meyer	Director, and Vice President (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit No.	Description

1.1	Purchase Agreement, dated as of January 25, 2007, by and among Terra Capital, Inc., the guarantors named therein and Citigroup Global Markets Inc., relating to the 7% Senior Notes due 2017, filed as Exhibit 10.1 to Terra Industries Inc.’s Form 8-K dated January 30, 2007, is incorporated herein by reference.
2.1	Stock Purchase Agreement dated as of August 6, 2004 among Terra Industries Inc., MissChem Acquisition Inc. and Mississippi Chemical Corporation, filed as Exhibit 99.2 to Terra Industries Inc.’s Form 8-K dated August 9, 2004, is incorporated herein by reference.
3.1	Articles of Restatement of Terra Industries Inc. filed with the State Department of Assessments and Taxation of Maryland on August 3, 2005, restating the Charter of Terra Industries Inc., filed as Exhibit 3.1 to Terra Industries Inc.’s August 4, 2005 Form 8-K, are incorporated herein by reference.
3.2	Amended and Restated By Laws of Terra Industries Inc., effective as of August 3, 2005, filed as Exhibit 3.2 to Terra Industries Inc.’s August 4, 2005 Form 8 K, are incorporated herein by reference.
3.3	Certificate of Incorporation of Terra Capital, Inc. filed as Exhibit 3.i.(a) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.4	Certificate of Incorporation of Beaumont Ammonia Inc. filed as Exhibit 3.i.(b) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.5	Certificate of Incorporation of Beaumont Holdings Corporation filed as Exhibit 3.i.(c) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.6	Certificate of Incorporation of BMC Holdings Inc. filed as Exhibit 3.i.(d) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.7	Certificate of Incorporation of Port Neal Corporation filed as Exhibit 3.i.(e) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.8	Certificate of Incorporation of Terra (U.K.) Holdings Inc. filed as Exhibit 3.i.(f) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.9	Certificate of Incorporation of Terra Capital Holdings, Inc. filed as Exhibit 3.i.(g) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.10	Certificate of Incorporation of Terra International (Oklahoma) Inc. filed as Exhibit 3.i.(k) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.11	Certificate of Incorporation of Terra International, Inc. filed as Exhibit 3.i.(l) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.12	Certificate of Incorporation of Terra Methanol Corporation filed as Exhibit 3.i.(m) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.13	Certificate of Incorporation of Terra Nitrogen Corporation filed as Exhibit 3.i.(n) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.14	Certificate of Incorporation of Terra Real Estate Corporation filed as Exhibit 3.i.(o) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.15	By-Laws of Terra Capital, Inc. filed as Exhibit 3.ii.(a) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.16	By-Laws of Beaumont Ammonia Inc. filed as Exhibit 3.ii.(b) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

Exhibit No.	Description

3.17	By-Laws of Beaumont Holdings Corporation filed as Exhibit 3.ii.(c) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.18	By-Laws of BMC Holdings, Inc. filed as Exhibit 3.ii.(d) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.19	By-Laws of Port Neal Corporation filed as Exhibit 3.ii.(e) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.20	By-Laws of Terra (U.K.) Holdings Inc. filed as Exhibit 3.ii.(f) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.21	By-Laws of Terra Capital Holdings, Inc. filed as Exhibit 3.ii.(g) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.22	By-Laws of Terra International (Oklahoma) Inc. filed as Exhibit 3.ii.(i) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.23	By-Laws of Terra International, Inc. filed as Exhibit 3.ii.(j) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.24	By-Laws of Terra Methanol Corporation filed as Exhibit 3.ii.(k) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.25	By-Laws of Terra Nitrogen Corporation filed as Exhibit 3.ii.(l) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.26	By-Laws of Terra Real Estate Corporation filed as Exhibit 3.ii.(m) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.
3.27	Certificate of Incorporation of Terra Nitrogen GP Inc., filed as Exhibit 3.2 to the September 7, 2005 Terra Nitrogen Company, L.P.’s Form 8-K, is incorporated herein by reference.
3.28	By-Laws of Terra Nitrogen GP Inc., filed as Exhibit 3.3 to the September 7, 2005 TNCLP Form 8-K, are incorporated herein by reference.
3.29	Certificate of Incorporation of Terra Nitrogen GP Holdings Inc., filed as exhibit 3.29 to Terra Industries Inc.’s Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.
3.30	By-Laws of Terra Nitrogen GP Holdings Inc., filed as exhibit 3.30 to Terra Industries Inc.’s Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.
4.1	Indenture dated as of October 10, 2001 among Terra Capital, Inc., certain guarantors and U.S. Bank National Association, as trustee, including the form of note, filed as Exhibit 4.1 to Terra Industries’ Form 8-K dated October 10, 2001, is incorporated herein by reference.
4.5	Indenture dated May 21, 2003 between the Company, the guarantors party hereto, and U.S. National Bank Association as Trustee, with respect to the 11.5% Second Priority Senior Secured Notes due 2010 (including the form of 11.5% Second Priority Senior Secured Notes), previously filed as Exhibit 4.i to Amendment No. 1 to the Registrant’s Registration Statement of Form S-4 filed on June 12, 2003 and incorporated by reference herein, filed as Exhibit 4.6 to Terra Industries’ Form 10-Q for the quarter ended June 30, 2003, is incorporated herein by reference.
4.6	Articles Supplementary of Terra Industries Inc. relating to the Retirement of the Company’s Trust Shares, filed as Exhibit 3.1 to Terra Industries Inc.’s August 3, 2005 Form 8-K, are incorporated herein by reference.
4.7	Articles Supplementary of Terra Industries Inc. relating to the Reclassification of the Company’s Series B Cumulative Redeemable Preferred Shares, filed as Exhibit 3.2 to Terra Industries Inc.’s August 3, 2005 Form 8-K, are incorporated herein by reference.
4.8	Registration Rights Agreement dated as of October 7, 2004, among Terra and Citigroup Global Markets Inc., as Representative of the Initial Purchasers, filed as Exhibit 4.6 to Terra’s Form S-3 dated January 4, 2005, is incorporated herein by reference.
4.9	Registration Rights Agreement, dated as of August 6, 2004, among Terra Industries Inc., Taurus Investments S.A. and the other shareholders named therein, filed as Exhibit 99.1 to Terra’s Form 8-K dated August 16, 2004, is incorporated herein by reference.
4.10	Registration Rights Agreement, dated as of December 16, 2004, among Terra Industries Inc. and the initial purchasers named therein, filed as Exhibit 4.7 to Terra’s Form S-3/A filed February 9, 2005, is incorporated herein by reference.

Exhibit No.		Description

4.11		Registration Rights Agreement, dated as of December 21, 2004, among Terra Industries Inc., Värde Investment Partners, L.P., Perry Principals Investments LLC, Citigroup Global Markets, Inc., filed as Exhibit 10.1 to Terra’s Form 8-K dated December 27, 2004, is incorporated by reference.
4.12		Form of Indenture relating to the 4.25% Convertible Subordinated Debentures, filed as Exhibit 4.7 to Terra’s Form S-3 dated January 4, 2005, is incorporated herein by reference.
4.13		Purchase Agreement, dated October 7, 2004, among Terra Industries Inc. and the initial purchasers named therein relating to the sale of Terra’s 4.25% Series A Cumulative Convertible Perpetual Preferred Shares, filed as Exhibit 1 to Terra’s Form S-3 filed on January 4, 2005, is incorporated by reference.
4.14		Third Supplement to Indenture, dated as of January 29, 2007, by and among Terra Capital, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, with respect to the 12 7/8% Senior Secured Notes due 2008, filed as Exhibit 4.1 to Terra Industries Inc.’s Form 8-K dated January 30, 2007, is incorporated herein by reference.
4.15		Third Supplement to Indenture, dated as of January 29, 2007, by and among Terra Capital, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, with respect to the 11 1/2% Second Priority Senior Secured Notes due 2010, filed as Exhibit 4.1 to Terra Industries Inc.’s Form 8-K dated January 30, 2007, is incorporated herein by reference.
4.16		Indenture, dated February 2, 2007, by and among Terra Capital, Inc., Terra Industries Inc., the guarantors named therein and U.S. Bank National Association, as trustee, relating to the 7% Senior Notes due 2017, filed as Exhibit 4.1 to Terra Industries Inc.’s Form 8-K dated February 5, 2007, is incorporated herein by reference.
4.17		Regulation S Global Note relating to 7% Senior Notes due 2017 (attached as an exhibit to Exhibit 4.16).
4.18		Regulation 144A Global note relating to 7% Senior Notes due 2017 (attached as an exhibit to Exhibit 4.16).
4.19		Form of Guarantee relating to 7% Senior Notes due 2017 (attached as an exhibit to Exhibit 4.16).
4.20		Registration Agreement, dated as of February 2, 2007, by and among Terra Capital, Inc., the guarantors named therein and Citigroup Global Markets Inc., relating to the 7% Senior Notes due 2017, filed as Exhibit 10.1 to Terra Industries Inc.’s Form 8-K dated February 5, 2007, is incorporated herein by reference.
5	.1*	Form of Opinion of Kirkland & Ellis LLP.
8	.1*	Opinion of Kirkland & Ellis LLP regarding federal income tax considerations.
12	.1*	Ratio of Earnings to Financial Charges.
23	.1*	Consent of Deloitte & Touche LLP.
23	.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24	.1*	Power of Attorney (included in the signature pages hereto).
25	.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939
99	.1*	Form of Letter of Transmittal.
99	.2*	Form of Tender Instructions.
99	.3*	Form of Notice of Guaranteed Delivery.
99		Financial statements for Point Lisas Nitrogen Limited for the fiscal year ended December 31, 2006, filed as Exhibit 99 to Terra’s Annual Report on Form 10-K for the year ended December 31, 2006.

*	Filed herewith.